                                                                   EXHIBIT 10.13

________________________________________________________________________________

                          SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT


                        Dated as of September 29, 1995


                                     among


                            SUNRISE MEDICAL, INC.,


                    THE SUBSIDIARY BORROWERS AND GUARANTORS
                        FROM TIME TO TIME PARTY HERETO


                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,

                                   as Agent


                                     and


                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO




                                  Arranged By


[LOGO APPEARS HERE]           BA SECURITIES, INC.


________________________________________________________________________________
================================================================================

                               TABLE OF CONTENTS



Section                                                                Page
-------                                                                ----

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS........................................  1
     1.01  Defined Terms................................................  1
     1.02  Use of Defined Terms......................................... 29
     1.03  Accounting Terms............................................. 29
     1.04  Exhibits and Schedules....................................... 29
     1.05  Currency Equivalents Generally............................... 29

ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES....................................... 30
     2.01  The Advances................................................. 30
     2.02  Making the Committed Advances................................ 31
     2.03  Fees......................................................... 35
     2.04  Repayment of Advances........................................ 36
     2.05  Interest Rate Provisions, Etc................................ 36
     2.06  Voluntary Conversions and Continuations of
           Committed Advances........................................... 42
     2.07  Bid Borrowings............................................... 44
     2.08  Procedure for Bid Borrowings................................. 45
     2.09  The Swing Line............................................... 49
     2.10  Reduction of Commitments..................................... 51
     2.11  Mandatory Prepayments........................................ 52
     2.12  Optional Prepayments......................................... 52
     2.13  Increased Costs.............................................. 53
     2.14  Evidence of Debt............................................. 55
     2.15  Payments and Computations.................................... 56
     2.16  Taxes........................................................ 58
     2.17  Payments on Business Days.................................... 61
     2.18  Sharing of Payments, Etc..................................... 61
     2.19  Currency Equivalents......................................... 62
     2.20  Funding Losses............................................... 63
     2.21  Use of Proceeds.............................................. 63
     2.22  Funding Sources.............................................. 64
     2.23  Borrower's Agent............................................. 64

ARTICLE III
AMOUNT AND TERMS OF LETTERS OF
CREDIT AND PARTICIPATIONS THEREIN....................................... 64
     3.01  Letters of Credit............................................ 64
     3.02  Issuing the Letters of Credit................................ 65
     3.03  Reimbursement Obligations.................................... 65
     3.04  Participations Purchased by the Lenders...................... 66
     3.05  Letter of Credit Fees........................................ 67

     3.06  Indemnification:  Nature of the Issuing Bank's
           Duties....................................................... 68
     3.07  Increased Costs.............................................. 69
     3.08  Uniform Customs and Practice................................. 71

ARTICLE IV
CONDITIONS OF EFFECTIVENESS............................................. 71
     4.01  Conditions to Initial Advances............................... 71
     4.02  Conditions Precedent to All Borrowings and All
           Issuances.................................................... 74
     4.03  Conditions to Effectiveness of Subsidiary
           Borrower Electing to Participate After the
           Closing Date................................................. 74

ARTICLE V
REPRESENTATIONS AND WARRANTIES.......................................... 75
     5.01  Existence and Qualification; Power; Compliance
           With Laws.................................................... 75
     5.02  Authority; Compliance with Other Agreements and
           Instruments.................................................. 76
     5.03  No Governmental Approvals Required........................... 76
     5.04  Subsidiaries of Borrower..................................... 77
     5.05  Financial Statements......................................... 77
     5.06  No Other Liabilities; No Material Adverse Effect............. 77
     5.07  Title to Property............................................ 77
     5.08  Intangible Assets............................................ 77
     5.09  Governmental Regulation...................................... 78
     5.10  Litigation................................................... 78
     5.11  Binding Obligations.......................................... 78
     5.12  ERISA........................................................ 78
     5.13  Regulations G and U.......................................... 79
     5.14  Disclosure................................................... 79
     5.15  Tax Liability................................................ 79
     5.16  Hazardous Materials.......................................... 79
     5.17  Employee Matters............................................. 79
     5.18  Projections.................................................. 79

ARTICLE VI
AFFIRMATIVE COVENANTS................................................... 80
     6.01  Financial and Business Information........................... 80
     6.02  Payment of Taxes and Other Potential Liens................... 83
     6.03  Preservation of Existence.................................... 83
     6.04  Maintenance of Properties.................................... 83
     6.05  Maintenance of Insurance..................................... 84
     6.06  Compliance With Laws......................................... 84
     6.07  Inspection Rights............................................ 84
     6.08  Keeping of Records and Books of Account...................... 84
     6.09  Compliance With Agreements................................... 84
     6.10  Hazardous Materials Laws..................................... 84
     6.11  Additional Guarantors After the Closing Date................. 85

Section                                                                Page
-------                                                                ----
ARTICLE VII
NEGATIVE COVENANTS...................................................... 86
     7.01  Disposition of Property...................................... 86
     7.02  Mergers...................................................... 86
     7.03  Investments and Acquisitions................................. 86
     7.04  Hostile Tender Offers........................................ 87
     7.05  ERISA........................................................ 87
     7.06  Liens; Negative Pledges; Sales and Leasebacks................ 88
     7.07  Indebtedness................................................. 88
     7.08  Conduct of Business.......................................... 89
     7.09  Leverage Ratio............................................... 89
     7.10  Minimum Consolidated Tangible Net Worth...................... 89
     7.11  Interest Coverage Ratio...................................... 90
     7.12  Contingent Obligations....................................... 90
     7.13  Limitations on Restrictions Affecting Dividends
           and Other Payments by Subsidiaries........................... 90
     7.14  Restricted Junior Payments................................... 91
     7.15  Transactions with Affiliates................................. 91
     7.16  Subsidiaries................................................. 91

ARTICLE VIII
GUARANTY................................................................ 92
     8.01  Guaranty..................................................... 92
     8.02  No Impairment of Guaranties.................................. 93
     8.03  Continuation and Reinstatement, Etc.......................... 94
     8.04  Guaranteed Amount............................................ 94

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES
UPON EVENTS OF DEFAULT.................................................. 95
     9.01  Events of Default............................................ 95
     9.02  Remedies Upon Event of Default............................... 97

ARTICLE X
THE AGENT............................................................... 99
     10.01  Appointment and Authorization............................... 99
     10.02  Delegation of Duties........................................ 99
     10.03  Liability of Agent..........................................100
     10.04  Reliance by Agent...........................................100
     10.05  Notice of Default...........................................101
     10.06  Credit Decision.............................................101
     10.07  Indemnification.............................................102
     10.08  Agent in Individual Capacity................................102
     10.09  Successor Agent.............................................103

Section                                                                Page
-------                                                                ----

ARTICLE XI
MISCELLANEOUS...........................................................103
     11.01 Cumulative Remedies; No Waiver...............................103
     11.02 Amendments; Consents.........................................104
     11.03 Costs, Expenses and Taxes....................................104
     11.04 Nature of Lender's Obligations...............................105
     11.05 Survival of Representations and Warranties...................106
     11.06 Notices......................................................106
     11.07 Execution in Counterparts....................................106
     11.08 Binding Effect; Assignment...................................106
     11.09 Indemnity by Loan Parties....................................110
     11.10 Hazardous Materials Indemnity................................112
     11.11 Nonliability of Lenders......................................113
     11.12 Confidentiality..............................................114
     11.13 No Third Parties Benefited...................................114
     11.14 Right of Setoff..............................................114
     11.15 Judgment Currency............................................115
     11.16 Further Assurances...........................................115
     11.17 Integration..................................................115
     11.18 Governing Law................................................116
     11.19 Severability of Provisions...................................116
     11.20 Headings.....................................................116
     11.21 Conflict in Loan Documents...................................116
     11.22 WAIVER OF TRIAL BY JURY......................................116
     11.23 PURPORTED ORAL AMENDMENTS....................................116
     11.24 Amendment and Restatement of Existing Credit
           Agreement....................................................117

SCHEDULES

1.01(a)        Alternative Currency Accounts
1.01(b)        Commitments
1.01(c)        Subsidiary Borrower Sublimits
   5.04        Subsidiaries and Minority Interests
   5.10        Litigation
7.03(a)        Investments
  11.06        Lending Offices, Addresses for Notices

EXHIBITS
--------
   A           Committed Advance Note
   B           Bid Advance Note
   C           Commitment Assignment and Acceptance
   D           Certificate of Extension
   E           Notice of Borrowing
   F           Notice of Conversion/Continuation
   G           Election to Participate
   H           Request for Extension
   I           Compliance Certificate
   J           Competitive Bid Request
   K           Invitation for Competitive Bids
   L           Competitive Bid
   M           Form of Subordination Provisions
   N           Form of Designated Bidder Agreement

                          SECOND AMENDED AND RESTATED
                          ---------------------------
                               CREDIT AGREEMENT
                               ----------------


          THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of September 29, 1995 by and among Sunrise Medical, Inc., a Delaware corporation ("Sunrise" or "Borrower"), the subsidiaries of Borrower from time to time signatory to this Agreement as "Subsidiary Borrowers" or "Guarantors," Bank of America National Trust and Savings Association, a national banking association, and the other banks signatory to this Agreement together with each bank which may hereafter execute and deliver the Commitment Assignment and Acceptance herein described (collectively, the "Lenders"), and Bank of America National Trust and Savings Association, as agent for the Lenders (in such capacity, "Agent").

                                   RECITALS
                                   --------

          A. The Borrower, the lenders party thereto, the subsidiary borrowers and guarantors thereunder and Agent entered into a Credit Agreement dated as of December 12, 1991, as amended, which agreement was amended and restated by a First Amended and Restated Credit Agreement dated as of August 17, 1994, among the Borrower, the subsidiary borrowers and guarantors thereunder, the lenders parties thereto and Agent (the "Existing Credit Agreement").

          B. By this Agreement the parties desire to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                  ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS
                      --------------------------------

          SECTION 1.01 Defined Terms. As used in this Agreement, the following
                       -------------
terms shall have the meanings set forth respectively after each:

          "Absolute Rate" has the meaning specified in Section 2.08(c).
           -------------

          "Absolute Rate Auction" means a solicitation of Competitive Bids
           ---------------------
setting forth Absolute Rates pursuant to Section 2.08.

          "Absolute Rate Bid Advance" means a Bid Advance that bears interest at
           -------------------------
a rate determined with reference to the Absolute Rate.

          "Accumulated Funding Deficiency" shall mean an accumulated funding
           ------------------------------
deficiency as defined in Section 302 of ERISA and Section 412 of the Code.

          "Acquisition" means any transaction, or any series of related
          ------------
transactions, by which a Person directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof engaged in an ongoing business, whether through purchase of assets, merger or otherwise, (b) acquires control of at least a majority of the securities which have ordinary voting power for the election of directors of a corporation engaged in an ongoing business or (c) acquires control of a 50% or more ownership interest in any partnership or joint venture engaged in an ongoing business.

          "Adjusted Cash Flow" means, as of the last day of any Fiscal Quarter,
           ------------------
Consolidated Net Income for the four Fiscal Quarters then ending plus (a)
                                                                 ----
depreciation, amortization, deferred taxes and other non-Cash expenses, including non-Cash amounts relating to non-recurring items to the extent that they will not result in a future cash outflow, of Borrower and its Subsidiaries for that fiscal period, plus (b) Interest Charges expensed during that fiscal
                        ----
period, minus (c) Capital Expenditures made by Borrower or any Subsidiary during
        -----
that fiscal period, and minus (d) the aggregate dividends made by Borrower to
                        -----
its shareholders and by any Subsidiary which is not a Wholly-Owned Subsidiary to its minority shareholders, during that fiscal period. Each of the foregoing components of Adjusted Cash Flow shall be computed without duplication and, in the case of clauses (a) and (b), only to the extent included in determining Consolidated Net Income for such fiscal period.

          "Advance" means a Committed Advance, a Swing Line Advance or a Bid
           -------
Advance.

          "Affiliate" means, as to any Person, any other Person which directly
           ---------
or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its
                                          -------
correlative meanings, "controlled by" and "under common control with") shall
                       -------------       -------------------------
mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 300 record holders of such securities or 5% or more of the partnership or other ownership interests of any other Person that has more than 300 record holders of such interests will be deemed to control such corporation or other Person.

          "Agent" means Bank of America National Trust and Savings Association,
           -----
as agent for the Lenders hereunder and under the other Loan Documents, and each successor agent.

          "Agent's Account" means, with respect to any payments to be made in
           ---------------
Dollars, the Agent's account maintained at the office of the Agent at Bank of America, San Francisco, California, ABA 121-000-358, Attention: Agency Management Services #5596, Account No. 12339-15444 Ref.: Sunrise Medical, Inc., or such other account (located in the United States) as the Agent may from time to time specify in writing to the Borrower and the Lenders and, with respect to any payments to be made in any Alternative Currency, those accounts indicated on
Schedule 1.01(a) hereto, or, in each case, such other account as the Agent may from time to time specify in writing to the Borrowers and the Lenders.

          "Agent's Office" means the office of Bank of America National Trust
           --------------
and Savings Association set forth on Schedule 11.06 under Agent or such other office as Agent may designate in writing to the Borrower and the Lenders.

          "Agent-Related Persons" means Bank of America and any successor agent
           ---------------------
arising under Section 10.09, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agreement" means this Second Amended and Restated Credit Agreement,
           ---------
either as originally executed or as it may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Alternative Currencies" means Pounds Sterling, Canadian Dollars,
           ----------------------
Danish Krone, Deutsche Marks, Dutch Guilders, Spanish Pesetas, Swiss Francs, French Francs, Belgian Francs, Italian Lira, ECU, Swedish Krona, Norwegian Krone, Portuguese Escudo, Australian Dollars, Japanese Yen and any other freely available currency notified to Agent upon not less than 10 Business Days' notice.

          "Alternative Currency Sublimit" means $150,000,000.
           -----------------------------

          "Amortization Amount" means for each Amortization Date, $20,000,000;
           -------------------
provided, however, if the Final Maturity Date is extended pursuant to Section 2.10(c), the Amortization Amount otherwise applicable for each year between the date of the effectiveness of such extension and the Final Maturity Date shall similarly be extended one year.

          "Amortization Date" means January 15 of each year commencing with,
           -----------------
subject to Section 2.10(b), January 15, 1998.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

          "Applicable Margin" means, (a) with respect to each Committed Advance,
           -----------------
the incremental percentage to be added to the quoted interest rate based on the then applicable Leverage Ratio in accordance with the following schedule, (b) with respect to the Letter of Credit fees referred to in Section 3.05(a), the fee based on the then applicable Leverage Ratio in accordance with the following schedule and (c) with respect to the commitment fee referred to in Section 2.03(b), the fee based on the then applicable Leverage Ratio in accordance with the following schedule:

                                                           Eurocurrency
                                                           Rate Advance     Base Rate      Commit-
                                                           Margin and LC    Advance        ment
     Leverage Ratio                                            Fee            Margin         Fee
     --------------                                        -----------      ---------      -------
     less than 1.00:1                                           0.250%        -0.250%       0.100%
     more than or equal to 1.00:1 but less than 1.75:1          0.300         -0.250        0.125
     more than or equal to 1.75:1 but less than 2.25:1          0.350         -0.250        0.125
     more than or equal to 2.25:1 but less than 2.75:1          0.425          0.000        0.150
     more than or equal to 2.75:1 but less than 3.25:1          0.500          0.000        0.200
     more than or equal to 3.25:1 but less than 3.50:1          0.625          0.000        0.250

Any change in the "Applicable Margin" shall be effective upon receipt by the Agent from a Senior Officer of the Borrower of a Compliance Certificate demonstrating such fact; provided that, with respect to Advances other than Base Rate Advances, the new Applicable Margin with respect to each such Advance shall be effective upon the earlier of (i) the termination of the then existing Interest Period with respect thereto and (ii) the next interest payment date for such Advance; and with respect to Base

Rate Advances, Letters of Credit and the commitment fee, such change in the Applicable Margin shall be effective immediately.

          "Arranger" means BA Securities, Inc.
           --------

          "Bank of America" means Bank of America National Trust and Savings
           ---------------
Association in its capacity as a Lender.

          "Base Rate" means a fluctuating rate per annum equal to the higher of
           ---------
(a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest publicly announced from time to time by Bank of America in San Francisco, California, as its reference rate. It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

          "Base Rate Advance" means an Advance denominated in Dollars which
           -----------------
bears interest as provided in Section 2.05(a).

          "Bid Advance" means an Advance by a Lender to the Borrower under
           -----------
Section 2.07, which may be a Eurocurrency Rate Bid Advance or an Absolute Rate Bid Advance.

          "Bid Advance Note" means each promissory note, substantially in the
           ----------------
form of Exhibit B, executed and delivered by the Borrower to a Lender pursuant to Section 2.14(c).

          "Bid Borrowing" means a Borrowing consisting of one or more Bid
           -------------
Advances made to the Borrower on the same day by one or more Lenders.

          "Borrower" means Sunrise and its successors and permitted assigns;
           --------
provided, however, as used in Article II (other than in Sections 2.07, 2.08 and 2.09), Article III and Section 11.24, "Borrowers" or a reference to "a Borrower" shall be deemed to mean and include, collectively, Sunrise and each Subsidiary Borrower.

          "Borrowing" means a borrowing consisting of Advances of the same
           ---------
Interest Type made to the Borrower on the same day by the Lenders under Article II, and may be a Committed Borrowing, a Bid Borrowing or a Swing Line Advance.

          "Business Day" means a day of the year on which banks are not required
           ------------
or authorized to close in the City of New York, the City of San Francisco or the City of Los Angeles and, with respect to Eurocurrency Rate Advances, a day on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance.

          "Capital Expenditure" means any expenditure that is considered a
           -------------------
capital expenditure under Generally Accepted Accounting Principles, including any amount which is required to be treated as an asset subject to a Capital Lease.

          "Capital Lease" means, as to any Person, a lease of any property by
           -------------
that Person as lessee that is, or should be in accordance with Generally Accepted Accounting Principles (including Financial Accounting Standards Board Statement No. 13, as amended or superseded from time to time), recorded as a "capital lease" on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles.

          "Cash" means all monetary items (including currency, coin and bank
           ----
demand deposits) that are treated as cash under Generally Accepted Accounting Principles.

          "Cash Equivalents" means, when used in connection with any Person,
           ----------------
that Person's Investments in:

               (a) Government Securities due within one year of the making of the Investment;

               (b) direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment a credit rating of at least A by Moody's or A by S&P, in each case due within one year from the making of the Investment;

               (c) certificates of deposit issued by, deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering Government Securities executed by, (i) any Lender or (ii) any bank doing business in and incorporated under the laws of the United States of America or any State thereof whose deposits are insured through the Federal Deposit Insurance Corporation, or any successor thereto, and having on the date of such Investment combined capital, surplus and undivided profits of at least $1,000,000,000 and having a credit rating of at least A by Moody's or A by S&P, in each case due within one year after the date of the making of the Investment;

               (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, banker's acceptances of and repurchase and reverse repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of (i) any Lender or (ii) any bank incorporated under the laws of any jurisdiction outside the United States of America whose deposits in the United States of America are insured through the Federal Deposit Insurance Corporation, or any successor thereto, and having on the date of such Investment combined capital, surplus and undivided profits of at least $2,000,000,000 and having a credit rating of at least A by Moody's or A by S&P, in each case due within one year after the date of the making of the Investment;

               (e) commercial paper of corporations doing business in and incorporated under the laws of the United States of America or any State thereof given on the date of such Investment a credit rating of at least A-1 by Moody's, P-1 by S&P or the highest available rating of any other national rating agency acceptable to the Agent, in each case due within 270 days after the making of the Investment;

               (f) in the case of Investments made by a Foreign Subsidiary, investment grade securities of the highest rating available in the jurisdiction in which such Investment is made; and

               (g) domestic money market funds as defined in rule 2a-7 under the Investment Company Act of 1940, as amended, advised and managed by an organization managing assets valued in excess of $500,000,000 and registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisors Act of 1940 and investing primarily in other types of permitted Cash Equivalents; provided that any such
                                                   --------
     investment requires or permits such Person, at its option, to require repayment on an overnight basis.

          "Certificate of Extension" means a certificate with respect to the
           ------------------------
extension of the Final Maturity Date substantially in the form of Exhibit D, signed by each Lender, and properly completed to provide all information required to be included therein.

          "Change of Control" means the occurrence, after the date of this
           -----------------
Agreement, of any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) (a "13D Group") but excluding Richard Chandler or a 13D Group of which Richard Chandler is a member, directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing, together with the securities already held by such Person or Persons, 25% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

          "Change of Ownership" means Richard Chandler (together with the 13D
           -------------------
Group of which Richard Chandler is a member) selling or transferring securities of the Borrower representing (in the aggregate for all such sales or transfers after the Closing Date) 25% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors owned by such 13D Group as of the Closing Date; provided however, transfers among members of such affiliated group shall be excluded for purposes of any such determination, and provided, further, that no Change of Ownership will be deemed
                   --------  -------
to occur on or after the death of Richard Chandler.

          "Closing Date" means the time and Business Day on which the conditions
           ------------
set forth in Section 4.01 are satisfied or waived pursuant to Section 11.01.

          "Code" means the Internal Revenue Code of 1986, as amended or replaced
           ----
and as in effect from time to time.

          "Commercial Letter of Credit" means a commercial letter of credit in
           ---------------------------
the customary form used by the Issuing Bank, issued by the Issuing Bank pursuant to Section 3.01, either as originally issued or as the same from time to time may be supplemented, modified, amended, renewed or extended.

          "Commitment" means, at any time for any Lender, the amount set forth
           ----------
opposite such Lender's name on Schedule 1.01(b) hereto, as such amount may be reduced or reinstated from time to time pursuant to the terms of this Agreement.

          "Commitment Assignment and Acceptance" means a Commitment Assignment
           ------------------------------------
and Acceptance executed by a Lender and an Eligible Assignee substantially in the form of Exhibit C and registered with the Agent pursuant to Section 11.08(e).

          "Committed Advance" means an advance by a Lender to the Borrower
           -----------------
pursuant to Section 2.01(a), which advance may be a Base Rate Advance or a Eurocurrency Rate Committed Advance.

          "Committed Advance Note" means each promissory note, substantially in
           ----------------------
the form of Exhibit A, executed and delivered by the Borrower or a Subsidiary Borrower to a Lender at the request of such Lender pursuant to Section 2.14(b).

          "Committed Borrowing" means a borrowing consisting of Committed
           -------------------
Advances of the same Interest Type made on the same

Business Day pursuant to the provisions of Section 2.02(a). The number of Borrowings that may be outstanding at any one time is limited by Section 2.05(b) hereof.

          "Competitive Bid" means an offer by a Lender to make a Bid Advance in
           ---------------
accordance with Section 2.08(c).

          "Competitive Bid Request" has the meaning specified in Section
           -----------------------
2.08(a).

          "Compliance Certificate" means a compliance certificate in the form of
           ----------------------
Exhibit I signed, on behalf of Borrower, by a Senior Officer of Borrower.

          "Consolidated EBITDA" means, for any period for the Borrower and its
           -------------------
Subsidiaries, an amount equal to the sum of (a) Consolidated Net Income, (b) Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of Consolidated Net Income and (d) the amount of depreciation and amortization expense deducted in determining Consolidated Net Income, all determined in conformity with Generally Accepted Accounting Principles.

          "Consolidated Funded Indebtedness" means, for the Borrower and its
           --------------------------------
Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including extensions of credit hereunder), (b) that portion of obligations with respect to capital leases which is capitalized in the consolidated balance sheet of the Borrower and its Subsidiaries and (c) all Contingent Obligations of the Borrower and its Subsidiaries with respect to Indebtedness of Persons other than the Borrower or any of its Subsidiaries (without duplication), all determined in conformity with Generally Accepted Accounting Principles.

          "Consolidated Net Income" means, with respect to any fiscal period,
           -----------------------
the consolidated net income of the Borrower and its Subsidiaries from continuing operations after extraordinary items (excluding gains or losses from Dispositions of assets) for that period, determined in accordance with Generally Accepted Accounting Principles consistently applied.

          "Consolidated Tangible Net Worth" means, as of any date of
           -------------------------------
determination, (a) Shareholders' Equity of the Borrower and its Subsidiaries on that date, minus (b) any Intangible Assets of Borrower and its Subsidiaries on
           -----
that date, deducting from such Intangible Assets $72,000,000.

          "Consolidated Total Assets" means, as of any date of determination,
           -------------------------
the consolidated total assets of the Borrower and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles.

          "Contingent Obligation" means, as to any Person, any (a) direct or
           ---------------------
indirect guarantee of Indebtedness of, or other obligation performable by, any other Person, including any endorsement (other than for collection or deposit in the ordinary course of business), co-making or sale with recourse of the obligations of any other Person or (b) assurance given to an obligee with respect to the performance of an obligation by, or the financial condition of, any other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person, or any "keep-well" or similar arrangement of whatever nature having the effect of assuring or holding harmless any obligee against loss with respect to any obligation of such other Person. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

          "Continue," "Continuation" and "Continued" each refer to a
           --------    ------------       ---------
continuation of Committed Advances of Dollars or an Alternative Currency, as the case may be, comprising the same Committed Borrowing, as Committed Advances denominated in the same currency for a specified Interest Period.

          "Continuing Letters of Credit" has the meaning set forth in Section
           ----------------------------
3.01.

          "Contractual Obligation" means, as to any Person, any obligation under
           ----------------------
any outstanding securities issued by that Person or any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its property is bound.

          "Convert," "Conversion" and "Converted" each refers to a conversion of
           -------    ----------       ---------
Committed Advances of one Interest Type into Committed Advances of another Interest Type pursuant to Section 2.06(a).

          "Current Maturities of Long-Term Debt" means, as of any date of
           ------------------------------------
determination, all payments of principal due under the terms of any long-term Indebtedness within 12 calendar months after such date, determined in accordance with Generally Accepted Accounting Principles as reported in the Borrower's SEC filing for the period of determination; provided, however, that the current maturity of Indebtedness incurred hereunder shall, for purposes of calculating the Interest Coverage Ratio, be deemed to be $5,000,000 during the twelve months preceding the Final Maturity Date.

          "Debt Service" means, as of the last day of each Fiscal Quarter,
           ------------
Interest Charges during the four Fiscal Quarters then ending plus the Current Maturities of Long-Term Debt.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of
           ------------------
America, as amended from time to time, and all other applicable dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

          "Default" means any event that, with the giving of any applicable
           -------
notice or passage of time specified in Section 9.01, or both, would be an Event of Default.

          "Default Rate" means the Base Rate plus the Applicable Margin plus 2%.
           ------------

          "Designated Bidder" means (a) an Eligible Assignee or (b) a special
           -----------------
purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the equivalent grade) by S&P that, in either case, (x) is organized under the laws of the United States or any state thereof, (y) shall have been designated as such pursuant to Section 2.07(b) and (z) is not otherwise a Lender.

          "Disposition" means the sale, transfer or other disposition in any
           -----------
single transaction or series of related transactions of any asset, or group of related assets, of Borrower or any of its Subsidiaries, other than (a) the disposition of Cash and (b) the disposition of equipment (i) that has become obsolete or (ii) that is replaced by equipment performing substantially the same function not later than 90 days after such sale or disposition.

          "Dollars" or "$" means United States of America dollars.
           -------

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
office of such Lender specified as its "Domestic Lending Office" under its name on Schedule 11.06 hereto or on Schedule I to the Commitment Assignment and Acceptance pursuant to which it became a Lender, or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Domestic Subsidiaries" means those Subsidiaries of any Borrower which
           ---------------------
are incorporated under the laws of any State of the United States and which are engaged in business primarily in the United States, other than Subsidiaries which are Subsidiaries of a Foreign Subsidiary.

          "Election to Participate" means a certificate of election, in the form
           -----------------------
of Exhibit G, to be executed by a Foreign Subsidiary which is to become a Subsidiary Borrower.

          "Eligible Assignee" means, as of the date of any Commitment Assignment
           -----------------
and Acceptance, (a) a commercial bank organized under the laws of the United States of America, or any State thereof, and having at that date total assets in excess of $1,000,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having at that date total assets in excess of $2,000,000,000 provided that such bank is acting through a branch, subsidiary or agency located in the United States of America, (c) the central bank of any country which is a member of the OECD, and (d) any Affiliate (other than an individual) of a bank described in any of the foregoing clauses which is engaged in the business of commercial banking.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and
           -----
any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

          "ERISA Affiliate" means, with respect to any Person, any Person (or
           ---------------
any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Sections 414(b) and (c) of the Code.

          "Eurocurrency Auction" means a solicitation of Competitive Bids
           --------------------
setting forth a Eurocurrency Rate Bid Margin pursuant to Section 2.08.

          "Eurocurrency Lending Office" means, with respect to any Lender, the
           ---------------------------
office of such Lender specified as its "Eurocurrency Lending Office" on Schedule
11. 06 hereto or on Schedule I to the Commitment Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D
           ------------------------
promulgated by the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurocurrency Rate" means, for each Interest Period for each
           -----------------
Eurocurrency Rate Advance comprising part of the same Borrowing, a rate of interest per annum equal at all times during such Interest Period to the rate per annum obtained by dividing (i) the rate of interest determined solely by the Agent to be equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars (in the case of a Eurocurrency Rate Advance denominated in Dollars) or the relevant Alternative Currency (in the case of a Eurocurrency Rate Advance denominated in an Alternative Currency) are offered by Bank of America to prime banks in the London interbank market at or about 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period and, (A) in the case of a Committed Borrowing, in an amount approximately equal to Bank of America's Eurocurrency Rate Advance comprising part of such Committed Borrowing, and (B) in the case of a Bid Borrowing, in an amount substantially equal to the aggregate amount of such Bid Borrowing requested by the Borrower, by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. The determination by the Agent of the Eurocurrency Rate shall be conclusive in the absence of manifest error.

          "Eurocurrency Rate Advance" means an Advance denominated in Dollars
           -------------------------
which bears interest as provided in Section 2.05(d), an Advance denominated in an Alternative Currency which bears interest as provided in Section 2.05(e), or a Bid Advance which bears interest based on the Eurocurrency Rate.

          "Eurocurrency Rate Bid Advance" means a Bid Advance denominated in
           -----------------------------
Dollars made which bears interest based on the Eurocurrency Rate.

          "Eurocurrency Rate Bid Margin" has the meaning specified in subsection
           ----------------------------
2.08(c)(ii)(C).

          "Eurocurrency Rate Committed Advance" means a Committed Advance
           -----------------------------------
denominated in Dollars which bears interest as provided in Section 2.05(d) or an Advance denominated in an Alternative Currency which bears interest as provided in Section 2.05(e).

          "Eurocurrency Rate Reserve Percentage" for each Interest Period for
           ------------------------------------
each Eurocurrency Rate Advance means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System or any successor or, in the case of Eurocurrency Rate Advances denominated in Pounds Sterling, the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Bank of England or any successor or, in the case of Eurocurrency Rate Advances denominated in other foreign currencies, the reserve percentage applicable during such Interest Period under regulations issued from time to time by such other foreign central bank or any successors thereto (or, in each case, if different percentages shall be applicable during different periods within such Interest Period, the daily average of such percentages during such Interest Period) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Agent with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has the meaning set forth for that term in Section
           ----------------
9.01.

          "Excluded Taxes" has the meaning set forth for that term in Section
           --------------
2.16.

          "Existing Credit Agreement" means the Credit Agreement dated as of
           -------------------------
December 12, 1991 among the Borrower, the subsidiary borrowers and guarantors thereunder, the lenders parties thereto and Bank of America National Trust and Savings Association, as agent, as amended, as amended and restated by a First Amended and Restated Credit Agreement dated as of August 17, 1994, among the Borrower, the subsidiary borrowers and guarantors thereunder, the lenders parties thereto and Agent.

          "Facility Usage" means, as of any date of determination, the sum of
           --------------
(a) the Outstanding Advances plus (b) the aggregate Letter of Credit Liability plus (c) the Restricted Commitment Amount.

          "Federal Funds Rate" means, as of any date of determination, the rate
           ------------------
per annum (rounded upwards, if necessary, to the nearest one-hundredth (1/100th) of one percent (1%)), equal to the weighted average of the rates of overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such date as published by the Federal Reserve Bank of San Francisco on the Business Day immediately following such date; provided, however, that: (a) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such date shall be such rate on such transactions on the immediately preceding Business Day as published on the immediately following Business Day; and (b) if such rate is not published for any Business Day, the Federal Funds Rate for such date shall be the average of the quotations for such date on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent.

          "Final Maturity Date" means January 14, 2001, or such later date as
           -------------------
may then be in effect pursuant to Section 2.10(c).

          "Fiscal Quarter" means each of the four 13 or 14 week fiscal quarters
           --------------
of Borrower ending on a Friday on or about each September 30, December 31, March 31 and June 30.

          "Fiscal Year" means the 52 or 53-week fiscal year of Borrower ending
           -----------
on a Friday on or about each June 30.

          "Foreign Subsidiaries" means those Subsidiaries of any Borrower which
           --------------------
are not Domestic Subsidiaries.

          "Generally Accepted Accounting Principles" means, as of any date of
           ----------------------------------------
determination, accounting principles referenced as "generally accepted" in then currently effective Statements of the Auditing Standards Board of the American Institute of Certified Public Accountants, or if such statements are not then in effect, accounting principles that are then approved by a significant segment of the accounting profession in the United States of America, including in each case, the materiality standards as generally accepted. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied for the prior period.

          "Governmental Agency" means (a) any international, foreign, federal,
           -------------------
state, county or municipal government, or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department, or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency or entity that is vested by a governmental agency with applicable jurisdiction over a Person, or (e) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has given its general consent.

          "Government Securities" means direct full faith and credit obligations
           ---------------------
of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America.

          "Guarantor" means the Borrower and each Domestic Subsidiary of the
           ---------
Borrower which has executed this Agreement as a "Guarantor," as identified on the signature pages hereto, and each Domestic Subsidiary of the Borrower which becomes a guarantor pursuant to Section 6.11.

          "Guaranty" means the Guaranty set forth in Article VIII hereof.
           --------

          "Hazardous Materials" means substances regulated as hazardous or toxic
           -------------------
substances or pollutants pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., or under any other applicable Hazardous Materials Law, in each case as such laws are amended from time to time.

          "Hazardous Materials Laws" means all applicable federal and state laws
           ------------------------
governing the use, disposal or remediation of Hazardous Materials.

          "Indebtedness" means, as to any Person (without duplication), (a) all
           ------------
indebtedness of such Person for borrowed money, (b) that portion of the obligations of such Person under Capital Leases which is properly recorded as a liability on a balance sheet of such Person prepared in accordance with Generally Accepted Accounting Principles, (c) any obligation of such Person that is evidenced by a promissory note or other instrument representing an extension of credit (other than trade or other accounts payable in the ordinary course of business in accordance with customary terms) to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of property or services (other than trade or other accounts payable in the ordinary course of business in accordance with customary terms), (e) any obligation of any Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation, but only to the extent of the fair market value of the assets so subject to the Lien, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (g) obligations of such

Person for unreimbursed draws under letters of credit issued for the account of such Person, (h) any net obligation of such Person under a Swap Agreement, (i) any obligation of such Person for the unfunded portion of any pension liability arising under any Plan, (j) any obligation of such Person arising under any foreign currency hedging transactions, and (k) all preferred stock of such Person which is subject to a sinking fund payment or other mandatory redemption or payment (whether fixed or contingent).

          "Indemnified Liabilities" has the meaning given that term in Section
           -----------------------
11.09.

          "Intangible Assets" means assets that are considered to be intangible
           -----------------
assets under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

          "Intercompany Indebtedness" means any indebtedness of the Borrower or
           -------------------------
any Subsidiary of the Borrower which, in the case of the Borrower, is owing to any of its Subsidiaries and which, in the case of any Subsidiary of the Borrower, is owing to the Borrower or any other Subsidiary of the Borrower.

          "Interest Charges" means, as of the last day of any fiscal period, the
           ----------------
sum of (a) all interest, premium payments, fees, charges and related expenses payable by Borrower and its Subsidiaries with respect to that fiscal period to a lender in connection with borrowed money (including capitalized interest), or to a seller in connection with the deferred purchase price of assets, in each case, that is treated as interest in accordance with Generally Accepted Accounting Principles, plus (b) the portion of rent payable by Borrower and its Subsidiaries with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with Generally Accepted Accounting Principles.

          "Interest Coverage Ratio" means the ratio of Adjusted Cash Flow
           -----------------------
divided by Debt Service, calculated quarterly on a rolling four-quarter basis.

          "Interest Period" means, for each Eurocurrency Rate Advance comprising
           ---------------
part of the same Borrowing, the period commencing on the date of such Advance or, with respect to Eurocurrency Rate Committed Advances, the effective date of any Notice of Conversion/Continuance with respect to such Advance, and ending on the last day of the period selected by the Borrower or a Subsidiary Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (i) in the case of a Eurocurrency Rate Committed Advance comprising part of the same Borrowing and denominated in Dollars, 1, 2, 3 or 6 months (or, with the consent of all the Lenders, other periods), (ii) in the case of a Eurocurrency Rate Bid Advance comprising part of the same Borrowing, 1, 2, 3 or 6 months, (iii) in the case of a Eurocurrency Rate Advance comprising part of the same Borrowing and denominated in an Alternative Currency, 1, 2, 3 or 6 months (or, with the consent of all the Lenders, other periods) and (iv) as to any Absolute Rate Bid Advance, a period of not less than 14 days and not more than 180 days as selected by the Borrower in the applicable Competitive Bid Request; provided, however, that:

               (a) Interest Periods commencing on the same date for Committed Advances comprising part of the same Borrowing shall be of the same duration;

               (b) the duration of any Interest Period for any Advance shall end on or prior to the Final Maturity Date;

               (c) the first day of an Interest Period for any Eurocurrency Rate Advance shall be either the last day of any then current Interest Period for such Eurocurrency Rate Advance, or, if there shall be no then current Interest Period for such Advance, any Business Day; and

               (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurocurrency Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "Interest Type" means, (a) with respect to any Committed Advance, a
           -------------
Base Rate Advance or a Eurocurrency Rate Advance and (b) with respect to any Bid Advance, an Absolute Rate Bid Advance or a Eurocurrency Rate Bid Advance.

          "Investment" means, when used in connection with any Person, any
           ----------
investment by that Person, whether by means of purchase or other acquisition of capital stock or other securities of any other Person or by means of loan, advance, capital contribution, or other debt or equity participation or interest in any other Person, including any partnership or joint venture interest in any other Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the market value or book value of such Investment.

          "Invitation for Competitive Bids" means a solicitation for Competitive
           -------------------------------
Bids, substantially in the form of Exhibit K.

          "Issue" means, with respect to any Letter of Credit, either to issue,
           -----
or to extend the expiry of, or to renew, or to increase the amount of, such Letter of Credit or, with respect to any letter of credit issued under the Existing Credit Agreement, to continue such letter of credit as a Letter of Credit under this Agreement, and the term "Issued" or "Issuance" shall have
                                           ------      --------
corresponding meanings.

          "Issuing Bank" means, with respect to any Letter of Credit, Bank of
           ------------
America or such other Lender reasonably acceptable to the Agent as may from time to time be designated by the Borrower.

          "Lenders" means the Lenders listed on the signature pages hereof and
           -------
each Eligible Assignee that becomes a party hereto pursuant to Section 11.08.

          "Letter of Credit" means, collectively, the Commercial Letters of
           ----------------
Credit and the Standby Letters of Credit and the letters of credit issued under the Existing Credit Agreement which are outstanding on the Closing Date.

          "Letter of Credit Liability" means, as of any date of determination,
           --------------------------
all then existing liabilities of the Borrower to the Issuing Bank under this Agreement in respect of the Letters of Credit Issued for the account of the Borrower, whether such liability is contingent or fixed, and shall, in each case, consist of the sum of (i) the aggregate maximum amount then available to be drawn under such Letters of Credit (the determination of such maximum amount to assume compliance with all conditions for drawing) and (ii) the aggregate amount which has then been paid by, and not been reimbursed to, the Issuing Bank under such Letters of Credit, after giving effect to all reimbursements on such date.

          "Leverage Ratio" means, as of any date of determination, the ratio of
           --------------
Consolidated Funded Indebtedness to Consolidated EBITDA for the four Fiscal Quarters ending on that date.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment for security, security interest, encumbrance, lien or charge of any kind, sale or discount of accounts receivables, whether voluntarily incurred or arising by operation of law or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or compara-ble law of any jurisdiction with respect to any property.

          "Loan Documents" means, collectively, this Agreement, the Notes, the
           --------------
Swing Line Documents, the Letters of Credit, any Election to Participate, any Notice of Borrowing, any Request for Letter of Credit, any Request for Extension and any other agree-ments of any type or nature heretofore or hereafter executed and delivered by any Loan Party or any of its Affiliates in favor of the Lenders in any way relating to or in furtherance of this Agreement in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated or extended.

          "Loan Party" means any of the Subsidiary Borrowers, the Guarantors and
           ----------
the Borrower.

          "Majority Lenders" means Lenders at any time holding at least 51% of
           ----------------
the then aggregate unpaid principal amount of the Committed Advances owing to the Lenders, or, if no such principal amount is at such time outstanding, Lenders having at least 51% of the Total Commitment.

          "Material Adverse Effect" means any set of circumstances or events
           -----------------------
which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business operations or prospects of Borrower and its Subsidiaries, taken as a whole, (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower and its Subsidiaries, taken as a whole, to perform the Obligations or (d) materially impairs or could reasonably be expected to materially impair the ability of the Lenders to enforce their legal remedies pursuant to the Loan Documents.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Mortgage Financing" means mortgage financing for a minimum term of 10
           ------------------
years with a minimum average life of 7 years, provided that such mortgage financing is non-recourse and is in an initial principal amount equal to not less than 60% of the appraised value of the property to be financed.

          "Multiemployer Plan" means any employee benefit plan of a type
           ------------------
described in Section 4001(a)(3) of ERISA.

          "Negative Pledge" means a Contractual Obligation that contains a
          ----------------
covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its or their property.

          "Notes" means the Committed Advance Notes and the Bid Advance Notes.
           -----

          "Notice of Borrowing" means a written notice, substantially in the
           -------------------
form of Exhibit E hereto, delivered in accordance with, and within the period specified in, Section 2.02(a) hereof, wherein the Borrower or a Subsidiary Borrower requests a Committed Borrowing.

          "Notice of Conversion/Continuation" means a written notice,
           ---------------------------------
substantially in the form of Exhibit F hereto, delivered in accordance with, and within the period specified in, Section 2.06(a) hereof, wherein the Borrower or a Subsidiary Borrower elects to Convert Committed Advances and/or elects an Interest Period and Interest Type for such Converted Committed Advances or outstanding Committed Advances.

          "Obligations" means all present and future obligations of every kind
           -----------
or nature of any Loan Party at any time and from time to time owed to the Agent, the Lenders or the Issuing Bank or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including, to the extent permitted by applicable Debtor Relief Laws, interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against any Loan Party or any Affiliate of any Loan Party.

          "Officer's Certificate" means, when used with reference to any Person,
           ---------------------
a certificate signed by a Senior Officer of such Person.

          "Outstanding Advances" means, as of any date of determination, the
           --------------------
aggregate principal amount of Advances outstanding on such date.

          "Outstanding Letter of Credit Liability" means, as of any date of
           --------------------------------------
determination, the aggregate amount of Letter of Credit Liability outstanding on such date, as reduced to the extent that such Letter of Credit Liability has been cash collateralized pursuant to the terms hereof.

          "Overnight Rate" means, for any day, the rate of interest per annum at
           --------------
which overnight deposits in the Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America's principal office in London to major banks in the London or other applicable offshore interbank market.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor
           ----
thereto established under ERISA.

          "Pension Plan" or "Plan" means any employee benefit or other plan that
           ------------      ----
is subject to Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates.

          "Permitted Accounts Receivable Financings" means a sale or discount of
           ----------------------------------------
accounts receivable of Comfort Clinic, Inc. in which recourse is limited to a designated pool of accounts receivable of Comfort Clinic, Inc. having a book value not exceeding $35,000,000 in the aggregate at any time (net of collections by the purchaser thereof).

          "Permitted Encumbrances" means:
           ----------------------

               (a) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property now or hereafter filed of record for which adequate reserves have been set aside and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture prior to judgment;

               (b) Liens for taxes and assessments on real property which are not yet past due, or Liens for taxes and assessments on real property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture prior to judgment;

               (c) minor defects and irregularities in title to any real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

               (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held;

               (e) rights reserved to or vested in any Governmental Agency by law to control or regulate, or obligations or duties under law to any Governmental Agency with respect to, the use of any real property;

               (f) rights reserved to or vested in any Governmental Agency by law to control or regulate, or obligations or duties under law to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

               (g) present or future zoning Laws or other laws restricting the occupancy, use, or enjoyment of real property;

               (h) non-consensual Liens imposed by law, including carrier's, mechanics, landlord's, warehouseman's or other similar Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture prior to judgment;

               (i) Liens consisting of pledges or deposits made in connection with obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

               (j) Liens consisting of security interests, pledges or deposits of property to secure performance in connection with operating leases made in the ordinary course of business to which the Borrower or any of its Subsidiaries is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 10% of the annual fixed rentals payable under such lease;

               (k) Liens consisting of deposits of property to secure statutory obligations of Borrower or a Subsidiary of Borrower in the ordinary course of its business, including any liens created in connection with any letter of credit;

               (l) Liens consisting of deposits of property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Subsidiary of Borrower is a party in the ordinary course of its business in an aggregate amount not to exceed $3,000,000 at any time outstanding and provided the value of the assets subject to such Lien does not exceed 100% of the face amount of the bond so secured; and

               (m) Liens created by or resulting from any litigation or legal proceeding involving Borrower or a Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been set aside with respect thereto and such Liens are discharged or stayed within 30 days of creation (or such longer period as may be permitted by law or otherwise binding on a judgment creditor before execution on a judgment is allowed) and no material property is subject to a material risk of loss or forfeiture prior to judgment.

          "Person" means any entity, whether an individual, trustee,
           ------
corporation, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, Governmental Agency, or otherwise.

          "Projections" means the financial projections prepared on behalf of
           -----------
Borrower and its Subsidiaries and heretofore furnished to the Lenders.

          "Pro Rata Share" means, with respect to each Lender, the percentage
           --------------
set forth opposite the name of that Lender on Schedule 1.01(b), as such percentage may be adjusted from time to time pursuant to an assignment under
Section 2.13(c) or Section 11.08.

          "Register" has the meaning provided for such term in Section 11.08(e).
           --------

          "Regulation G" means Regulation G, as at any time amended, of the
           ------------
Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

          "Regulation U" means Regulation U, as at any time amended, of the
           ------------
Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

          "Reportable Event" means any reportable event as defined in Section
           ----------------
4043(b) of ERISA with respect to which the PBGC has not waived the 30-day reporting requirement.

          "Request for Extension" means a request for an extension of the Final
           ---------------------
Maturity Date substantially in the form of Exhibit H, signed by a Senior Officer of the Borrower, and properly completed to provide all information required to be included therein.

          "Request for Letter of Credit" means a request for a Letter of Credit
           ----------------------------
in the customary form of letters of credit application and reimbursement agreement used by the Issuing Bank, signed by a Senior Officer of the Borrower and properly completed to provide all information required to be included therein; provided that such application and reimbursement agreement shall be deemed to incorporate by reference each representation of the Borrower set forth in a Notice of Borrowing.

          "Requirement of Law" means, as to any Person, (a) the articles or
           ------------------
certificate of incorporation and by-laws or other organizational or governing documents of such Person, (b) any law applicable to such Person and (c) any judgment, award, decree, writ or determination of a Governmental Agency, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restricted Commitment Amount" means (x) so long as the Dollar
           ----------------------------
equivalent of the aggregate then outstanding Eurocurrency Rate Committed Advances denominated in Alternative Currencies is less than $75,000,000, zero, and (y) so long as such Dollar equivalent equals or exceeds $75,000,000, an amount equal to $5,000,000 plus the amount, if any, by which the Dollar equivalent of the aggregate then outstanding Eurocurrency Rate Committed Advances denominated in Alternative Currencies minus the amount of any deposits established or maintained with the Agent as cash collateral for such Advances exceeds the Alternative Currency Sublimit. The Restricted Commitment Amount shall be calculated as of the last Business Day of each week in accordance with
Section 1.05.

          "Restricted Junior Payment" means, as to any Person, (i) any dividend
           -------------------------
or other distribution, direct or indirect, on account of any shares of any class of stock or other ownership interest of any Loan Party now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other ownership interest of any Loan Party now or hereafter outstanding, (iii) any prepayment of principal of, premium, if any, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt (other than prepayments in respect of any Seller Note that is Subordinated Debt), other than refinancings thereof on substantially similar terms, and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Loan Party now or hereafter outstanding.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw
           ---
Hill, Inc.

          "SEC" means the Securities and Exchange Commission and any successor
           ---
commission.

          "Seller Note" means a promissory note or other obligation to pay money
           -----------
(other than payments under customary indemnities) given by the Borrower or any Subsidiary of the Borrower in connection with an Acquisition, together with all security agreements, guaranties, pledge agreements or other forms of collateral or credit support given by any Person in connection therewith.

          "Senior Officer" means the president, the chief executive officer, the
           --------------
chief financial officer, vice president, general counsel, treasurer and controller, in each case whatever the title nomenclature may be, of the Person designated.

          "Shareholders' Equity" means, as of any date of determination,
           --------------------
shareholders' equity as of that date determined in accordance with Generally Accepted Accounting Principles; provided that there shall be excluded from Shareholders' Equity any amount attributable to capital stock that is, directly or indirectly, required by its terms to be redeemed or repurchased by the issuer thereof at a specified date or upon the occurrence of specified events or at the election of the holder thereof, if and to the extent that such date is, or such events or election could occur, prior to the Final Maturity Date.

          "Standby Letter of Credit" means a standby letter of credit in the
           ------------------------
customary form used by the Issuing Bank, issued by the Issuing Bank pursuant to
Section 3.01, either as originally issued or as the same from time to time may be supplemented, modified, amended, renewed or extended.

          "Subordinated Debt" means Indebtedness of a Loan Party which is
           -----------------
subordinated in right of payment to the payment of the Obligations hereunder on terms and conditions substantially similar to those set forth in Exhibit M.

          "Subsidiary" means, as of any date of determination and with respect
           ----------
to any Person, any corporation, partnership or joint venture, whether now existing or hereafter organized or acquired: (a) in the case of a corporation or the foreign equivalent organization thereof, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly or indirectly, by such Person and/or one or more Subsidiaries of such Person, or
(b) in the case of a partnership or joint venture, of which such Person or a Subsidiary of such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time beneficially owned, directly or indirectly by such Person and/or one or more of its Subsidiaries.

          "Subsidiary Borrower" means any Foreign Subsidiary in which the
           -------------------
Borrower, directly or indirectly, has at least an 80% ownership interest and which is identified on Schedule 1.01(c) or which shall have delivered to the Agent and the Lenders an Election to Participate, duly executed by such Subsidiary and the Borrower, and in respect of which the conditions set forth in
Section 4.03 have been satisfied.

          "Subsidiary Borrower Sublimit" means, for each Subsidiary which
           ----------------------------
becomes a Subsidiary Borrower hereunder, the amount specified as such Subsidiary Borrower's Sublimit on Schedule 1.01(c).

          "Sunrise" means Sunrise Medical, Inc., a Delaware corporation.
           -------

          "Swap Agreement" means one or more written agreements between a Loan
           --------------
Party and one or more financial institutions providing for "swap," "collar" or other interest rate protection with respect to any Indebtedness.

          "Swing Line" means the revolving line of credit established by the
           ----------
Swing Line Lender in favor of Borrower pursuant to Section 2.09.

          "Swing Line Advances" means advances made by the Swing Line Lender to
           -------------------
Borrower pursuant to Section 2.09.

          "Swing Line Lender" means Bank of America.
           -----------------

          "Swing Line Documents" means any promissory note and any other
           --------------------
documents executed by Borrower as requested by the Swing Line Lender from time to time in favor of the Swing Line Lender in connection with the Swing Line.

          "Swing Line Outstandings" means, as of any date of determination, the
           -----------------------
aggregate principal Indebtedness of Borrower on all Swing Line Advances then outstanding.

          "Termination Event" means (a) a Reportable Event, (b) the withdrawal
           -----------------
of any Loan Party or any of its ERISA Affiliates from a Pension Plan during any plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, if such withdrawal results in liability pursuant to Section 4063 of the Code, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination thereof pursuant to Section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC or (e) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

          "Total Commitment" means, as of the date of determination thereof, the
           ----------------
aggregate Commitments of all the Lenders.

          "Total Liabilities" means, as of any date of determination, all
           -----------------
liabilities that should be reflected as a liability on a consolidated balance sheet of Borrower and its Subsidiaries on such date prepared in accordance with Generally Accepted Accounting Principles.

          "to the best knowledge of" means, when modifying a representation,
           ------------------------
warranty or other statement of any Person, that such representation, warranty or statement is a representation, warranty or statement that the Person making it has no actual knowledge, after performing reasonable due diligence under the circumstances, of the inaccuracy of the matters therein stated. Where the Person making the representation, warranty or statement is not a natural Person, the aforesaid actual or constructive knowledge shall be that of any Senior Officer of that Person.

          "Wholly-Owned Subsidiary" means any Subsidiary of Borrower, whether
           -----------------------
now existing or hereafter acquired, with respect to which Borrower owns, directly or indirectly, and controls the power to vote, 100% of the capital shares, partnership or other ownership interests in such Subsidiary other than capital shares or partnership or other ownership interests which are held by certain individuals as director's qualifying shares or are otherwise held by directors of a Subsidiary in nominal amounts necessary to comply with applicable local laws.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02   Use of Defined Terms. Any defined term used in the
                         --------------------
plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

          SECTION 1.03   Accounting Terms. All accounting terms not specifically
                         ----------------
defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles consistently applied, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the financial covenants contained in Sections 7.09 through 7.11 would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating Borrower's financial condition,
(a) Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) during the period pending agreement on such amendments (which may not exceed 60 days absent the mutual agreement of the Borrower and the Lenders), Borrower shall be deemed to be in compliance with the financial covenants contained in such Sections following any such change in Generally Accepted Accounting Principles if and to the extent that Borrower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

          SECTION 1.04   Exhibits and Schedules. All Exhibits and Schedules to
                         ----------------------
this Agreement, either as originally existing or as the same may from time to time be supplemented, modified, or amended, are incorporated herein by reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

          SECTION 1.05   Currency Equivalents Generally. (a) For all purposes of
                         ------------------------------
this Agreement other than Article II (but not for purposes of the preparation of any financial statements delivered pursuant to this Agreement or any calculation to be made on the basis of any such financial statements), the equivalent in any Alternative Currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Alternative Currency, shall be determined at the rate of exchange quoted by the Agent in London, England, at 11:00 A.M. (London time) on the date of determination, to prime banks in London, England for the spot purchase in the London, England foreign exchange market of such amount of Dollars with such Alternative Currency, or such amount of such Alternative Currency with such Dollars, as the case may be.

          (b) For purposes of determining compliance with covenants in Article VII (other than Sections 7.09, 7.10 and 7.11), Dollar equivalents of Alternative Currency amounts incurred or outstanding shall be deemed to be the Dollar equivalent thereof at the time such Alternative Currency amount was incurred or became outstanding. For purposes of determining compliance with the covenant set forth in Section 7.10, with respect to Intangible Assets, Dollar equivalents of Alternative Currency amounts shall be made with reference to the applicable foreign exchange rate on the date any such Intangible Asset was acquired, and no adjustments shall be made to the book value of Intangible Assets as a result of foreign currency fluctuations.

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                       ---------------------------------

          SECTION 2.01   The Advances. (a)   Committed Advances. Each Lender
                         ------------        ------------------
severally agrees, on the terms and conditions hereinafter set forth, to make Committed Advances to the Borrower and the Subsidiary Borrowers, from time to time on any Business Day from the date hereof to the Final Maturity Date, in an aggregate amount (determined in Dollars) not to exceed at any time outstanding the Dollar amount of such Lender's Commitment; provided, however, that such
                                               --------  -------
Lender shall not be obligated to make any Committed Advance if, after giving effect to such Committed Advance and the other Committed Advances to be made by the other Lenders as part of the same Committed Borrowing, (x) the Facility Usage shall exceed the Total Commitment or (y) in the event such Borrowing is being made by a Subsidiary Borrower, the aggregate amount of outstanding Advances to such Subsidiary Borrower shall exceed such Subsidiary Borrower's Subsidiary Borrower Sublimit; provided, further, that such Lender shall not be
                              --------  -------
obligated to make any Committed Advance in an Alternative Currency if, after giving effect to such Committed Advance and the other Committed Advances to be made by the other Lenders as part of the same Committed Borrowing, the then outstanding aggregate principal amount (determined in Dollars) of all Committed Advances denominated in Alternative Currencies shall exceed the Alternative Currency Sublimit. Each Committed Borrowing under this
Section 2.01(a) shall (i) be in an aggregate amount not less than $1,000,000 in the case of Base Rate Advances, $1,000,000 in the case of Eurocurrency Rate Committed Advances denominated in Dollars and $1,500,000 in the case of Eurocurrency Rate Committed Advances denominated in an Alternative Currency,
(ii) be in an integral multiple of $100,000 in the case of Base Rate Advances and $500,000 in the case of each other type of Advance, and (iii) consist of Committed Advances of the same Interest Type made in the same currency on the same Business Day by the Lenders ratably according to their respective Commitments, subject, however, to the provisions of Section 2.02(c). Within the
             -------  -------
limits of each Lender's Commitment and subject to the terms and provisions hereof, the Borrowers may from time to time borrow under this Section 2.01(a), prepay pursuant to Section 2.12, and reborrow under this Section 2.01(a).

          (b)  Currency Equivalents. For purposes of this Section 2.01 and all
               --------------------
other provisions of this Article II, the equivalent in Dollars of any Alternative Currency or the equivalent in any Alternative Currency of Dollars or of any other Alternative Currency shall be determined in accordance with Section 2.19.

          SECTION 2.02   Making the Committed Advances.
                         -----------------------------

          (a)  Committed Advances. Each Committed Borrowing shall be of the same
               ------------------
Interest Type and denominated in the same currency, and shall be made by a Notice of Borrowing received by the Agent:

          (x) not later than 9:30 A.M. (San Francisco time) on the date of such Committed Borrowing if such Committed Borrowing consists of Base Rate Advances;

          (y) not later than 10:00 A.M. (San Francisco time) on the third Business Day prior to the date of such Committed Borrowing if such Committed Borrowing consists of Eurocurrency Rate Committed Advances denominated in Dollars; and

          (z) not later than 10:00 A.M. (San Francisco time) on the fifth Business Day prior to the date of such Committed Borrowing if such Committed Borrowing consists of Eurocurrency Rate Committed Advances denominated in an Alternative Currency.

More than one Committed Borrowing may be made on any Business Day; provided no more than one Committed Borrowing (which excludes Conversions and Continuations) may be made in any single Currency on the same Business Day. Each such Notice of Borrowing shall specify therein the
(i) date of such Committed Borrowing, (ii) Interest Type of Committed Advances comprising such Committed Borrowing, (iii) in the case of a proposed Committed Borrowing comprised of Eurocurrency Rate Committed Advances, currency of such Committed Borrowing and the Dollar equivalent of Eurocurrency Rate Committed Advances denominated in Alternative Currencies as of the date of such Notice,
(iv) aggregate amount and Borrower of such Committed Borrowing, (v) in the case of a proposed Committed Borrowing comprised of Eurocurrency Rate Committed Advances, initial Interest Period for each such Committed Advance and (vi) the Applicable Margin for the Advances comprising such Committed Borrowing, and shall be given in writing or by telecopier or telephone (and if by telephone, confirmed promptly by telecopier).

          In the case of a proposed Committed Borrowing comprised of Eurocurrency Rate Committed Advances in an Alternative Currency, the Agent shall, at the request of the relevant Borrower, use its best efforts to notify such Borrower as to an indicative interest rate with respect to such proposed Committed Borrowing by 9:00 A.M. (San Francisco time) the fourth Business Day prior to the date of such Committed Borrowing, and such Borrower may, by notice to the Agent not later than 10:00 A.M. (San Francisco time) on the fourth Business Day preceding the date of such proposed Committed Borrowing, withdraw the Notice of Borrowing relating to such requested Committed Borrowing and if so withdrawn prior to such time, Borrower shall not be obligated to pay any costs which might otherwise be payable pursuant to Section 2.02(b) in connection with the Borrower's failure to incur such Advance; provided, however, the failure of the Agent to so notify the Borrower shall not relieve such Borrower of any of its obligations hereunder, including its obligation to borrow such Eurocurrency Rate Committed Advances on the date of Borrowing specified in such Notice of Borrowing; and provided further, notwithstanding anything to the contrary, in no event shall the Agent have any liability to any Borrower for failing to notify a Borrower of the interest rate on or prior to 9:00 A.M. (San Francisco time) such fourth Business Day preceding such date of Borrowing.

          If a Lender is unable to fund an Advance requested in an Alternative Currency (whether due to changes in the interbank market or changes in funding capabilities of such Lender, including, without limitation, changes due to such Lender's decision to close a funding office or not to book loans in such Alternative Currency), such Lender shall notify the Agent of such fact no later than the later of (i) 10:00 A.M. (San Francisco time) on the fourth Business Day preceding the applicable date of such Committed Borrowing and (ii) one hour after being notified by the Agent of the relevant Notice of Borrowing. The Agent shall promptly notify each other Lender and the Borrower of the Agent's receipt of any such Notice that a Lender is not going to fund a Committed Borrowing requested in an Alternative Currency and the Notice of Borrowing shall be deemed to be withdrawn. In such event, no Lender shall have any obligation to fund the Advances requested in such Notice of Borrowing and the Borrower shall not be obligated to pay any costs which might otherwise be payable pursuant to Section 2.02(b) with respect to any requested Eurocurrency Rate Committed Advances which are not funded by the Lenders under such withdrawn Notice of Borrowing.

          Each Lender shall promptly notify the Agent and the Borrower if any Alternative Currency in which the Borrower has previously received Eurocurrency Rate Committed Advances is no longer available to such Lender. So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, upon receipt of such a notice, request that such Lender be replaced with another commercial bank or other financial institution which has such Alternative Currency available to it selected by the Borrower and approved in writing by the Agent (which approval shall not be unreasonably withheld or delayed). Upon any such request by the Borrower, if the Agent shall have approved the commercial bank or other financial institution selected by the Borrower, the Lender that is not able to fund in such Alternative Currency shall execute and deliver a Commitment Assignment and Acceptance to the Agent pursuant to which such Lender shall assign all of its Commitment to the commercial bank or other financial institution selected by the Borrower. If any Lender which has notified the Agent and the Borrower in accordance with this Section 2.02(a) that an Alternative Currency is no longer available to it, is not so replaced, such Lender shall promptly notify the Agent and the Borrower if such Alternative Currency subsequently becomes available to it.

          (b)  Notices Irrevocable, Etc.  Except as otherwise provided in
               ------------------------
Section 2.02(a), each Notice of Borrowing shall be irrevocable and binding on the Borrower delivering any such notice. In the case of any Committed Borrowing which the related Notice of Borrowing specified is to be comprised of Eurocurrency Rate Committed Advances, unless such notice is withdrawn or deemed withdrawn pursuant to Section 2.02(a), such Borrower shall indemnify each Lender against any reasonable direct out-of-pocket loss, cost or expense incurred by such Lender as a result of any failure by the Borrowers to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article IV hereof, including, without limitation, any loss or reasonable direct out-of-pocket cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund the Advance to be made by such Lender as part of such Committed Borrowing when such Committed Borrowing, as a result of such failure, is not made on such date.

          (c)  Advances by Lenders. The Agent shall promptly (and in any event
               -------------------
within one Business Day) give each Lender notice of each Notice of Borrowing received by it. Each Lender shall, before (i) 12:00 Noon (San Francisco time) with respect to Borrowings in U.S. Dollars, and (ii) 9:00 a.m. (local time at the Agent's Applicable Lending Office) with respect to Borrowings in Alternative Currencies, on the date of the Committed Borrowing covered by each such Notice of Borrowing, make available for the account of its Applicable Lending Office to the Agent such Lender's ratable portion of such Committed Borrowing by deposit ing the amount of such portion in the applicable currency and in same day funds in the Agent's Account. Unless the Agent shall have received written notice from a Lender prior to the date of any such Committed Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Committed Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Committed Borrowing in accordance with this
Section 2.02(c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount pursuant to
Section 2.02(d). If and to the extent any Lender shall not have made available to the Agent on the date of the Committed Borrowing such Lender's ratable portion of such Committed Borrowing, such Lender and the applicable Borrower agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Agent, at an interest rate equal to, in the case of a Borrower, the interest rate (plus the Applicable Margin) stated in the Notice of Borrowing applicable thereto, or, in the case of a Lender, the Federal Funds Rate or, in the case of a payment in an Alternative Currency, the Overnight Rate. If such Lender shall pay to the Agent such amount, such amount so paid shall constitute such Lender's Advance as part of such Committed Borrowing for purposes of this Agreement and to such extent the Borrower shall have no further obligation under this Section 2.02(c) to repay such amount.

          (d)  Disbursement of Advances. Upon fulfillment of the applicable
               ------------------------
conditions set forth in Article IV hereof, the Agent will make funds for any Committed Borrowing available to the applicable Borrower, to the extent of Agent's receipt of such funds from the Lenders. The funds so made available to the applicable Borrower, subject to the preceding sentence, will be same-day funds to the extent funds are received by the Agent prior to the close of business on the day received. Upon request of the applicable Borrower, the Agent will disburse such funds to such accounts as are designated by such Borrower, subject to the payment of customary wire transfer costs.

          (e)  Nature of Lender's Obligations. The failure of any Lender to make
               ------------------------------
any Committed Advance to be made by it as part of any Committed Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Committed Advance on the date of such Committed Borrowing. In no event shall any Lender be responsible for the failure of any other Lender to make the Committed Advance to be made by such other Lender on the date of any Committed Borrowing.

          SECTION 2.03   Fees.
                         ----

          (a)  Agent's and Arranger's Fees. The Borrower agrees to pay to the
               ---------------------------
Agent and the Arranger, for their own accounts, the fees referred to in the letter agreement dated August 30, 1995 between the Borrower, Bank of America and the Arranger.

          (b)  Commitment Fee. The Borrower agrees to pay to the Agent, for the
               --------------
account of each Lender, a commitment fee on the average daily unused portion of such Lender's Commitment (as calculated in accordance with Section 2.03(c)) at a rate per annum equal to the Applicable Margin as in effect from time to time for all periods on and after the Closing Date, payable quarterly on the last Business Day of each March, June, September and December in each year, commencing on the last Business Day of December 1995, and on the Final Maturity Date.

          (c)  Commitment Fee Calculations. For purposes of calculating each
               ---------------------------
Lender's commitment fee pursuant to Section 2.03(b), outstanding Letters of Credit shall be considered a ratable usage of such Lender's Commitment based on the Letter of Credit Liability attributable from time to time to such Letters of Credit; Swing Line Advances and Bid Advances shall not be considered usage. For purposes of determining the unused portion of each Lender's Commitment solely in order to calculate the commitment fee under Section 2.03(b), the equivalent in Dollars of each Eurocurrency Rate Committed Advance made by such Lender in an Alternative Currency as determined on the date of the making of such Advance (in accordance with the provisions of Section 2.19) shall be the amount of such Lender's Commitment used in connection with such Advance, and no further adjustments shall be made with respect to the unused portion of such Lender's Commitment based upon fluctuations thereafter in the value of the Alternative Currency of such Advance. Any change in the commitment fee because of a change in the Leverage Ratio shall be effective upon receipt by the Agent from a Senior

Officer of the Borrower of a Compliance Certificate demonstrating such fact.

          (d)  Nature of Obligation. The Borrower's obligation hereunder to pay
               --------------------
the fees referred to in this Section 2.03 shall be absolute and unconditional and shall survive the making and repaying of Advances and the termination of this Agreement.

          SECTION 2.04   Repayment of Advances.
                         ---------------------

          (a) The Borrower agrees to repay on the Final Maturity Date the outstanding principal amount of all Committed Advances made to the Borrower. Notwithstanding any other provision of this Agreement, if a Subsidiary Borrower shall be a party to this Agreement, the Obligations of each Borrower, in its capacity as a Borrower, shall be several and not joint and several. Except as provided in Section 2.06 (c) and (d), each Eurocurrency Rate Committed Advance denominated in an Alternative Currency, together with interest thereon as provided herein, shall be repaid in such Alternative Currency.

          (b) Sunrise shall repay each Bid Advance on the last day of the relevant Interest Period.


          SECTION 2.05   Interest Rate Provisions, Etc.
                         -----------------------------

          (a)  Base Rate Advances. Except to the extent that the applicable
               ------------------
Borrower shall have elected in the applicable Notice of Borrowing or Notice of Conversion/Continuation to pay interest on any Committed Advances denominated in Dollars and comprising part of the same Committed Borrowing for an Interest Period pursuant to subsection (d) of this Section 2.05, the Borrowers shall pay interest on the unpaid principal amount of each Committed Advance denominated in Dollars made to the Borrowers, from the date of such Advance until such principal amount is paid in full, payable quarterly on the last Business Day of each March, June, September and December in each year, commencing on the last Business Day of December, 1995, and on the Final Maturity Date, at a fluctuating interest rate per annum equal to the Base Rate in effect from time to time plus or minus, if and as applicable, the Applicable Margin per annum; provided,
                                                                 --------
however, that during any period in which an Event of Default has occurred and is
-------
continuing (but only so long as such Event of Default is continuing), the Borrower shall pay interest on the unpaid principal amount of each Base Rate Advance made to it, payable from the date such Event of Default occurs and upon written demand by the Agent on behalf of the Lenders to the Borrowers, at the Default Rate.

          (b)  Interest Periods. Any Borrower may, pursuant to subsection (d)
               ----------------
below, elect to have the interest on the principal amount of any Committed Advances made to it denominated in Dollars and comprised or comprising part of the same Committed Borrowing to be made to the Borrower pursuant to Section 2.02(a), or on all or any portion of the principal amount of any outstanding Committed Advances of the same Interest Type, in each case ratably according to the respective outstanding principal amounts of Committed Advances of such Interest Type owing to each Lender, determined and payable for an Interest Period in accordance with subsection (d) below; provided, however, that the
                                                --------  -------
Borrowers may not select any Interest Period that ends after the Final Maturity Date; and, provided, further, that the Borrowers may not, unless the Majority
           --------  -------
Lenders shall otherwise agree in writing, have more than an aggregate of 40 Eurocurrency Rate Committed Advances and Bid Advances from any Lender outstanding at any one time.

          (c)  Bid Advances. Each Bid Advance shall bear interest on the
               ------------
outstanding principal amount thereof from the Borrowing date at a rate per annum equal to the Eurocurrency Rate plus (or minus) the Eurocurrency Rate Bid Margin, or at the Absolute Rate, as the case may be; provided, however, that during any
                                             --------  -------
period in which an Event of Default has occurred and is continuing (but only so long as such Event of Default is continuing), the Borrower shall pay interest on the unpaid principal amount of each such Bid Advance made to it, payable from the date such Event of Default occurs and upon written demand by the Lender of such Bid Advance, at the rate of 2% per annum above the rate otherwise applicable in effect at the time of the occurrence of such Event of Default, until the last day of the then current Interest Period for such Advance, and thereafter at the Default Rate in effect from time to time.

          (d)  Eurocurrency Rate Committed Advances Denominated in Dollars. Any
               -----------------------------------------------------------
Borrower may, from time to time and on the condition no Event of Default or Default has occurred and is continuing and subject to the provisions of subsections (f)-(k) below, elect to pay interest on each Committed Advance denominated in Dollars and comprising part of the same Committed Borrowing made to the Borrower during any Interest Period therefor at a rate per annum equal to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Margin, by selecting the same either in the Notice of Borrowing pursuant to which such Committed Advance was made or in a Notice of Conversion/Continuation covering such Committed Advance, each of which shall specify the Eurocurrency Rate Committed Advances and the first day and duration of such Interest Period, and which shall be delivered to the Agent as specified in Section 2.02(a),
Section 2.06(a) or Section 2.06(b), as applicable. If a Borrower has made such an election for Eurocurrency Rate Committed Advances for any Interest Period, such Borrower shall, subject to subsection (1) hereof, pay interest on the unpaid principal amount of each such Eurocurrency Rate Committed Advance during such Interest Period (i) in the case of an Interest Period which is three months or less, on the last day of such Interest Period and (ii) in the case of an Interest Period which is longer than three months, on the last day of each three-month period of such Interest Period and on the last day of such Interest Period, at a rate per annum equal to the sum of the Eurocurrency Rate for such Interest Period for such Eurocurrency Rate Committed Advance plus the
                                                                      ----
Applicable Margin; provided, however, that during any period in which an Event
                   --------  -------
of Default has occurred and is continuing (but only so long as such Event of Default is continuing), such Borrower shall pay interest on the unpaid principal amount of each such Eurocurrency Rate Committed Advance made to it, payable from the date such Event of Default occurs and upon written demand by the Agent on behalf of the Lenders, at the rate of 2% per annum above the Eurocurrency Rate plus the Applicable Margin for such Eurocurrency Rate Committed Advance in
----
effect at the time of the occurrence of such Event of Default, until the last day of the then current Interest Period for such Advance, and thereafter at the Default Rate in effect from time to time. On the last day of each Interest Period for any Eurocurrency Rate Committed Advance denominated in Dollars, the unpaid principal balance thereof shall automatically become and bear interest as a Base Rate Advance, except to the extent that the applicable Borrower of such Advance has elected to pay interest on all or any portion of such amount for a new Interest Period commencing on such day in accordance with this Section 2.05 and by timely delivering a Notice of Conversion/Continuation pursuant to Section 2.06(a).

          (e)  Eurocurrency Rate Committed Advances Denominated in Alternative
               ---------------------------------------------------------------
Currencies. Each Borrower shall pay interest on the unpaid principal amount of
----------
each Committed Advance made to it denominated in an Alternative Currency and comprising part of the same Committed Borrowing, from the date of such Advance until such principal amount is paid in full at a rate per annum equal to the sum of the Eurocurrency Rate, determined with regard to the applicable Alternative Currency of such Advance and the Interest Period selected by such Borrower pursuant to Section 2.02(a), 2.06(a) or 2.06(b), for such Interest Period plus
                                                                          ----
the Applicable Margin, payable (i) in the case of an Interest Period which is one, two or three months, on the last day of such Interest Period and (ii) in the case of an Interest Period which is six months, on the last day of the third month of such Interest Period and on the last day of such Interest Period; provided, however, that during any period in which an Event of Default has
--------  -------
occurred and is continuing (but only so long as such

Event of Default is continuing), each Borrower shall pay interest on the unpaid principal amount of each Committed Advance made to it denominated in an Alternative Currency, payable from the date such Event of Default occurs and upon written demand by the Agent on behalf of the Lenders, at the rate of 2% per annum above the Eurocurrency Rate plus the Applicable Margin for such Committed Advance in effect at the time of the occurrence of such Event of Default, until the principal amount of such Committed Advance is paid in full. On the last day of each Interest Period for any Committed Advance denominated in an Alternative Currency, so long as no Event of Default or Default has occurred and is continuing, the unpaid principal balance thereof shall automatically become and bear interest as a Eurocurrency Rate Committed Advance denominated in the same Alternative Currency on the basis of a one month Interest Period, except to the extent that the applicable Borrower has elected to pay interest on all or any portion of such Advance for a new Interest Period commencing on such day in accordance with this Section 2.05 and by timely delivering a Notice of Conversion/Continuation pursuant to Section 2.06(a); provided, however, that if
                                                     --------  -------
the Agent shall have notified the Borrower on or prior to 11:00 A.M. (San Francisco time) on the fourth Business Day preceding the last day of such Interest Period that any Lender is unable to fund such Alternative Currency after the expiration of such Interest Period, all Advances denominated in such Alternative Currency maturing on the last day of such Interest Period shall, notwithstanding the foregoing, be due and payable on the last day of such Interest Period.

          (f)  Interest Rate Quotations. In the event that, prior to the first
               ------------------------
day of any Interest Period for any Borrowing, the Agent shall have determined in good faith (or the Lender of any Eurocurrency Rate Bid Advance as to which the Borrower has accepted such Lender's Competitive Bid, but as to which the Borrowing Date has not arrived shall have determined and have notified the Agent) (which determination shall be conclusive and binding upon all parties hereto) that (i) Dollar or Alternative Currency deposits of the relevant amount and for the relevant Interest Period for such Advances are not available to the Lenders, or (ii) adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for any Eurocurrency Rate Committed Advances denominated in Dollars, or in an Alternative Currency then:

               (i) the Agent shall forthwith notify the Borrowers and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Committed Advances denominated in Dollars or in such Alternative Currency, as the case may be,

               (ii) each such Committed Advance denominated in Dollars will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance unless an appropriate notice is given for another Interest Type which is then available,

               (iii) each such Committed Advance denominated in such Alternative Currency will automatically, on the last day of the then existing Interest Period therefor, be due and payable, and

               (iv) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Committed Advances, shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

          (g)  Change in Circumstances. If, with respect to any Eurocurrency
               -----------------------
Rate Advances, the Majority Lenders notify the Agent (or the Lender of any Eurocurrency Rate Bid Advance as to which the Borrower has accepted such Lender's Competitive Bid, but as to which the Borrowing Date has not arrived notifies the Agent) that the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or Convert Committed Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

          (h)  Failure to Notify. If any Borrower shall fail to select the
               -----------------
duration of any Interest Period for any Eurocurrency Rate Committed Advances made to such Borrower in accordance with Section 2.05(d) or Section 2.06(a) or
(b), the Agent will forthwith so notify such Borrower and the Lenders, and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances; provided, however, that if
                                                  --------  -------
such failure to select an Interest Period relates to any Eurocurrency Rate Advance denominated in an Alternative Currency, such Advance will automatically, on the last day of the existing Interest Period for such Advance, be continued as a Eurocurrency Rate Advance denominated in such Alternate Currency with an Interest Period of one month.

          (i)  Minimum Amounts. On the date on which the aggregate unpaid
               ---------------
principal amount of Committed Advances comprising any Committed Borrowing shall be reduced, by payment or prepayment (but not by reason of fluctuations in foreign currency exchange rates), to less than $1,000,000, such Advances shall, if they are Advances of an Interest Type other than Base Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into Advances of an Interest Type other than Base Rate Advances shall terminate.

          (j)  Illegality. Notwithstanding any other provision of this
               ----------
Agreement, if the enactment or issuance of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert in writing that it is unlawful, for any Lender or its Eurocurrency Lending Office to fund or maintain Eurocurrency Rate Advances denominated in Dollars or in any Alternative Cur-rencies hereunder, then, on notice thereof by such Lender to the Borrowers through the Agent, (i) the right of the Borrowers to select such Interest Type for any Advance pursuant to subsection (d) or (e) above and pursuant to Section 2.06(a) and (b) or to accept a bid from the affected Lender pursuant to Section 2.08(e), as the case may be, shall thereupon be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist (and each Lender shall promptly notify Borrower if such circumstance no longer exists), (ii) each such affected Advance denominated in Dollars shall automatically become a Base Rate Advance and (iii) the Borrowers shall forthwith prepay in full all such affected Eurocurrency Rate Advances denominated in an Alternative Currency of all Lenders then outstanding, together with interest accrued thereon.

          (k)  Quoted Rates. The Agent shall give prompt (and in any event
               ------------
within one Business Day) notice to the Borrowers and the Lenders of the applicable interest rate determined by the Agent for the purposes of Section 2.05(c), (d) or (e).

          (l)  Swing Line Advances. The Borrower shall pay interest on the
               -------------------
unpaid principal amount of each Swing Line Advance from the date of such Advance until such principal amount is paid in full, payable on such dates, not more frequently than monthly, as may be specified by the Swing Line Lender and in any event on the Final Maturity Date, at a fluctuating interest rate per annum equal to the sum of the Base Rate in effect from time to time plus or minus, if and as applicable, the Applicable Margin per annum; provided, however, that during any
                                             --------  -------
period in which an Event of Default has occurred and is continuing (but only so long as such Event of Default is continuing), such

Borrower shall pay interest on the unpaid principal amount of each Swing Line Advance made to it, payable from the date such Event of Default occurs and upon written demand by the Swing Line Lender to such Borrower, at the Default Rate. The Swing Line Lender shall be responsible for invoicing such Borrower for such interest. The interest payable on Swing Line Advances is solely for the account of the Swing Line Lender.

          SECTION 2.06   Voluntary Conversions and Continuations of Committed
                         ----------------------------------------------------
Advances.
--------

          (a)  Conversion and Continuation. The Borrower may, from time to time
               ---------------------------
and on the condition that no Default or Event of Default shall have occurred and be continuing, on any Business Day, upon delivery of a Notice of Conversion/Continuation given to the Agent not later than 10:00 A.M. (San Francisco time) on the third Business Day (or, in the case of Alternative Currency Advances, the fifth Business Day) prior to the date of the proposed Conversion or Continuation and subject to the other provisions of Section 2.05 and this Section 2.06, (i) continue Committed Advances of the same Interest Type and Interest Period and comprising the same Committed Borrowing as Committed Advances of such Interest Type or (ii) Convert such Committed Advances, if such Committed Advances are denominated in Dollars, into Committed Advances of another Interest Type denominated in Dollars; provided, however, that any
                                              --------  -------
Conversion of any Eurocurrency Rate Committed Advances into Committed Advances of another Interest Type shall be made on, and only on, the last day of an Interest Period for such Eurocurrency Rate Committed Advances; and, provided,
                                                                    --------
further, that Eurocurrency Rate Committed Advances denominated in an Alternative
-------
Currency may not be converted into another Alternative Currency and may only be continued as Eurocurrency Rate Committed Advances denominated in such Alternative Currency. Each such Notice of a Conversion/Continuation shall be in writing or by telecopier or telephone (and if by telephone, confirmed immediately by telecopier), and delivered or given to the Agent within the time period specified above, and shall specify (i) the date of such Conversion/Continuation, (ii) the Committed Advances to be Converted/Continued, and (iii) if such Conversion/Continuation is into Eurocurrency Rate Committed Advances, the duration of the Interest Period for each such Advance.

          In the case of a Notice of Conversion/Continuation relating to Eurocurrency Rate Committed Advances in an Alternative Currency, the Agent shall, at the request of the applicable Borrower, use its best efforts to notify the Borrower as to an indicative interest rate with respect to such proposed Continuation/Conversion by 9:00 A.M. (San Francisco time) the fourth Business Day prior to the date of such

Continuation/Conversion, and such Borrower may, by notice to the Agent not later than 10:00 A.M. (San Francisco time) on the fourth Business Day preceding the date of such proposed Continuation/Conversion, withdraw such Notice of Continuation/ Conversion and submit a new Notice of Continuation/ Conversion not denominated in an Alternative Currency, and if so withdrawn prior to such time, Borrower shall not be obligated to pay any costs which might otherwise be payable pursuant to Section 2.06(c) in connection with the Borrower's failure to so Continue; provided, however, the failure of the Agent to so notify the
             --------  -------
Borrower shall not relieve such Borrower of any of its obligations hereunder, including its obligation to Continue such Eurocurrency Rate Committed Advances on the date of the Continuation specified in such Notice of Continuation/Conversion; and provided, further, notwithstanding anything to the
                             --------  -------
contrary, in no event shall the Agent have any liability to any Borrower for failing to notify a Borrower of the interest rate on or prior to 9:00 A.M. such fourth Business Day preceding such date of Conversion or Continuation.

          In the case of a Notice of Conversion/Continuation with respect to Eurocurrency Rate Committed Advances denominated in an Alternative Currency, in the event any Lender notifies the Agent that it is no longer able to continue such Advance in an Alternative Currency (whether due to changes in the interbank market or changes in funding capabilities of such Lender, including, without limitation, changes due to such Lender's decision to close a funding office or not to book loans in such Alternative Currency), such Lender shall notify the Agent of such fact no later than the later of (x) 10:00 A.M. (San Francisco time) on the fourth Business Day preceding the requested effective date of such Continuation or (y) one hour after being notified by the Agent of the relevant Notice of Conversion/Continuation. The Agent shall promptly notify the other Lenders and the Borrower of the receipt of any such notice and the relevant Notice of Conversion/Continuation shall be deemed to be withdrawn by the relevant Borrower. The Borrower shall not be obligated to pay any costs which might otherwise be payable pursuant to Section 2.06(c) in connection with any Notice of Conversion/Continuation withdrawn or deemed withdrawn, in accordance with this paragraph.

          (b)  Notices Irrevocable. Except as otherwise provided herein, each
               -------------------
notice by a Borrower under this Section 2.06 shall be irrevocable, and the Borrowers shall indemnify each Lender against any reasonable direct out-of-pocket loss, cost or expenses incurred by such Lender as a result of any failure by the Borrower to fulfill on or before the date specified by such notice the applicable conditions set forth in this Section 2.06 or Article IV. The Agent promptly (and in any event within one

Business Day) will give each Lender notice of each Notice of Conversion/Continuation received by it.

          (c)  Alternative Currency Conversion. Notwithstanding anything herein
               -------------------------------
to the contrary, upon the occurrence and continuation of an Event of Default resulting from the failure of a Borrower to make any payment of principal or interest on any Obligation, upon notice from the Agent, all of the Advances denominated in an Alternative Currency shall automatically be converted to Base Rate Advances in a principal amount equal to the Dollar equivalent of such Alternative Currency on the date of such conversion. Such Borrower shall be responsible for all costs associated with such conversion to the full extent of each indemnity provided herein in connection with a conversion prior to the last day of an Interest Period.

          SECTION 2.07  Bid Borrowings.
                        --------------

          (a) In addition to Committed Borrowings pursuant to Section 2.02, each Lender severally agrees that Sunrise may, as set forth in Section 2.08, from time to time request the Lenders prior to the Final Maturity Date to submit offers to make Bid Advances to such Borrower; provided, however, that the
                                              --------  -------
Lenders may, but shall have no obligation to, submit such offers and such Borrower may, but shall have no obligation to, accept any such offers; provided,
                                                                       --------
further, that no Bid Advance shall be made if, after giving effect to such Bid
-------
Advance and the other Bid Advances to be made by the other Lenders as part of the same Bid Borrowing, (a) the Facility Usage shall exceed the Total Commitment, (b) the outstanding aggregate principal amount of all Bid Advances made by all Lenders shall exceed $137,500,000; or (c) the number of Interest Periods for Bid Advances then outstanding plus the number of Interest Periods for Committed Advances then outstanding exceeds 40.

          (b) Each Lender may designate one Designated Bidder to have a right to offer and make Bid Advances as a Lender pursuant to Sections 2.07 and 2.08; provided, however, that (i) each such Lender shall retain the right to make Bid
--------  -------
Advances as a Lender, (ii) each such designation shall be of a Designated Bidder and (iii) the parties to each such designation shall execute and deliver to the Agent, for its acceptance, an agreement and acknowledgment substantially in the form of Exhibit N hereto, whereby such Designated Bidder agrees to be bound by the terms and conditions of this Agreement as a Lender for purposes of Bid Advances. Upon the Agent accepting an appropriately completed agreement and acknowledgment, the Designated Bidder shall be deemed to be a direct party to this Agreement as a Lender for purposes of Bid Advances only, and each reference to "Lender" in Section 2.07(a) and 2.08 (and the defined terms used therein) shall be deemed to include a reference to each Designated Bidder. Except (A) that each Designated Bidder shall be solely responsible to the other parties hereto for the performance of its obligations relating to its Bid Advances, and
(B) for the right of each Designated Bidder to offer and make Bid Advances (and receive notices directly from the Agent in connection therewith) and to receive payments as a Lender with respect to its Bid Advances, each Designated Bidder shall be deemed to have only the rights of a participant in a Bid Loan hereunder, as set forth in (and limited by) Section 11.08(g) (but with no rights under Section 2.13(a), 3.07, 11.02, 11.08, 11.10 or 11.14), and the Agent shall be entitled to deal solely with the Lender designating such Designated Bidder for all matters, including voting. Upon the request of the Designated Bidder made through the Agent, Sunrise shall execute and deliver a Bid Advance Note to evidence Bid Advances made by each Designated Bidder. A Lender may revoke any designation of a Designated Bidder at any time upon written notice to the Agent, but such revocation shall not affect the rights and obligations of a Designated Bidder as to any of its Bid Advances remaining outstanding.

     SECTION 2.08  Procedure for Bid Borrowings.
                   ----------------------------

          (a) When Sunrise wishes to request the Lenders to submit offers to make Bid Advances hereunder, it shall transmit to the Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit J (a "Competitive Bid Request") so as to be received no later than 9:00 a.m. (San Francisco time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a Eurocurrency Auction, or (y) one Business Day prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying: (i) the date of such Bid Borrowing, which shall be a Business Day; (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof; (iii) whether the Competitive Bids requested are to be for Eurocurrency Rate Bid Advances or Absolute Rate Bid Advances or both; and (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein. Subject to subsection 2.08(c), such Borrower may not request Competitive Bids for more than four Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than twice in any period of five Business Days. Sunrise shall pay to the Agent for the Agent's sole benefit a bid auction fee of $400 on the day of each Absolute Rate Auction and Eurocurrency Auction.

          (b) Upon receipt of a Competitive Bid Request, the Agent will promptly send to the Lenders by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by Sunrise to each Lender to submit Competitive Bids offering to make the Bid Advances to which such Competitive Bid Request relates in accordance with this
Section 2.08.

          (c) (i) Each Lender may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Advances in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.08(c) and must be submitted to the Agent by facsimile transmission at the Agent's office for notices set forth on
     Schedule 11.06 hereto not later than 7:00 a.m. (San Francisco time) (1) three Business Days prior to the proposed date of Borrowing, in the case of a Eurocurrency Auction or (2) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted
                                       --------
     by Bank of America (or any Affiliate of Bank of America) in the capacity of a Lender may be submitted, and may only be submitted, if Bank of America or such Affiliate notifies the Agent of the terms of the offer or offers contained therein not later than 6:45 a.m. (San Francisco time) (A) three Business Days prior to the proposed date of Borrowing, in the case of a Eurocurrency Auction or (B) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

               (ii) Each Competitive Bid shall be in substantially the form of Exhibit L, specifying therein: (A) the proposed date of Borrowing; (B) the principal amount of each Bid Advance for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Lender, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Advances for which Competitive Bids were requested;
     (C) in case the Borrower elects a Eurocurrency Auction, the margin above or below the Eurocurrency Rate (the "Eurocurrency Rate Bid Margin") offered for each such Bid Advance, expressed as a percentage (rounded to the nearest 1/100th of 1%) to be added to or subtracted from the Eurocurrency Rate and the Interest Period applicable thereto; (D) in case the Borrower elects an Absolute Rate Auction, the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) (the "Absolute Rate") offered for each such Bid Advance; and (E) the identity of the quoting Lender. A Competitive Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids.

               (iii) Any Competitive Bid shall be disregarded if it: (A) is not substantially in conformity with Exhibit L or does not specify all of the information required by subsection (c)(ii) of this Section; (B) contains qualifying, conditional or similar language; (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or (D) arrives after the time set forth in subsection
     (c)(i).

               (iv) Notwithstanding anything to the contrary contained in this section, a Competitive Bid by Bank of America may contain, and will not be disregarded if it does contain, a restriction on the use of proceeds consistent with Section 2.21.

          (d) Promptly on receipt and not later than 7:30 a.m. (San Francisco time) (i) three Business Days prior to the proposed date of Borrowing in the case of a Eurocurrency Auction, or (ii) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Agent will notify Sunrise of the terms
(A) of any Competitive Bid submitted by a Lender that is in accordance with subsection 2.08(c), and (B) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.08(c). The Agent's notice to the Borrower shall specify (1) the aggregate principal amount of Bid Advances for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and Eurocurrency Rate Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 2.05(g), 2.05(j) and 4.02 and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the Borrower.

          (e) Not later than 8:00 a.m. (San Francisco time) (i) three Business Days prior to the proposed date of Borrowing, in the case of a Eurocurrency Auction, or (ii) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.08(d). Such Borrower shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. Such Borrower may accept any Competitive Bid in whole or in part; provided that:
                                                                  --------

               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

               (ii) the aggregate principal amount of Bid Borrowing on each day must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

               (iii) acceptance of offers may only be made on the basis of ascending Eurocurrency Rate Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

               (iv) such Borrower may not accept any offer that is described in subsection 2.08(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (f) If offers are made by two or more Lenders with the same Eurocurrency Rate Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Advances in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Bid Advances shall be conclusive in the absence of manifest error.

          (g) (i) The Agent will promptly notify each Lender having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Advance or Bid Advances to be made by it on the date of the Bid Borrowing.

               (ii) Each Lender, which has received notice pursuant to subsection 2.08(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Advances available to the Agent for the account of the Borrower at the Agent's Office, by 11:00 a.m. (San Francisco time) in the case of Absolute Rate Bid

     Advances, and by 11:00 a.m. (San Francisco time) in the case of Eurocurrency Rate Bid Advances, on such date of Bid Borrowing, in funds immediately available to the Agent for the account of such Borrower at the Agent's Office.

               (iii) Promptly following each Bid Borrowing, the Agent shall notify each Lender of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Borrower and the aggregate amount borrowed pursuant to such Bid Borrowing.

               (iv) From time to time, the Borrower and the Lenders shall furnish such information to the Agent as the Agent may request relating to the making of Bid Advances, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from such Borrower for payment of all amounts owing hereunder.

          (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 4.01 and 4.02 are satisfied, the Lender or Lenders whose offers Sunrise has accepted will fund each Bid Advance so accepted. Nothing in this Section 2.08 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of the Borrower to request and accept credit facilities from any Person (including any of the Lenders), provided that no Default or Event of Default would otherwise arise or exist as a result of such Borrower executing, delivering or performing under such credit facilities.

          (i) Each outstanding Bid Loan shall be deemed to utilize the Commitment of each lender by an amount equal to such Lender's Pro Rata Share times the amount of such Bid Loan.
-----

          SECTION 2.09   The Swing Line.
                         --------------

          (a)  Availability. The Swing Line Lender shall from time to time
               ------------
through the day prior to the Final Maturity Date make Swing Line Advances in Dollars to Sunrise in such amounts as Sunrise may request, provided that (i)
                                                           --------
giving effect to such Swing Line Advance, the Swing Line Outstandings shall not exceed $10,000,000 and the Facility Usage shall not exceed the Total Commitment,
(ii) without the consent of the Majority Lenders, no Swing Line Advance may be made during the continuation of an Event of Default and (iii) the Swing Line Lender has not given at least twenty-four (24) hours prior notice to Sunrise that availability under the Swing Line is suspended or terminated. Sunrise may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Lender, Borrowings under the Swing Line may be made in a minimum amounts of $100,000 and multiples of $25,000 in excess thereof upon telephonic request made to the Swing Line Lender not later than 3:00 p.m., San Francisco time, on the Business Day of the requested Borrowing (which telephonic request shall be promptly confirmed in writing by a Senior Officer of Sunrise by telecopier with telephonic notice to the Agent). Promptly after receipt of such a request for borrowing, the Swing Line Lender shall obtain telephonic verification from the Agent that, giving effect to such request, availability for Advances will exist under Section 2.01(a) (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Advance shall be in an amount which is an integral multiple of $25,000. If Sunrise instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Advance, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., San Francisco time, on a Business Day, such payment shall be deemed received on the next Business Day. The Swing Line Lender shall promptly notify the Agent of the Swing Advance Outstandings each time there is a change therein. The Swing Line Lender may at any time in its sole discretion notify Sunrise that availability under the Swing Line is suspended or terminated.

          (b)  Repayment of Swing Line Advances.  In the event
               --------------------------------
that there are Swing Line Outstandings on five (5) consecutive Business Days, then on the next Business Day (unless Sunrise has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to zero), Sunrise shall request a Committed Advance pursuant to Section 2.02(a) in an amount complying with Section 2.01 and sufficient to reduce the Swing Line Outstandings to zero. The Agent shall automatically provide such amount directly to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings) and credit any balance of the Committed Advance in immediately available funds as provided in Section 2.02(d). In the event that Sunrise fails to request a Committed Advance within the time specified by
Section 2.02 on any such date, the Agent may, but is not required to, without notice to or the consent of Sunrise, cause Committed Advances to be made by the Lenders under the Commitments in the amount necessary to comply with Section
2.01 and sufficient to reduce the Swing Line Outstandings to $5,000,000 and, for this purpose, the conditions precedent set forth in Sections 4.01 and 4.02 shall not apply. The proceeds of such Committed Advances shall be paid to the Swing Line Lender for application to the Swing Line Outstandings.

          (c)  Purchase of Participations. Upon the making of a Swing Line
               --------------------------
Advance, each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share of the Commitment times the amount of the Swing Line Advance. Upon demand made by the Swing Line Lender, each Lender shall, according to its Pro Rata Share of the Commitment, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its pur-chase price to the Swing Line Lender shall be absolute and uncon-ditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

               SECTION 2.10   Reduction of Commitments.
                              ------------------------

          (a)  Voluntary Reductions. Sunrise shall have the right, upon written
               --------------------
notice to the Agent not later than 10:00 A.M. (San Francisco Time) on the fifth Business Day prior thereto, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided, however,
                                                              --------  -------
that each partial reduction shall be in the amount of $5,000,000 or any multiple of $l,000,000 in excess thereof. At the direction of Sunrise, any voluntary reduction made pursuant to this Section 2.10(a) may be credited against the next scheduled reductions required pursuant to Section 2.10(b).

          (b)  Scheduled Reductions. The Total Commitment shall automatically
               --------------------
reduce on each Amortization Date by an amount equal to the Amortization Amount unless the Final Maturity Date is extended within the three months preceding such Amortization Date in accordance with Section 2.10(c) below, in which case each Amortization Date shall be delayed by one year. The Total Commitment shall be reduced to zero on the Final Maturity Date.

          (c)  Extension of Final Maturity Date. Provided that there is no
               --------------------------------
Default or Event of Default and Borrower has theretofore delivered to the Lenders the financial statements required under Section 6.01(b) for the immediately preceding Fiscal Year and the projected financial statements required under Section 6.01(c) for the forthcoming Fiscal Years, Borrower may by delivery of a Request for Extension to the Agent and the Lenders request that the Final Maturity Date be extended by one year. The Request for Extension shall not be delivered earlier than October 14, commencing October 14, 1996, nor later than November 14 in any year. Each Lender shall use its best efforts to respond either affirmatively or negatively (in its sole and absolute discretion) to such Request for Extension by written notice to Borrower and the Agent within thirty days after receipt thereof from Borrower. If each Lender so notifies Borrower and the Agent in writing that such Lender consents to the extension of the Final Maturity Date, then the Agent shall by written notice to Borrower and the Lenders in the form of a Certificate of Extension certify that the Final Maturity Date has been so extended and the term "Final Maturity Date" shall be deemed amended to mean the date which is the January 15 subsequent to the then effective Final Maturity Date. If any Lender, in its sole and absolute discretion, notifies Borrower and the Agent in writing within said thirty-day period that it does not consent to such extension of the Final Maturity Date, or fails to respond in writing within said thirty-day period, the Final Maturity Date shall not be so extended. Notwithstanding the fact that the Final Maturity Date is not extended pursuant to any Request for Extension, the Borrower may nonetheless request a one-year extension the following year.

          SECTION 2.11   Mandatory Prepayments.
                         ---------------------

          (a)  Reduction in Commitments. If, at any time, the Facility Usage
               ------------------------
shall exceed the then existing Commitments of the Lenders, the Borrowers shall
(i) prepay at least such amount of the outstanding principal amount of Advances and/or (ii) cash collateralize at least such amount of Outstanding Letter of Credit Liability and/or Advances, as is necessary to make the then existing Facility Usage less than or equal to the then existing Commitments of the Lenders; provided, however, that all such prepayments shall be made as specified
         --------  -------
by the applicable Borrower, and if not so specified, in the order set forth in
Section 2.15(e). All prepayments of Advances pursuant to this Section 2.11(a), except in the case of prepayments of Base Rate Advances, shall be made together with accrued interest to the date of such payment on the principal amount repaid, together with any amounts payable under Section 2.20.

          (b)  Alternative Currency Exchange Rate Fluctuations.
               -----------------------------------------------
If the Dollar equivalent of the aggregate outstanding principal amount of all Committed Advances denominated in Alternative Currencies exceeds the Alternative Currency Sublimit, the Borrowers shall, as of the last day of each Interest Period with respect to an Alternative Currency which ends thereafter, repay Advances denominated in Alternative Currencies or cash collateralize such Advances in either case in an amount equal to the lesser of (i) the amount by which the Dollar equivalent of outstanding Alternative Currencies exceeds the Alternative Currency Sublimit on the last day of such Interest Period and (ii) the Dollar equivalent of the Advance with respect to which such Interest Period is expiring.

          SECTION 2.12   Optional Prepayments. The Borrowers may, upon at least
                         --------------------
four Business Days' written notice to the Agent in the case of Eurocurrency Rate Committed Advances and on the date of prepayment to the Agent in the case of Base Rate Advances, stating the proposed date and aggregate principal amount of the prepayment (and if such notice is given the Borrowers shall), prepay, in whole or in part, the outstanding principal amounts of the Advances comprising the same Committed Borrowing, together with, in the case of prepayment of Eurocurrency Rate Committed Advances, (i) accrued interest to the date of such prepayment on the principal amounts prepaid and (ii) any additional amount for which the Borrowers shall be obligated pursuant to Section 2.20; provided, however, that each
                                             --------  -------
partial prepayment shall be in an aggregate principal amount not less than $500,000 or any multiple of $100,000 (or the equivalent thereof in an Alternative Currency) in excess thereof, except with respect to Base Rate Advances, which shall be in an aggregate principal amount not less than $300,000 or any multiple of $100,000 in excess thereof, and if not otherwise specified by the applicable Borrower, shall be applied in accordance with Section 2.15(e); provided, further, that no partial prepayment of any Eurocurrency Rate Committed
--------  -------
Advances denominated in an Alternative Currency and comprising part of the same Committed Borrowing shall be permitted if less than $1,500,000 Dollar equivalent principal amount of such Advances shall remain outstanding after giving effect to such prepayment. Bid Advances may not be voluntarily prepaid without the consent of the Lender making such Bid Advance.

          SECTION 2.13 Increased Costs. (a) If, due to either (i) the enactment
                       ---------------
or issuance of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements other than as provided in the definition of Eurocurrency Rate Reserve Percentage in Section 1.01) in or in the interpretation of any law or regulation by any governmental or regulatory body or agency having jurisdiction over the Lenders or (ii) the compliance by any Lender with any written guideline or request from any central bank or other governmental authority having jurisdiction, whether or not having the force of law, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Committed Advances, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), promptly (and in any event within five Business Days) pay to the Agent for account of such Lender additional amounts sufficient to reimburse such Lender for such increased cost. Any Lender making a demand under this Section 2.13(a) shall promptly notify the Borrowers of the event or condition giving rise to such demand; provided however that, failure to give such notice promptly shall not relieve the Borrowers of any obligation or liability hereunder. A certificate as to the amount of such increased costs setting forth in reasonable detail the basis for the calculations of such increased costs shall be submitted to the Borrowers and the Agent by such Lender and such certificate shall be conclusive and binding for all purposes, absent manifest error.

          (b) If, at any time after the Closing Date, any Lender determines that compliance with any law or regulation as adopted, amended or otherwise modified after the Closing Date or with any written guideline or request from any central bank or other governmental authority having jurisdiction published after the Closing Date, whether or not having the force of law, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender (whether by increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender or otherwise) as a consequence of, or with reference to, such Lender's Commitments or its making or maintaining Committed Advances below the rate that the Lender or any such other corporation, as the case may be, could have achieved but for compliance therewith (taking into account the policies of such Lender or any such corporation with regard to capital), then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), promptly (and in any event within five Business
Days) pay to such Lender additional amounts sufficient to compensate such Lender or any such other corporation, as the case may be, for such reduction. A certificate setting forth in reasonable detail the basis for the calculation of such amounts shall be submitted to the Borrowers and the Agent by such Lender, which certificate shall be conclusive and binding for all purposes, absent manifest error.

          (c) Upon any Lender (an "Affected Lender") (i) making a claim for compensation pursuant to this Section 2.13, or (ii) giving a notice under
Section 2.05(f) or (g) and Section 3.07(a) and (b), the Borrower may: (A) request the Affected Lender to use its reasonable efforts to obtain a replacement bank or financial institution satisfactory to the Borrower to acquire and assume all or part of such Affected Lender's Loans and Commitment pursuant to a Commitment Assignment and Acceptance (a "Replacement Lender"); (B) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (C) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (A) or (C) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld). This section shall not affect or limit the rights of any Affected Lender under Section 2.05(f) or 2.13 in respect of any period prior to such Lender being replaced hereunder.

          (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.13 shall survive the payment in full of the Obligations.

          SECTION 2.14   Evidence of Debt. (a) The Committed Advances made by
                         ----------------
each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Committed Advances made by the Lenders to the Borrowers and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Committed Advances.

          (b) The Committed Advances made by such Lender may, at the request of a Lender, be evidenced by one or more Committed Advance Notes, instead of loan accounts. Each such Lender shall endorse on the schedules annexed to its Committed Advance Note(s) the date, amount and maturity of each Committed Advance made by it and the amount of each payment of principal made by each Borrower with respect thereto. Each such Lender is irrevocably authorized by the Borrowers to endorse its Committed Advance Note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure
                                           --------  -------
of a Lender to make, or an error in making, a notation thereon with respect to any Committed Advance shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such Committed Advance Note to such Lender.

          (c) The Bid Advances made by such Lender shall be evidenced by one or more Bid Advance Notes, instead of loan accounts. Each such Lender shall endorse on the schedules annexed to its Bid Advance Note(s) the date, amount and maturity of each Bid Advance made by it and the amount of each payment of principal made by each Borrower with respect thereto. Each such Lender is irrevocably authorized by the Borrowers to endorse its Bid Advance Note(s) and each Lender's record shall be conclusive absent manifest error; provided,
                                                                --------
however, that the failure of a Lender to make, or an error in making, a notation
-------
thereon with respect to any Bid Advance shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such Bid Advance Note to such Lender.

          (d) The Swing Line Advances shall be evidenced by one or more loan accounts maintained by the Swing Line Lender in the ordinary course of business, and such accounts shall be presumptive evidence of the principal amount owing under the Swing Line. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to Swing Line Advances; provided, however, that the Swing Line Lender may request such Borrower to
--------  -------
execute and deliver a promissory note to evidence the Swing Line Advances, and such Borrower agrees to execute and deliver such a promissory note, and such other Swing Line Documents as the Swing Line Lender may from time to time reasonably request.

          SECTION 2.15   Payments and Computations. (a) Except as provided in
                         -------------------------
Section 2.16, the Borrowers shall pay all amounts due to the Agent, Lenders and the Issuing Bank hereunder or under any other Loan Document to which it is a party (except, in each case, with respect to principal of, interest on and other amounts relating to, Advances denominated in an Alternative Currency), irrespective of, and without condition or deduction for, any counterclaim, defense, recoupment or setoff, in lawful money of the United States and in same day funds delivered to the Agent not later than 12:00 noon (San Francisco time) on the day when due in Dollars by deposit of such funds to the Agent's Account maintained for payments in Dollars. The Borrowers shall make each payment due hereunder with respect to principal of, interest on and other amounts relating to Advances denominated in an Alternative Currency not later than 9:00 a.m. (local time for the city specified for such Alternative Currency on Schedule 1.01(a)) on the day when due in such Alternative Currency to the Agent in same day funds by deposit of such funds to the Agent's Account maintained for payments in such Alternative Currency. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal (including reimbursement for payments under Letters of Credit), interest, or commitment fees, or letter of credit fees ratably (other than amounts payable to any Lender or the Issuing Bank pursuant to Section 2.03(a), 2.08, 2.09, 2.13, 2.20 or 3.07 or amounts subject to Taxes pursuant to Section 2.16) to the Lenders, for the account of their respective Applicable Lending Offices, or the Issuing Bank and like funds relating to the payment of any other amount payable to any Lender or the Issuing Bank to such Lender, for the account of its Applicable Lending Office, or to the Issuing Bank, in each case to be applied in accordance with, and subject to, the terms of this Agreement. Upon its acceptance of a Commitment Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.08, from and after the effective date specified in such Commitment Assignment and Acceptance, the Agent shall make all payments hereunder and under any other Loan Document in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) Each Borrower hereby authorizes each Lender and the Issuing Bank if and to the extent payment owing to such Lender or the Issuing Bank, as the case may be, from the Borrower is not made when due hereunder to charge from time to time against any or all of such Borrower's accounts (other than any trust or segregation account maintained for the benefit of any Person that is not a Subsidiary or an Affiliate any of the Borrowers) with such Lender or the Issuing Bank, as the case may be, any amount so due.

          (c) All computations of interest based on the Eurocurrency Rate (other than with respect to Pound Sterling denomination) or the Federal Funds Rate and of commitment and letter of credit fees shall be made by the Agent on the basis of a year of 360 days, and computations of interest based on the Base Rate or Eurocurrency Rate with respect to Pound Sterling denominations shall be made by the Agent on the basis of a year of 365 or 366 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes absent manifest error.

          (d) Unless the Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Lenders or the Issuing Bank, as the case may be, hereunder that such Borrower will not make such payment in full to the Agent, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender or the Issuing Bank, as the case may be, on such due date an amount equal to the amount then due to such Lender or the Issuing Bank, as the case may be. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender or the Issuing Bank, as the case may be, shall repay to the Agent forthwith on demand such amount distributed to such Lender or the Issuing Bank, as the case may be, together with interest thereon, for each day from the date such amount is distributed to such Lender or the Issuing Bank, as the case may be, until the date such Lender or the Issuing Bank, as the case may be, repays such amount to the Agent, at the Federal Funds Rate or, in the case of a payment in an Alternative Currency, the Overnight Rate.

          (e) Amounts received by the Agent for application to amounts due and payable to the Agent, the Lenders or the Issuing Bank shall be applied, if not specified by the applicable Borrower or if received after the occurrence and continuance of an Event of Default, to amounts due and payable as follows: first, to any amounts due and payable under Section 11.03,
-----
second, to the ratable payment of any accrued interest or fees that are then due
------
and payable, third, to the payment of the outstanding Swing Line Advances,
             -----
fourth, to the ratable payment of the outstanding Base Rate Advances, fifth to
------                                                                -----
the ratable payment of other outstanding Advances in the order of nearest expiring Interest Periods, and sixth, to cash collateralize Letter of Credit
                               -----
Liability, together with, in the case of payment of Eurocurrency Rate Advances, any additional amount for which the Borrowers shall be obligated in respect of the payment of Eurocurrency Rate Advances pursuant to Section 2.20. Any cash collateralization of Letter of Credit Liability pursuant to this Section 2.15(e) shall be effected by documentation prepared by the Issuing Bank having terms consistent with those in documentation customarily employed by the Issuing Bank for purposes of establishing and maintaining cash collateral for letters of credit issued by the Issuing Bank. Payments for reimbursement of amounts drawn under any Letter of Credit shall be applied as set forth in Section 3.04(c).

          SECTION 2.16 Taxes. (a) Subject to subsection (e) below, any and all
                       -----
payments by the Borrowers hereunder or any other Loan Document shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the
                                                        ---------
case of each Lender, the Issuing Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, the Issuing Bank or the Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each Lender and the Issuing Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or of the Issuing Bank's office through which it Issues Letters of Credit, as the case may be, or any political subdivision thereof and (iii) in the case of each Lender, the Issuing Bank and the Agent, taxes imposed by the United States by means of withholding taxes if and to the extent that such withholding taxes shall be in effect and shall be applicable on the date hereof under current laws and regulations (including judicial and administrative interpretations thereof) to payments to be made for the account of such Lender's Applicable Lending Office or to the Issuing Bank or to the Agent (all taxes described in subclauses (i),
(ii) and (iii) being referred to as "Excluded Taxes" and all taxes, levies,
                                     --------------
imposts, deductions, charges, withholdings and liabilities not described in subclauses (i), (ii) and (iii) being hereinafter referred to as "Taxes"). If any
                                                                -------
Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, the Issuing Bank or the Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender, the Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) such Borrower shall make such deductions and (z) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration or filing or recording of, or otherwise with respect to, this Agreement or any other Loan Document (including, without limitation, tangible or intangible property or ad valorem taxes) or document delivered hereunder or under any other Loan Document (hereinafter referred to as "Other Taxes").
                             -----------

          (c) The Borrowers will indemnify each Lender, the Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender, the Issuing Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, the Issuing Bank or the Agent (as the case may be) makes written demand therefor, which demand shall specify in reasonable detail the basis for such demand.

          (d) Within 30 days after the date of any payment of Taxes by the Borrower, the Borrowers will furnish to the Agent, at its address referred to in
Section 11.06, the original or a certified copy of a receipt or other evidence satisfactory to the Agent of payment thereof.

          (e) Prior to the date of the initial Committed Borrowing in the case of each Lender or Issuance of the initial Letter of Credit in the case of the Issuing Bank, on the date of the Commitment Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, or if otherwise requested from time to time by the Borrowers or the Agent, each Lender organized under the laws of a jurisdiction outside the United States and the Issuing Bank, if organized under the laws of a jurisdiction outside the United States, shall provide the Agent and the Borrowers with three counterparts of each of the forms prescribed by the Internal Revenue Service (Form 1001 or

4224, or successor form(s), as the case may be) of the United States certifying as to such Lender's or Issuing Bank's (if applicable) status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender or the Issuing Bank under any Loan Document.

          (f) Without affecting its rights under this Section 2.16 or any provision of this Agreement, each Lender and the Issuing Bank agree that if any Taxes or Other Taxes are imposed and required by law to be paid or to be withheld from any amount payable to such Lender or its Applicable Lending Office or the Issuing Bank, as the case may be, with respect to which any Borrower would be obligated pursuant to this Section 2.16 to increase any amounts payable to such Lender or the Issuing Bank, as the case may be, or to pay any such Taxes or Other Taxes, such Lender shall use reasonable efforts to select an alternative Applicable Lending Office and the Issuing Bank shall use reasonable efforts to select an alternative office for purposes of issuing and receiving payments in respect of Letters of Credit, as the case may be, which would not result in the imposition of such Taxes or Other Taxes; provided, however, that
                                                       --------  -------
none of the Lenders or the Issuing Bank shall be obligated to select any such alternative office if such Lender or the Issuing Bank, as the case may be, determined that (i) as a result of such selection it would be in violation of an applicable law, regulation or treaty or (ii) such selection would result in additional costs to such Lender or the Issuing Bank, as the case may be.

          (g) Each Lender and the Issuing Bank agree with the Borrowers that it will take all reasonable actions by all usual means (i) to secure and maintain all benefits available to it under the provisions of any applicable tax treaty concluded to which it may be entitled, if such benefit would reduce the amount payable by the Borrowers in accordance with this Section 2.16, (ii) otherwise to cooperate with the Borrowers to minimize the amount payable by any Borrower pursuant to this Section 2.16 and (iii) to assist the Borrowers, at the expense of the Borrowers, in contesting any such Taxes or Other Taxes; provided,
                                                               --------
however, that none of the Lenders or the Issuing Bank, as the case may be, shall
-------
be obliged to disclose to any Borrower any information regarding its tax affairs or tax computations, to reorder its tax affairs or tax planning pursuant hereto nor to incur any cost or additional expense as a result thereof. If any Lender or the Issuing Bank makes a demand under this Section 2.16 for the payment by any Borrower of any Taxes or Other Taxes and as a result of any such payment by such Borrower, such Lender or the Issuing Bank, as the case may be, receives a direct cash benefit (either by the receipt of a refund or a reduction in the amount of taxes otherwise payable), the Lender or the Issuing Bank, as the case may be, receiving such direct cash benefit shall, to the extent permitted by applicable law, refund the amount of such cash benefit to the appropriate Borrower.

          (h) So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, within the 30-day period commencing on the day that any Borrower receives a demand for the payment of Taxes or Other Taxes from any Lender pursuant to this Section 2.16, or notification that Taxes or Other Taxes may become due, demand that the Lender making such demand be replaced with another commercial bank or other financial institution selected by the Borrower and approved in writing by the Agent (which approval shall not be unreasonably withheld or delayed). Upon any such demand by the Borrower, if the Agent shall have approved the commercial bank or other financial institution selected by the Borrower, the Lender that made a demand pursuant to this Section 2.16 shall execute and deliver a Commitment Assignment and Acceptance to the Agent pursuant to which such Lender shall assign all of its Commitment to the commercial bank or other financial institution selected by the Borrower.

          (i) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.16 shall survive the payment in full of the Obligations hereunder for a period expiring concurrently with the expiration of the statute of limitations applicable to claims made by the tax authorities to collect Taxes or Other Taxes.

          SECTION 2.17   Payments on Business Days. Whenever any payment
                         -------------------------
hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that if such extension
                                    --------  -------
would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following month, such payment shall be made on the next preceding Business Day.

          SECTION 2.18   Sharing of Payments, Etc. If any Lender or the Issuing
                         ------------------------
Bank shall obtain any payment whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise (other than amounts payable to any Lender or the Issuing Bank pursuant to Section 2.03(a), 2.08, 2.09, 2.13, 2.20 or 3.07 or amounts subject to Taxes pursuant to Section 2.16) in excess of its ratable share of payments on account of the Committed Advances or Letter of Credit Liability owing to all the

Lenders, such Lender or the Issuing Bank, as the case may be, shall forthwith purchase from the other Lenders such participations in the Committed Advances or Letter of Credit Liability owing to them as shall be necessary to cause such purchasing Lender or the Issuing Bank, as the case may be, to share the excess payment ratably with each of them; provided, however, that if all or any portion
                                   --------  -------
of such excess payment is thereafter recovered from such purchasing Lender or the Issuing Bank, as the case may be, such purchase from each Lender shall be rescinded and such Lender or the Issuing Bank, as the case may be, shall repay to the purchasing Lender or the Issuing Bank, as the case may be, the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender or the Issuing Bank, as the case may be, in respect of the total amount so recovered. The Borrower agrees that any Lender or the Issuing Bank, as the case may be, purchasing a participation from another Lender pursuant to this Section 2.18, Section 3.04 or 11.08(g) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender or the Issuing Bank, as the case may be, were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.19   Currency Equivalents. For purposes of determining the
                         --------------------
amount of any Advance, Conversion or Continuation requested pursuant to this
Article II, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which Bank of America's principal office in London offers to exchange Dollars for such Alternative Currency in London, England at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined, (ii) the equivalent in any Alternative Currency of any other Alternative Currency shall be determined by using the quoted spot rate at which Bank of America's principal office in London offers to exchange such Alternative Currency for such other Alternative Currency in London, England at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined, and (iii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which Bank of America's principal office in London offers to exchange such Alternative Currency for Dollars in London, England at 11:00 A.M. (London time) two Business Days prior to the date on which such equivalent is to be determined. For purposes of determining the unused portion of each Lender's Commitment and the amount of any or all Advances outstanding on any date (except for Advances to be Converted or Continued pursuant to the Notice of Borrowing or the Notice of Continuation/Conversion, as the case may be, with respect to which any calculation is made), the calculations shall be based on the rate quoted by Bank of America's principal office in London for offers to exchange such Alternative Currency for the equivalent Dollar amount on the date of determination.

          SECTION 2.20   Funding Losses. Except as otherwise provided, if any
                         --------------
payment of principal of, or any Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Inter-est Period for such Advance, as a result of a Conversion pursuant to Section 2.06, a prepayment pursuant to Section 2.08 or 2.09, acceleration of the maturity of the Advances pursuant to Section 9.02 or for any other reason, the applicable Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any reasonable direct out-of-pocket loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          SECTION 2.21   Use of Proceeds. The Borrowers shall use the proceeds
                         ---------------
of Advances to continue the Borrowers' outstanding obligations under the Existing Credit Agreement and for the general working capital needs of the Borrowers and for other general corporate purposes of the Borrowers, including, without limitation, acquisitions permitted hereunder. The Borrowers shall not, directly or indirectly, use any portion of any Advance proceeds (i) knowingly to purchase Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities,
(ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrowers or any Affiliate of the Borrower. As used in this Section, "Section 20 Subsidiary" means the Subsidiary of the bank holding company controlling any Lender, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (as U.S.C. (S) 24, Seventh), as amended.

          SECTION 2.22   Funding Sources. Nothing in this Agreement shall be
                         ---------------
deemed to obligate any Lender to obtain the funds for its share of any Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its share of any Advance in any particular place or manner.

          SECTION 2.23   Borrower's Agent. Each Subsidiary Borrower hereby
                         ----------------
authorizes Sunrise to execute and deliver on its behalf, and as its agent, any notice or request permitted by or required of a Borrower under this Article II and under Article III, and the Agent and the Lenders shall be entitled to rely on any such notice or request delivered by Sunrise as if the same had been delivered by such Subsidiary Borrower.


                                  ARTICLE III

                        AMOUNT AND TERMS OF LETTERS OF
                       CREDIT AND PARTICIPATIONS THEREIN
                       ---------------------------------

          SECTION 3.01   Letters of Credit. The Issuing Bank agrees, on the
                         -----------------
terms and conditions hereinafter set forth, to Issue, including the continuance of the letter(s) of credit issued under the Existing Credit Agreement as Letters of Credit hereunder (the "Continuing Letters of Credit") for the account of any Borrower, one or more Letters of Credit from time to time during the period from the Closing Date until the date which occurs 90 days before the Final Maturity Date in an aggregate undrawn amount not to exceed at any time $25,000,000, each such Letter of Credit upon its Issuance to expire on or before the earlier of
(i) the date which occurs (x) in the case of Commercial Letters of Credit, 180 days from the date of its Issuance and (y) in the case of Standby Letters of Credit, 24 months from the date of its Issuance or (ii) the Final Maturity Date; provided, however, that the Issuing Bank shall not be obligated to Issue any Letter of Credit if:

               (i) after giving effect to the Issuance of such Letter of Credit, the then existing Facility Usage shall exceed the Total Commitment; or

               (ii) the Agent or the Majority Lenders shall have notified the Issuing Bank and the Borrower that no further Letters of Credit are to be Issued by the Issuing Bank due to a continuing failure to meet any of the applicable conditions set forth in Article IV, and such notice has not expired or been withdrawn by the Agent or the Majority Lenders.

Within the limits of the obligations of the Issuing Bank set forth above, any Borrower may request the Issuing Bank to Issue one or more Letters of Credit, reimburse the Issuing Bank for payments made thereunder pursuant to Section 3.03(a), and request the Issuing Bank to Issue one or more additional Letters of Credit under this Section 3.01.

          SECTION 3.02   Issuing the Letters of Credit. Except with respect to
                         -----------------------------
Continuing Letters of Credit, which letters of credit are hereby automatically incorporated herein without any further action, each Standby Letter of Credit shall be Issued on at least three Business Days' notice and each Commercial Letter of Credit shall be Issued on at least one Business Day's notice, in each case from the applicable Borrower to the Issuing Bank specifying the date, amount, expiry, and beneficiary thereof, accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower, each in form and substance satisfactory to the Issuing Bank. On the date specified by such Borrower in such notice and upon fulfillment of the applicable conditions set forth in Section 3.01 and Article IV hereof, the Issuing Bank will Issue such Letter of Credit in the form specified in such notice and such application and agreement for letter of credit and shall promptly notify the Agent thereof.

          SECTION 3.03   Reimbursement Obligations. (a) Notwithstanding any
                         -------------------------
provisions to the contrary in any application and agreement for letter of credit applicable to any Letter of Credit, the applicable Borrower shall:

               (i) pay to the Issuing Bank an amount equal to, and in reimbursement for, each amount which the Issuing Bank pays under any Letter of Credit on or before the earlier of (A) the time specified therefor in the application and agreement for letter of credit applicable to such Letter of Credit or (B) after timely notice by the Issuing Bank, the date which occurs one Business Day after payment of such amount by the Issuing Bank under such Letter of Credit; and

               (ii) pay to the Issuing Bank interest on any amount remaining unpaid under clause (i) above from the date on which the Issuing Bank pays such amount under any Letter of Credit until such amount is reimbursed in full to the Issuing Bank pursuant to clause (i) above, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus or minus, if and as applicable, the Applicable Margin in effect from time to time, provided that any such amount which is not reimbursed to the Issuing Bank within one Business Day after notice thereof by the Issuing Bank shall thereafter bear interest, until the amount is reimbursed in full to such Issuing Bank pursuant to clause (i) above, payable on demand, at the Default Rate in effect from time to time.

          (b) All amounts to be reimbursed to the Issuing Bank in accordance with subsection (a) above may, subject to the limitations set forth in Section 2.01, be paid from the proceeds of Committed Advances. Each Borrower hereby authorizes the Lenders, upon notice to the Borrower, to make pursuant to Section 2.02(a) Committed Advances which are in the amounts of the reimbursement obligations of the Borrower set forth in subsection (a) above, and further authorizes the Agent (i) to give the Lenders, pursuant to Section 2.02(a), a Notice of Borrowing with respect to the Committed Borrowing comprised of such Advances (which shall be Base Rate Advances) and (ii) to distribute the proceeds of such Advances to the Issuing Bank to pay such amounts. Each Borrower agrees that all such Advances so made shall be deemed to have been requested by it, and directs that all proceeds thereof shall be used to pay such reimbursement obligations under subsection (a) above.

          (c) Notwithstanding any other provision of this Agreement, if a Subsidiary Borrower shall be a party to this Agreement, the Obligations of each such Borrower with respect to Letters of Credit Issued hereunder, in its capacity as a Borrower, shall be several and not joint and several.

     SECTION 3.04   Participations Purchased by the Lenders. (a) On the date of
                    ---------------------------------------
Issuance of each Letter of Credcredit issued under the Existing Credit Agreement as Letters of Credit hereunder, the Issuing Bank shall be deemed irrevocably and unconditionally to have sold and transferred to each Lender without recourse or warranty, and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in effect from time to time, in such Letter of Credit and all Letter of Credit Liability relating to such Letter of Credit and all Loan Documents securing, guaranteeing, supporting or otherwise benefiting the payment of such Letter of Credit Liability. Promptly after the end of each calendar month, the Agent will notify each Lender of the Letters of Credit Issued during the prior month and of their dates of Issue, amounts, expiries and reference numbers.

          (b) In the event that any reimbursement obligation under Section 3.03(a) is not paid when due to the Issuing Bank with respect to any Letter of Credit, the Issuing Bank shall promptly notify the Agent to that effect, and the Agent shall promptly notify the Lenders of the amount of such reimbursement obligation and each Lender shall immediately pay to the Issuing Bank, in lawful money of the United States and in same day funds, an amount equal to such Lender's Pro Rata Share then in effect of the amount of such unpaid reimbursement obligation with interest at the Federal Funds Rate for each day after such notification until such amount is paid to the Issuing Bank.

          (c) Promptly after the Issuing Bank receives a payment on account of a reimbursement obligation with respect to any Letter of Credit, the Issuing Bank shall promptly pay to the Agent, and the Agent shall promptly pay to each Lender which funded its participation therein, in lawful money of the United States and in the kind of funds so received, an amount equal to such Lender's ratable share thereof.

          (d) Upon the request of any Lender, the Issuing Bank shall furnish to such Lender copies of any Letter of Credit and any application and agreement for letter of credit and other documents related thereto as may be reasonably requested by such Lender.

          (e)  The obligation of each Lender to make payments under subsection
(b) above shall be unconditional and irrevocable and shall be made under all circumstances, including, without limitation, any of the circumstances referred to in Section 3.06(b).

          (f) If any payment received on account of any reimbursement obligation with respect to a Letter of Credit and distributed to a Lender as a participant under Section 3.04(c) is thereafter recovered from the Issuing Bank in connection with any bankruptcy or insolvency proceeding relating to any Borrower, each Lender which received such distribution shall, upon demand by the Agent, repay to the Issuing Bank such Lender's ratable share of the amount so recovered together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by the Issuing Bank in respect of the total amount so recovered.

          SECTION 3.05   Letter of Credit Fees. (a) The Borrowers hereby agree
                         ---------------------
to pay to the Issuing Bank a standby letter of credit fee equal to the greater of $150 or 0.125% per annum of the face amount (as such amount may be reduced from time to time pursuant to the terms of such letter of credit) for the term of each Standby Letter of Credit quarterly in arrears on the last Business Day of each quarter. In addition to such standby letter of credit fee, the Borrowers hereby agree to pay to the Agent for the account of each Lender (including the Issuing Bank, if applicable), according to each Lender's Pro Rata Share, a fee equal to the Applicable Margin per annum of the face amount (as such amount may be reduced from time to time pursuant to the terms of such letter of credit) for the term of such Standby Letter of Credit, quarterly in arrears on the last Business Day of each quarter.

          (b) The Borrowers shall pay to the Agent for the account of each Lender (including the Issuing Bank, if applicable), according to each Lender's Pro Rata Share, and the Issuing Bank a letter of credit fee on each Commercial Letter of Credit equal to the greater of $150 or .25% of the negotiated face amount of such Commercial Letter of Credit quarterly in arrears on the last Business Day of any quarter in which there has been any negotiation thereof. Of such Commercial Letter of Credit fee, the Agent shall pay to the Issuing Bank for its own account an amount equal to the greater of $150 or 0.125% of the negotiated face amount of such Commercial Letter of Credit.

          (c) The Borrowers shall pay to the Issuing Bank, for its own account and on demand, sums equal to standard fees (in addition to its letter of credit fee payable pursuant to clause (a) above), charges and expenses, including origination fees, that such Issuing Bank may impose, pay or incur in connection with the Issuance, amendment, administration, transfer or cancellation of any or all Letters of Credit or in connection with any payment by such Issuing Bank thereunder. The Issuing Bank shall give the applicable Borrower notice of any change in its standard fees, charges or expenses payable by such Borrower to the Issuing Bank pursuant to this Section 3.05(c); provided, however, that any
                                               --------  -------
failure by the Issuing Bank to give such notice shall not affect such Borrower's obligations under this Section 3.05(c) to pay the Issuing Bank's reasonable current standard fees, charges or expenses in accordance herewith.

          (d) All fees payable in respect of Letters of Credit shall be nonrefundable.

          SECTION 3.06   Indemnification: Nature of the Issuing Bank's Duties.
                         ----------------------------------------------------
(a) The Borrowers agree to indemnify and save harmless the Agent, the Issuing Bank and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees, which the Agent, the Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Issuing Bank from paying any amount under any Letter of Credit.

          (b) The obligations of the Borrowers hereunder with respect to Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit or Loan Document or any agreement or instrument relating thereto;

               (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the beneficiary, or any transferee, of any Letter of Credit, or the Issuing Bank, any Lender, or any other Person;

               (iii) any draft, certificate, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) any lack of validity, effectiveness, or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

               (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

               (vi) any failure of the beneficiary of a Letter of Credit to strictly comply with the conditions required in order to draw upon any Letter of Credit;

               (vii) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

               (viii) any other circumstance or happening whatsoever, whether or not similar to the foregoing;

provided, that, notwithstanding the foregoing, the Issuing Bank shall not be
--------  ----
relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

          SECTION 3.07   Increased Costs.  (a)  Change in Law. If any change
                         ---------------        -------------
after the Closing Date in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Issuing Bank or (ii) impose on the Issuing Bank or any Lender any other condition regarding letters of credit or, in the case of such Lender, its participation hereunder in Letters of Credit, and the result of any event referred to in the preceding clause (i) or
(ii) shall be to increase the out-of-pocket cost to the Issuing Bank of Issuing or maintaining or, in the case of such Lender, having a participation in Letters of Credit, then, upon demand by the Issuing Bank or such Lender (with a copy to the Agent), the Borrower shall promptly (and in any event within five Business
Days) pay to the Issuing Bank or such Lender from time to time as specified by such Issuing Bank or such Lender (with a copy to the Agent) additional amounts which shall be sufficient to compensate the Issuing Bank or such Lender for such increased cost. A certificate as to such increased cost, and amount thereof, incurred by the Issuing Bank or any Lender as a result of any event mentioned in clause (i) or (ii) above, shall be submitted by the Issuing Bank or such Lender to the Borrower and the Agent, which certificate shall set out in reasonable detail the calculation of such amounts and be conclusive and binding for all purposes, absent manifest error.

          (b)  Capital.  If, at any time after the Closing Date, the Issuing
               -------
Bank or any Lender determines that compliance with any law or regulation as adopted, amended or otherwise modified after the Closing Date or with any written guideline or request from any central bank or other governmental authority published after the Closing Date (a copy of which shall be sent by the Issuing Bank or such Lender, as the case may be, to the Borrower), whether or not having the force of law, has or would have the effect of reducing the rate of return on the capital of the Issuing Bank or such Lender or any corporation controlling the Issuing Bank or such Lender (whether by increasing the amount of capital required or expected to be maintained by the Issuing Bank or such Lender or any corporation controlling the Issuing Bank or such Lender or otherwise) as a consequence of, or with reference to, such Issuing Bank's commitment to issue, the issuance of, or, with respect to such Lender's commitment, to participate in, any Letter of Credit hereunder below the rate that the Issuing Bank or such Lender or such other corporation could have achieved but for compliance therewith (taking into account the policies of the Issuing Bank, such Lender or corporation with regard to capital), then the Borrower shall from time to time, upon demand by the Issuing Bank or such Lender (with a copy of such demand to the Agent), immediately pay to the Issuing Bank or such Lender additional amounts sufficient to compensate the Issuing Bank or such Lender or other corporation for such reduction. A certificate as to such amounts shall be submitted to the Borrower and the Agent by the Issuing Bank or such Lender, as the case may be, which certificate shall be conclusive and binding for all purposes absent manifest error.

          (c)  Survival. Without prejudice to the survival of any other
               --------
agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.07 shall survive the payment of all Obligations.

          SECTION 3.08   Uniform Customs and Practice.  The Uniform Customs and
                         ----------------------------
Practice for Documentary Credits as most recently published by the International Chamber of Commerce shall in all respects be deemed a part of this Article III as if incorporated herein and shall apply to the Letters of Credit.

                                  ARTICLE IV

                          CONDITIONS OF EFFECTIVENESS
                          ---------------------------

          SECTION 4.01   Conditions to Initial Advances.  The obligations of the
                         ------------------------------
Lenders to, on and after the Closing Date, continue advances outstanding under the Existing Credit Agreement as Advances hereunder, make the initial Advances hereunder and receive through the Agent the initial Competitive Bid Request and the initial Notice of Conversion/Continuation, and the obligation of the Issuing Bank to, on and after the Closing Date, continue any letter of credit outstanding under the Existing Credit Agreement as a Letter of Credit hereunder and issue any Letter of Credit hereunder, are subject to the following conditions precedent, each of which shall be satisfied prior to or on the Closing Date:

               (a) The Agent shall have received all of the following in form and substance reasonably satisfactory to the Agent and legal counsel for the Agent (unless otherwise specified or unless the Agent otherwise agrees):

                         (1) executed counterparts of this Agreement, sufficient in number for distribution to the Borrower, the Agent and each Lender;

                         (2) the Committed Advance Notes, executed by the Borrower in favor of each Lender requesting a Committed Advance Note, each in a principal amount equal to that Lender's Pro Rata Share of the Total Commitment;

                         (3) the Bid Advance Notes, executed by the Borrower in favor of each Lender, each in a principal amount equal to $137,500,000;

                         (4) with respect to Sunrise: (i) the certificate of incorporation of Sunrise as in effect on the Closing Date, certified by the secretary of state of the state of Delaware as of a recent date and by the Secretary or Assistant Secretary of Sunrise as of the Closing Date; (ii) the bylaws of Sunrise as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of Sunrise as of the Closing Date; and (iii) a good standing certificate for Sunrise from the secretary of state of the states of Delaware and California dated as of a recent date;

                         (5) with respect to each Guarantor: (i) if the certificate of incorporation of any Guarantor that was a guarantor under the Existing Credit Agreement has been amended since the date last delivered to the Agent, a copy of such certificate and the bylaws of such Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Guarantor as of the Closing Date; (ii) with respect to each other Guarantor, its certificate of incorporation and bylaws as in effect on the Closing Date, certified by the secretary of state of the state of its incorporation as of a recent date and by the Secretary or Assistant Secretary of such Guarantor as of the Closing Date; and (iii) a good standing certificate for each Guarantor from the secretary of state of the state of its incorporation;

                         (6) certified copies of (i) the resolutions of the Board of Directors of the Borrower and each Guarantor approving this Agreement and each other Loan Document to which it is or is to be a party and the transactions contemplated hereby and thereby, and (ii) all documents evidencing other necessary corporate action and governmental approvals with respect to each Loan Document and the transactions contemplated thereby;

                         (7) a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered by it hereunder which certificates may be conclusively relied on by the Agent until the Agent shall receive a further certification of the Secretary or Assistant Secretary of such Loan Party cancelling or amending the prior certificate of such Loan Party and submitting the names and signatures of the officers named in such further certificate;

                         (8) a certificate signed by a Senior Officer of the Borrower, dated as of the Closing Date stating that: (i) the representations and warranties contained in Article V are true and correct on and as of the Closing Date; (ii) no Default or Event of Default exists on the Closing Date; and (iii) there has occurred since June 30, 1995, no event or circumstance that constitutes a Material Adverse Effect;

                         (9) the financial statements described in Section 5.05, together with a Compliance Certificate calculated as of June 30, 1995;

                         (10) favorable opinions of Latham & Watkins, counsel
               for the Borrower, and Godfrey & Kahn, special Wisconsin counsel, as to the Borrower and all Guarantors; and

                         (11) such other assurances, certificates, documents,
               consents or opinions as the Agent may reasonably require.

               (b) The Agent shall have received the fees described in Section 2.03(a) for its and the Arranger's account;

               (c) The reasonable allocated fees and expenses of Bank of America's inhouse counsel invoiced to the Closing Date, relating to the Loan Documents shall have been paid by Borrower;

               (d) The representations and warranties contained in Article V shall be true and correct in all material respects;

               (e) No Default or Event of Default shall have occurred and be continuing; and

               (f) Each Lender shall have satisfactorily completed its due diligence with respect to this Agreement.

          SECTION 4.02   Conditions Precedent to All Borrowings and All
                         ----------------------------------------------
Issuances.  The obligation of each Lender to make an Advance on the occasion of
---------
any Borrowing, or any Bid Advance as to which the Borrower has accepted the relevant Competitive Bid (including the initial Borrowing) and the obligation of the Issuing Bank to issue any Letter of Credit (including the initial Letter of Credit), shall be subject to the conditions precedent that on the date of such Borrowing or Issuance (a) the following statements shall be true and each of the giving of the applicable Notice of Borrowing, Competitive Bid Request or the applicable request for Issuance (as the case may be) and the acceptance by the Borrower of the proceeds of such Borrowing or the Issuance of such Letter of Credit shall constitute a representation and warranty by the Borrower or such Subsidiary Borrower that on the date of such Borrowing or Issuance, as the case may be, such statements are true:

               (i) each representation and warranty contained in Article V hereof is true and correct in all material respects on and as of the date of such Borrowing or Issuance, before and after giving effect to such Borrowing and to the application of the proceeds therefrom or to such Issuance (as the case may be), as though made on and as of such date except to the extent any such representation and warranty is made as of any other date;

               (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom or from such Issuance (as the case may be) which constitutes an Event of Default or a Default;

               (iii) no event or circumstance shall have occurred since the Closing Date that constitutes a Material Adverse Effect; and

               (iv) there shall not be then pending or, to the knowledge of any Loan Party, threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any property of any of them that constitutes a Material Adverse Effect;

and (b) the Agent shall have received such other approvals or documents relating to the validity or enforceability of any Loan Documents as any Lender through the Agent may reasonably request.

          SECTION 4.03   Conditions to Effectiveness of Subsidiary Borrower to
                         -----------------------------------------------------
Participate After the Closing Date. It is a condition precedent to the
----------------------------------
effectiveness of any election by a Subsidiary to become a Subsidiary Borrower that each Lender receives the following:

          (a)  a duly executed and delivered Notice of Election to Participate;

          (b) a Committed Advance Note duly executed by such Subsidiary Borrower in favor of any Lender requesting a promissory note in a principal amount equal to such Lender's Pro Rata Share of the Subsidiary Borrower Sublimit;

          (c) the documentation specified in Section 4.01(a)(5) and (6) with respect to such Subsidiary Borrower; and

          (d) a favorable opinion of counsel in the jurisdiction in which such Subsidiary Borrower is incorporated confirming, among other things, that (i) such Subsidiary Borrower's obligations under this Agreement and its Notes are legal, valid, binding and enforceable against such Subsidiary Borrower, (ii) the execution, delivery and performance of the Loan Documents by such Subsidiary Borrower will not violate any law, decree or judgment or violate any material agreement to which such Subsidiary Borrower is a party or by which its assets are bound and (iii) no government approvals, consents, registrations or filings are required by the Subsidiary Borrower; provided that such opinion shall be
                                         --------
subject to such modifications as are acceptable to the Agent in its sole discretion.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          Each Loan Party represents and warrants to the Lenders that:

          SECTION 5.01   Existence and Qualification; Power;
                         -----------------------------------
Compliance With Laws.  The Borrower and each of its Subsidiaries is a
--------------------
corporation, partnership or joint venture duly organized and existing and in good standing under the laws of its respective jurisdiction of organization. The Borrower and each of its Subsidiaries is duly qualified and is in good standing, in each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure so to qualify and to be in good standing would not constitute a Material Adverse Effect. The Borrower and each of its Subsidiaries has the requisite power and authority to conduct its business as now being conducted and to own its property, and to execute and deliver each Loan Document to which it is a party and to perform its Obligations. The Borrower and each of its Subsidiaries is in compliance with all laws applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to do any of the foregoing would not constitute a Material Adverse Effect.

          SECTION 5.02   Authority; Compliance with Other Agreements and
                         -----------------------------------------------
Instruments. The execution, delivery and performance by each Loan Party of the
-----------
Loan Documents to which it is a party have been duly authorized by all necessary action, and do not:

               (a) require any consent or approval not heretofore obtained of any partner, stockholder, security holder or creditor of any Loan Party;

               (b) violate or conflict with any provision of any Loan Party's articles or certificate of incorporation or bylaws or other equivalent instruments, as applicable;

               (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or leased by any Loan Party;

               (d) violate any Requirement of Law applicable to such Loan Party; or

               (e) result in a breach of or default under, or would with the giving of notice or the lapse of time or both constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under any indenture or loan or credit agreement or any other Contractual Obligation to which such Loan Party is a party or by which such Loan Party or any of its material property is bound or affected;

and none of the Loan Parties is in violation of, or default under, any Requirement of Law applicable to it or Contractual Obligation applicable to it, or any indenture or credit agreement described in Section 5.02(e), in any respect that in such case constitutes a Material Adverse Effect.

          SECTION 5.03   No Governmental Approvals Required.  No authorization,
                         ----------------------------------
consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is required by any Loan Party to authorize or permit under applicable laws the execution, delivery and performance by such Loan Party of the Loan Documents.

          SECTION 5.04   Subsidiaries of Borrower.  All of the Subsidiaries of
                         ------------------------
Borrower, as of the date of this Agreement, are identified in Schedule 5.04 hereto. The capital stock of each such Subsidiary identified in Schedule 5.04 is duly authorized, validly issued, fully paid and nonassessable. Schedule 5.04 correctly sets forth the ownership interest as of the date hereof of Borrower in each of its subsidiaries. Each active Domestic Subsidiary is party hereto as a Guarantor.

          SECTION 5.05   Financial Statements.  Borrower has furnished to the
                         --------------------
Lenders and the Agent the audited consolidated financial statements of Borrower and its Subsidiaries as at June 30, 1995 and for the Fiscal Year then ended. Such financial statements fairly present the financial position and results of operations of Borrower and its Subsidiaries as at the dates and for the periods indicated in accordance with Generally Accepted Accounting Principles, consistently applied.

          SECTION 5.06   No Other Liabilities; No Material Adverse Effect.  As
                         ------------------------------------------------
of June 30, 1995, Borrower and its Subsidiaries do not have any liability or contingent liability that is material to Borrower and its Subsidiaries, taken as a whole, that is not reflected in, reserved for or against or otherwise disclosed in the financial statements described in Section 5.05, other than liabilities and contingent liabilities (x) that in accordance with Generally Accepted Accounting Principles are not required to be reflected or disclosed in such financial statements or (y) that are disclosed on any schedule to this Agreement. As of the Closing Date, no event or circumstance has occurred since June 30, 1995 that constitutes a Material Adverse Effect.

          SECTION 5.07   Title to Property.  Borrower and its Subsidiaries have
                         -----------------
good and valid title to the property reflected in the financial statements described in Section 5.05 (other than property subsequently sold or disposed of to the extent permitted under this Agreement) free and clear of all Liens, other than those permitted by Section 7.06.

          SECTION 5.08   Intangible Assets.  Borrower and its Subsidiaries own,
                         -----------------
or possess the right to use to the extent necessary in their respective businesses, all trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used or are necessary in any material respect in the conduct of their businesses as now operated. No such Intangible Asset, to the best knowledge of any Loan Party, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

          SECTION 5.09   Governmental Regulation.  Neither Borrower nor any of
                         -----------------------
its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or, to the best knowledge of the Borrower, any other law limiting or regulating its ability to incur the Obligations.

          SECTION 5.10   Litigation.  Except for matters set forth in Schedule
                         ----------
5.10 or otherwise disclosed pursuant to Section 6.01(i), there are no actions, suits, proceedings or investigations pending as to which Borrower or its Subsidiaries have been served or have received notice or, to the knowledge of the Borrower, threatened against or affecting Borrower or its Subsidiaries or any property of any of them before any Governmental Agency which, if determined adversely to Borrower or its Subsidiaries, could reasonably be expected to constitute a Material Adverse Effect.

          SECTION 5.11   Binding Obligations.  Each of the Loan Documents to
                         -------------------
which each Loan Party is a party will, when executed and delivered by such Loan Party, constitute the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

          SECTION 5.12   ERISA.  Borrower and its Subsidiaries are in compliance
                         -----
in all material respects with the applicable provisions of ERISA and the Code relating to Plans except to the extent as would not have a Material Adverse Effect. No Plan is a Multiemployer Plan. As of the date hereof, neither Borrower nor any Subsidiary has, with respect to any Plan established or maintained by it, engaged in a prohibited transaction which would subject it to a tax or penalty on prohibited transactions imposed by ERISA or Section 4975 of the Code which tax or penalty would have or could reasonably be expected to have a Material Adverse Effect. To the Borrower's knowledge, no liability to the PBGC that is material is reasonably expected to be incurred with respect to the Plans and there has been no Reportable Event and no other event or condition that, in either case, presents a material risk of termination of a Plan by the PBGC. Neither Borrower nor any of its Subsidiaries has engaged in a transaction described in Section 4069 of ERISA during the last five years which would result in the incurrence of a material liability. No Accumulated Funding Deficiency, whether or not waived, exists with respect to any of the Plans, determined as of the last day of the most recently ended fiscal year of each Plan. Neither Borrower nor any of its Subsidiaries has incurred any Withdrawal Liability with respect to any Multiemployer Plan.

          SECTION 5.13   Regulations G and U.  No part of the proceeds of any
                         -------------------
Advance hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" (as such term is defined in Regulations G and U) in violation of Regulation G or U. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock."

          SECTION 5.14   Disclosure.  No written statement made by a Senior
                         ----------
Officer of any Loan Party to the Agent or the Lenders in connection with this Agreement, or in connection with any Advance, contains any untrue statement of a material fact or omits a material fact necessary in order to make the statement made not misleading in light of all the circumstances existing at the date the statement was made. There is no fact known to any Loan Party which would constitute a Material Adverse Effect that has not been disclosed in writing to the Lenders, other than general economic conditions.

          SECTION 5.15   Tax Liability.  Borrower and its Subsidiaries have
                         -------------
filed all material tax returns which are required to be filed, and have paid all taxes due and payable by Borrower or its Subsidiaries with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained.

          SECTION 5.16   Hazardous Materials.  To the extent that any Hazardous
                         -------------------
Materials have been, or are, used, generated or stored by Borrower or any of its Subsidiaries on any real property, or transported to or from such real property by Borrower or its Subsidiaries, such use, generation, storage and transportation have been, to the best knowledge of each Loan Party, and are in compliance in all material respects with all Hazardous Materials Laws.

          SECTION 5.17   Employee Matters.  There is no strike, work stoppage or
                         ----------------
labor dispute with any union or group of employees pending or, to the best knowledge of each Loan Party, overtly threatened involving Borrower or any of its Subsidiaries that would constitute a Material Adverse Effect.

          SECTION 5.18   Projections.  As of the Closing Date, to the best
                         -----------
knowledge of the Borrower the assumptions set forth in the Projections are reasonable and consistent with each other and the Projections are reasonably based on such assumptions.

Nothing in this Section 5.18 shall be construed as a representation, warranty or covenant that the Projections in fact will be achieved.


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS
                             ---------------------

          So long as any Advance remains unpaid, any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains outstanding, Borrower shall, and shall cause each of its Subsidiaries to, unless the Agent (with the approval of the Majority Lenders) otherwise consents in writing:

          SECTION 6.01   Financial and Business Information.  Deliver to the
                         ----------------------------------
Agent and the Lenders at Borrower's sole expense:

               (a) As soon as practicable, and in any event within 50 days after the end of each Fiscal Quarter beginning with the Fiscal Quarter ending September 29, 1995 (other than the fourth Fiscal Quarter in any Fiscal Year), (i) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and
     (ii) consolidated and consolidating statements of income and cash flow, in each case of Borrower and its Subsidiaries for such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail sufficient to calculate compliance with financial covenants, and presented in a manner comparing such financial statements to the financial statements for the comparable fiscal periods of the prior Fiscal Year and to Borrower's budget for the current Fiscal Year. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and cash flow of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than any requirement for footnote disclosures), consistently applied (except for those changes to which the independent public accountants of Borrower have concurred), as at such date and for such periods, subject only to normal year-end audit adjustments;

               (b) As soon as practicable, and in any event within 100 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year, and (ii) consolidated and consolidating statement of income and statement of cash flow, in each case of Borrower and its

     Subsidiaries for such Fiscal Year, all in reasonable detail sufficient to calculate compliance with financial covenants, and presented in a manner comparing such financial statements to the financial-statements for the comparable fiscal periods of the prior Fiscal Year and to Borrower's budget for the current Fiscal Year. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied (except for those changes to which the independent public accountants of Borrower have concurred), and such consolidated financial statements shall be accompanied by a report and opinion of KPMG Peat Marwick or another of the six largest firms of independent public accountants of recognized national standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification, exception or explanation which the Majority Lenders determine reflects a Material Adverse Effect;

               (c) Not later than 120 days after the commencement of each Fiscal Year, (i) the Borrower's business plan for such Fiscal Year, (ii) projected consolidated financial statements showing the financial condition and results of operation, by Fiscal Quarter, of Borrower and its Subsidiaries for such Fiscal Year, including pro forma compliance (or non-compliance, as the case may be) with the financial covenants set forth in this Agreement, and (iii) projected consolidated financial statements showing such financial condition and results of operation by Fiscal Year for the next five succeeding Fiscal Years, in reasonable detail and in a form reasonably satisfactory to the Agent, together with a description of the material assumptions used in preparing such projected financial statements and, as promptly as practicable after any revision thereof is approved by the chief financial officer of Borrower, a copy of such revision;

               (d) Promptly after receipt thereof, Borrower will make available for inspection copies of any detailed audit reports or recommendations submitted to Borrower or any of its Subsidiaries by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

               (e) Promptly after the same are available, and in any event within 10 days after the sending or filing thereof, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of Borrower and copies of all annual, regular, periodic and special reports and registration statements, in each case which Borrower may file or be required to file with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934;

               (f) Promptly after request by the Agent or any Lender, copies of any other specific report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Agency;

               (g) Promptly upon a Senior Officer of Borrower obtaining actual knowledge, and in any event within ten (10) Business Days after he obtains actual knowledge, of the occurrence of any (i) Reportable Event, or (ii) a material non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan, other than a Multiemployer Plan, or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower and any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

               (h) Promptly after the Borrower or any Subsidiary Borrower obtains actual knowledge of the existence of any condition or event which constitutes a Default, written notice specifying the nature and period of existence thereof and specifying what action Borrower or any of its Subsidiaries are taking or propose to take with respect thereto;

               (i) Promptly after the Borrower or any Subsidiary Borrower obtains actual knowledge that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries which alleges liability equal to or greater than $1,000,000 and which is not covered by insurance (subject to standard deductibles),
     (ii) any creditor or lessor under a written credit agreement with respect to Indebtedness or a material lease has asserted in writing a material default thereunder on the part of Borrower or any of its Subsidiaries,
     (iii) any other event or circumstance occurs or exists that would constitute a Material Adverse Effect, in each case a written notice describing the pertinent facts relating thereto and what action Borrower or any of its Subsidiaries are taking or propose to take with respect thereto;

               (j) Such other data and information relating to the performance of the Obligations or the business, condition or affairs of Borrower and its Subsidiaries as from time to time may be reasonably requested by the Agent or any Lender;

               (k) Promptly after entering into any letter of intent and/or definitive contract with respect to any proposed Acquisition, notify the Agent and, if the Borrower desires, each Lender directly of such fact; and

               (l) Concurrently with delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), deliver a Compliance Certificate dated as of the last day of the Fiscal Quarter or Fiscal Year, as the case may be.

          SECTION 6.02   Payment of Taxes and Other Potential Liens.  Pay and
                         ------------------------------------------
discharge promptly all material taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective property or any part thereof and upon their respective income or profits or any part thereof except that Borrower and its Subsidiaries shall not be required to pay or cause to be paid any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings, so long as Borrower or its Subsidiaries has established and maintains adequate reserves for the payment of the same and by reason of such nonpayment and contest no material item or portion of property of Borrower and its Subsidiaries, taken as a whole, is in jeopardy of being seized, levied upon or forfeited prior to judgment.

          SECTION 6.03   Preservation of Existence.  Preserve and maintain their
                         -------------------------
respective existences in the respective jurisdictions of their formation and all authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective businesses, except where the failure to so preserve and maintain would not constitute a Material Adverse Effect; and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of their respective businesses or the ownership of their respective properties, except
(a) where the failure to so qualify and remain qualified would not constitute a Material Adverse Effect and (b) that a merger permitted under Section 7.02 shall not constitute a violation of this covenant.

          SECTION 6.04   Maintenance of Properties.  Maintain, preserve and
                         -------------------------
protect all of their respective depreciable properties necessary to their operations in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective material properties, except that the failure to maintain, preserve and protect a particular item of depreciable property that is not of significant value, either intrinsically or to the operations of Borrower and its Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

          SECTION 6.05   Maintenance of Insurance.  Maintain liability, casualty
                         ------------------------
and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate.

          SECTION 6.06   Compliance With Laws.  Comply with all Requirements of
                         --------------------
Law noncompliance with which would constitute a Material Adverse Effect, except that Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

          SECTION 6.07   Inspection Rights.  Upon reasonable notice, at any
                         -----------------
mutually agreeable times during regular business hours (but not so as to materially interfere with the business of Borrower and its Subsidiaries), permit the Agent or any Lender, or any authorized employee, agent or representative thereof reasonably acceptable to Borrower, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their respective officers, key employees, accountants, customers and vendors.

          SECTION 6.08   Keeping of Records and Books of Account.  Make and keep
                         ---------------------------------------
books, records and accounts which reflect in reasonable detail all transactions as necessary to permit preparation of financial statements in conformity with Generally Accepted Accounting Principles.

          SECTION 6.09   Compliance With Agreements.   Promptly and fully comply
                         --------------------------
with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with the Lenders or another Person, where the failure to so comply would constitute a Material Adverse Effect.

          SECTION 6.10   Hazardous Materials Laws.  Keep and maintain the real
                         ------------------------
property owned or leased by it and each portion thereof in compliance in all material respects with all Hazardous

Materials Laws; promptly advise the Agent in writing of (a) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Hazardous Materials Laws, (b) any and all claims made or threatened in writing by any third party against Borrower or any Guarantor or any such real property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of any Loan Party of any occurrence or condition on any such real property that could reasonably be expected to cause any such real property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the real property under any Hazardous Materials Laws.

          SECTION 6.11   Additional Guarantors After the Closing Date. If the
                         --------------------------------------------
Borrower or any Subsidiary of Borrower creates or otherwise acquires any active Domestic Subsidiary at any time after the Closing Date, the Borrower shall cause such Domestic Subsidiary to become a Guarantor hereunder by delivering to the
Agent:

               (a) an instrument referring to this Agreement wherein such Guarantor agrees to be bound by all the terms and conditions applicable to a Guarantor under this Agreement as of the date thereof;

               (b) the documentation specified in Section 4.01(a)(5) and (6) with respect to such Guarantor; and

               (c) with respect to any such Guarantor whose total assets constitute at least 10% of Consolidated Total Assets at the time it becomes a Guarantor, a favorable opinion of counsel in the jurisdiction in which such Guarantor is incorporated confirming, among other things, that (i) such Subsidiary's obligations under this Agreement are legal, valid, binding and enforceable against such Subsidiary, (ii) the execution, delivery and performance of the Loan Documents by such Subsidiary will not violate any law, decree or judgment or violate any material agreement to which such Subsidiary is a party or by which its assets are bound and (iii) no government approvals, consents, registrations or filings are required by the Subsidiary; provided that such opinion shall be subject to such
                     --------
     modifications as are acceptable to the Agent in its sole discretion.

                                  ARTICLE VII

                              NEGATIVE COVENANTS
                              ------------------

          So long as any Advance remains unpaid, any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Total Commitment remains outstanding, Borrower shall not, and shall cause each of its Subsidiaries to not, unless the Agent (with the approval of the Majority Lenders) otherwise consents in writing:

          SECTION 7.01   Disposition of Property.  Make any Disposition, whether
                         -----------------------
now owned or hereafter acquired, other than:

               (a) Dispositions of inventory, machinery and equipment in the ordinary course of business;

               (b) Dispositions of assets the aggregate net book value of which does not exceed $15,000,000 in the aggregate for the Borrower and all Subsidiaries during any Fiscal Year; and

               (c)  in connection with Permitted Accounts Receivable Financings.

          SECTION 7.02   Mergers.  Merge, consolidate or amalgamate with or into
                         -------
any Person, provided that (i) any Subsidiary of Borrower may be merged with and into Borrower (with Borrower as the surviving entity), (ii) any Domestic Subsidiary may be merged with and into another Domestic Subsidiary, so long as, if either of such Subsidiaries was a Guarantor, the surviving entity is a Guarantor, (iii) any Foreign Subsidiary may be merged with another Foreign Subsidiary, provided that if either of such Subsidiaries is a Subsidiary Borrower, the surviving entity will assume all such Subsidiary Borrower obligations hereunder and (iv) a Subsidiary may be merged with any other Person to the extent such merger is consummated to effect (x) a Disposition permitted pursuant to Section 7.01(b) or (y) an Acquisition permitted pursuant to Section 7.03.

          SECTION 7.03   Investments and Acquisitions.  Make any Acquisition or
                         ----------------------------
enter into any agreement to make any Acquisition, or make or suffer to exist any Investment, except:

               (a)  Investments existing on the Closing Date and disclosed in
     Schedule 7.03(a);

               (b)  Investments consisting of Cash Equivalents;

               (c) Investments in Persons which immediately before and after giving effect to such Investment are Wholly-Owned Domestic Subsidiaries which have become Guarantors hereunder;

               (d) Investments in Subsidiaries in which the Borrower has at least an 80% ownership interest, provided that (i) if such Subsidiary is a
                                      --------
     partnership or a joint venture (A) the partner or joint venture entity in such Subsidiary shall be a Wholly-Owned Subsidiary of the Borrower, and (B) the Investment by the Borrower in such Wholly-Owned Subsidiary which is the partner or joint venture entity shall not exceed the amount being invested in the partnership or joint venture, and (ii) if such Subsidiary is an active Domestic Subsidiary, such Subsidiary shall have become a Guarantor hereunder and each holder of a minority ownership interest in such Subsidiary shall have executed a consent to the Guaranty; and

               (e) Acquisitions of the stock or assets of a Person engaged in business of the same general type as that of the Borrower and its Subsidiaries; provided, further, that (a) such Acquisitions do not violate
                   --------  -------
     Section 7.04 and (b) the purchase price paid for, and the Indebtedness assumed in, such Acquisitions does not exceed, before giving effect to such Acquisition, 25% of Shareholders' Equity (x) from June 30, 1995 through December 31, 1995 and (y) during any calendar year period thereafter.

          SECTION 7.04   Hostile Tender Offers.  Make any tender offer to
                         ---------------------
purchase or acquire any outstanding capital stock of any corporation or other business entity without the prior approval of the board of directors of that corporation or business entity.

          SECTION 7.05   ERISA.
                         -----

               (a) At any time, permit any Pension Plan maintained by it or by any ERISA Affiliate, to:

                    (i) engage in any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code, that would subject any Loan Party to a liability that may reasonably be expected to constitute a Material Adverse Effect;

                    (ii) incur any material Accumulated Funding Deficiency; or

                    (iii) suffer a Termination Event to occur which may reasonably be expected to result in liability of any Loan Party or any ERISA Affiliate thereof to the Pension Plan or to the PBGC or the imposition of a Lien on the property of any Loan Party or any ERISA Affiliate thereof pursuant to Section 4068 of ERISA and such liability or Lien may reasonably be expected to constitute a Material Adverse Effect.

               (b) Fail, upon a Senior Officer of Borrower be coming aware thereof, promptly to notify the Agent of the occurrence of any Reportable Event, or of any material non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan maintained by it or any trust created thereunder.

               (c) At any time, permit any Pension Plan (other than a Multiemployer Plan) maintained by it to fail to comply with ERISA or other applicable Laws in any respect that constitutes a Material Adverse Effect.

          SECTION 7.06   Liens; Negative Pledges; Sales and Leasebacks. Create,
                         ---------------------------------------------
incur, assume or suffer to exist any Lien of any nature upon or with respect to any of their respective properties, whether now owned or hereafter acquired; or suffer to exist any Negative Pledge; or engage in any sale and leaseback transaction with respect to its property; except:

               (a)  Permitted Encumbrances;

               (b)  Liens and Negative Pledges in favor of the Lenders;

               (c) Liens in connection with Permitted Accounts Receivable Financings permitted by Section 7.01(c);

               (d) Liens on property acquired pursuant to Acquisitions permitted hereunder, provided such Liens were not incurred in contemplation of such Acquisition; and

               (e) Other Liens securing Indebtedness not exceeding 15% of Shareholders' Equity at any time.

          SECTION 7.07   Indebtedness.  Create, incur, assume or suffer to exist
                         ------------
any Indebtedness except:

               (a) Indebtedness under Swap Agreements incurred in the ordinary course of business;

               (b) Subordinated Debt of the Borrower or a Subsidiary incurred in connection with permitted Acquisitions; provided that Majority Lenders
                                                --------
     shall have
     approved the subordination provisions of any such Subordinated Debt in excess of $5,000,000;

               (c) Indebtedness in respect of contracts to exchange, settle or otherwise hedge foreign currency exposure incurred in the ordinary course of business;

               (d) Permitted Accounts Receivable Financings to the extent permitted by Section 7.01(c); and

               (e) Consolidated Funded Indebtedness, the creation, incurrence, assumption or existence of which would not cause the Leverage Ratio to exceed 3.50 to 1 after giving effect to such Indebtedness on a pro forma basis as of the date of the most recently delivered Compliance Certificate; provided, however, that any unsecured Indebtedness of any Foreign
     --------  -------
     Subsidiary shall not exceed, together with the face amount of any letters of credit issued on behalf of such Foreign Subsidiary (other than Letters of Credit), $3,000,000 for any one Foreign Subsidiary and $45,000,000 for all Foreign Subsidiaries in the aggregate at any one time outstanding.

          SECTION 7.08   Conduct of Business.  Engage in any business other than
                         -------------------                          ----- ----
businesses of the same nature as that which the Borrower and its Subsidiaries conduct as of the Closing Date; provided, however, notwithstanding any other provision of this Agreement, Borrower and its Subsidiaries may enter into foreign exchange and commodity hedging agreements so long as such arrangements are not for speculative purposes.

          SECTION 7.09   Leverage Ratio.  Permit the Leverage Ratio, as of the
                         --------------
end of any Fiscal Quarter, to exceed 3.50 to 1.00.

          SECTION 7.10   Minimum Consolidated Tangible Net Worth.  Permit at the
                         ---------------------------------------
end of any Fiscal Quarter Consolidated Tangible Net Worth to be less than the sum of (a) $83,000,000 plus (b) 50% of Consolidated Net Income after June 30,
                       ----
1995 (not to be reduced by any losses incurred) plus (c) 50% of the net proceeds
                                                ----
from the issuance of any equity securities of the Borrower after June 30, 1995 less (d) 50% of Intangible Assets related to Acquisitions completed after June
----
30, 1995. For all purposes of this Section 7.10, the amount of Intangible Assets shall be determined with reference to the applicable foreign exchange rate on the date any such Intangible Asset was acquired, and no adjustments shall be made to the book value of Intangible Assets as a result of foreign currency fluctuations.

          SECTION 7.11   Interest Coverage Ratio.  Permit the Interest Coverage
                         -----------------------
Ratio, as of the end of any Fiscal Quarter for the four-quarter period ending on such date, to be less than 1.50 to 1.00.

          SECTION 7.12   Contingent Obligations.  Create or become or be liable
                         ----------------------
with respect to any Contingent Obligations except:

               (a) Contingent Obligations of the Borrower or any Subsidiary supporting obligations of the Borrower or a Subsidiary entered into in the ordinary course of Business;

               (b) Guarantees by the Borrower of operating leases and performance bonds of any Subsidiary of the Borrower; provided, that such
                                                          --------
     guarantees with respect to Foreign Subsidiaries shall not exceed $12,000,000 in the aggregate outstanding at any one time; provided,
                                                               --------
     further, that, for purposes of calculating the amount of a guarantee of an
     -------
     operating lease, such guarantee shall be deemed to be a guarantee of the next 12 months rent due under the operating lease so guaranteed;

               (c) Guaranties by the Borrower of any obligation of any of its Subsidiaries permitted under Section 7.07(a), (b), (c) or (e) ;

               (d) Guaranties by the Borrower, which are Subordinated Debt of the Borrower, of any obligation of any of its Subsidiaries permitted under
     Section 7.07(b);

               (e) Other Contingent Obligations not incurred in the ordinary course of business; provided that the maximum aggregate liability of the
                         --------
     Borrower and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $10,000,000 outstanding; and

               (f) Contingent Obligations in favor of the Lenders under this Agreement and the Letters of Credit issued hereunder.

          SECTION 7.13   Limitations on Restrictions Affecting Dividends and
                         ---------------------------------------------------
Other Payments by Subsidiaries. Create or otherwise cause or suffer to exist or
------------------------------
become effective any encumbrance or restriction on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Borrower or any of its Subsidiaries or (b) make loans or advances to Borrower or any of its Subsidiaries, except, in each case, for such encumbrances or restrictions, if any, imposed by law or by this Agreement, or (c) amend the terms of this Agreement.

          SECTION 7.14   Restricted Junior Payments.  Make any Restricted Junior
                         --------------------------
Payment except:

           (a) Restricted Junior Payments that in the aggregate do not exceed 15% of Shareholders' Equity during any 12-month period;

          (b)  Restricted Junior Payments of the type described in clauses (i),
     (ii) or (iv) of the definition of Restricted Junior Payments which are made by a Subsidiary of the Borrower with respect to shares of any class of stock or other ownership interest owned by the Borrower; and

          (c) Purchases and redemptions from the Borrower's shareholders of any warrants, options or other rights to acquire shares of the Borrower's stock granted to shareholders pursuant to a shareholders' rights plan; provided
                                                                      --------
     that (i) the repurchase and redemption provisions of such shareholders' rights plan shall be in form and substance satisfactory to the Lenders in their absolute discretion, and (ii) the aggregate amount of Restricted Junior Payments made pursuant to this clause (c) shall not exceed $200,000 during the period beginning on the Closing Date and ending on the Final Maturity Date.

          SECTION 7.15   Transactions with Affiliates.  Enter into any
                         ----------------------------
transaction of any kind with any Affiliate of Borrower other than (i) transactions between or among Borrower and its Wholly-Owned Subsidiaries or between or among its Wholly-Owned Subsidiaries and (ii) transactions on terms at least as favorable to Borrower or its Subsidiaries as would be the case in any arm's-length transaction between unrelated parties of equal knowledge respecting the subject matter thereof and equal bargaining power.

          SECTION 7.16   Subsidiaries.  Create, acquire or permit to exist any
                         ------------
Subsidiary less than 80% of the ownership interest of which is legally and beneficially owned, directly or indirectly, by the Borrower.

                                 ARTICLE VIII

                                   GUARANTY
                                   --------

          SECTION 8.01   Guaranty.
                         --------

               (a) Each Guarantor, jointly and severally, unconditionally and irrevocably guarantees the due and punctual payment and performance of the Obligations (including in each case interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this guaranty notwithstanding any extension or renewal of any Obligation.

               (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, the Borrower or any Subsidiary Borrower or any other guarantor, and also waives notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Agent or the Lenders to assert any claim or demand or to enforce any right or remedy against the Borrower or any Subsidiary Borrower or any other guarantor under the provisions of this Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of the Agent to obtain the consent of the Guarantors with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Agreement, the Notes or of any other agreement;
     (iv) the release, exchange, waiver or foreclosure of any security held by the Agent or the Lenders for the Obligations or any of them; (v) the failure of the Agent to exercise any right or remedy against any other guarantor of the Obligations; (vi) the release or substitution of any guarantor; (vii) any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) by the Agent or a Lender which destroys or otherwise impairs the subrogation rights of any Guarantor or the right of any Guarantor to proceed against the Borrower or any Subsidiary Borrower for reimbursement, or both; or
     (viii) any rights or defenses created by the anti-deficiency statutes of the State of California. Without limiting the generality of the foregoing or any other provision hereof, any Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under California

     Civil Code Sections 2809, 2910, 2819, 2839, 2845, 2849, 2850, 2899 and 3433
     and California Code of Civil Procedure Sections 580a, 580b, 580d and 726.

               (c) Each Guarantor further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or the Lenders to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent in favor of the Borrower, any Subsidiary Borrower, any other guarantor or to any other Person.

               (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower or each Subsidiary Borrower, as the case may be, and any circumstances affecting the ability of the Borrower or any Subsidiary Borrower to perform under this Agreement.

               (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to these Guaranties. The Agent makes no representation or warranty in respect to any such circumstances and has no duty or responsibility whatsoever to the Guarantors in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

          SECTION 8.02   No Impairment of Guaranties.
                         ---------------------------

          The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality of unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or the Lenders to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

          SECTION 8.03   Continuation and Reinstatement, Etc.
                         -----------------------------------

          (a) Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Agent or the Lenders upon the bankruptcy or reorganization of the Borrower, any of the Subsidiary Borrowers or the Guarantors, or otherwise. In furtherance of the provisions of this Article VIII, and not in limitation of any other right which the Agent or the Lenders may have at law or in equity against the Borrower, any Subsidiary Borrower or any Guarantor by virtue hereof, upon failure of the Borrower or any Subsidiary Borrower to pay any Obligation when and as the same becomes due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Agent on behalf of the Lenders, forthwith pay or cause to be paid to the Agent on behalf of the Lenders in cash an amount equal to the unpaid amount of all the Obligations in each case with interest thereon at a rate of interest equal to the rate specified in Article II hereof, and thereupon the Agent and the Lenders shall assign such Obligation, together with all security interests, if any, then held by the Agent or the Lenders in respect of such Obligation, to the Guarantors making such payment.

          (b) Upon payment by any Guarantor of any sums to the Agent for the benefit of the Lenders hereunder, all rights of such Guarantor against the Borrower or any Subsidiary Borrower, as the case may be, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all Obligations to the Agent of the Lenders. If any amount shall be paid to such Guarantor for the account of the Borrower's or any Subsidiary Borrower's Obligations hereunder, such amount shall be held in trust for the benefit of the Agent and shall forthwith be paid to the Agent on behalf of the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

          SECTION 8.04   Guaranteed Amount.
                         -----------------

          (a) Notwithstanding any other provision of this Article VIII, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article VIII shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any applicable state law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution which such Guarantor may have under this Article VIII or applicable law shall be taken into account.

          (b) Notwithstanding any provision in this Agreement to the contrary, each Loan Party agrees that any Intercompany Indebtedness of any Guarantor shall be subordinated in right of payment to the Obligations of such Guarantor under this Guaranty and the other Loan Documents to the Lenders.

                                  ARTICLE IX

                        EVENTS OF DEFAULT AND REMEDIES
                        ------------------------------
                            UPON EVENTS OF DEFAULT
                            ----------------------

          SECTION 9.01   Events of Default.  The existence or occurrence of any
                         -----------------
one or more of the following events, whatever the reason therefor and under any circumstance whatsoever, shall constitute an Event of Default:

               (a) any Loan Party fails to pay any principal on any Obligation or any principal or interest on any Bid Advance on the date when due; or

               (b) any Loan Party fails to pay any interest or premium on any Obligation or any fees due to the Agent or the Lenders within five days after the date when due or fails to pay any other fee or amount payable to the Agent or the Lenders under any Loan Document, or any portion thereof, within five days after demand therefor; or

               (c) any Loan Party fails to perform or observe any of the covenants contained in Section 6.01(h), 6.03 or 6.06 or in Article VII; or

               (d) any Loan Party fails to perform or observe any of the covenants contained in Sections 6.01(a)-(c) within 5 days after the giving of written notice by the Agent of such Default; or

               (e) any Loan Party fails to perform or observe any other covenant or agreement contained in any Loan Document on its part to be performed or observed within 30 days after the giving of written notice by the Agent of such Default; or

               (f) any representation or warranty of any Loan Party made in any Loan Document or in any certificate delivered pursuant to any Loan Document proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or

               (g) Borrower or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness for borrowed money in an amount exceeding $1,000,000, or any guaranty of present or future Indebtedness for borrowed money in an amount exceeding $1,000,000, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant, or agreement on its part to be performed or observed, or suffers any event to occur in connection with any present or future Indebtedness for borrowed money in an amount exceeding $1,000,000, or of any guaranty of present or future Indebtedness for borrowed money in an amount exceeding $1,000,000, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due unless any such failure or sufferance is waived by such holders thereof (or an agent or trustee on its or their behalf); or

               (h) any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lenders or satisfaction in full of the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid, or unenforceable in any respect which, in the opinion of the Majority Lenders is materially adverse to their interest; or any Loan Party thereto denies that it has any or further liability or obligation under any Loan Document or purports to revoke, terminate or rescind same; or

               (i) a judgment against any Loan Party is entered by a court of competent jurisdiction for the payment of money in excess of $500,000 and absent procurement of a stay of execution, such judgment remains unbonded or unsatisfied for 30 calendar days after the date of entry of judgment or such longer period as may be permitted by law or otherwise binding on the judgment creditor before execution on such judgment is allowed, or in any event later than five days prior to the date of any proposed sale thereunder; or

               (j) any Loan Party institutes or consents to any proceeding under a Debtor Relief Law relating to it or to all or any material part of its property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 30 calendar days or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 30 calendar days or results in the entry of an order for relief; or any judgment, writ, warrant of attachment or execution, or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated, or fully bonded within 30 calendar days after its issue or levy; or

               (k) the occurrence of a Termination Event with respect to any Pension Plan if the aggregate liability of Borrower and its ERISA Affiliates under ERISA as a result thereof exceeds $1,000,000; or the complete or partial withdrawal subsequent to the Closing Date by Borrower or any of its ERISA Affiliates from any Multiemployer Plan if the aggregate liability of Borrower and its ERISA Affiliates as a result thereof would constitute a Material Adverse Effect; or

               (l) a Change of Control or a Change of Ownership shall have occurred.

          SECTION 9.02   Remedies Upon Event of Default.  Without limiting any
                         ------------------------------
other rights or remedies of the Agent or the Lenders provided for elsewhere in this Agreement or the Loan Documents, or by applicable law, or in equity, or otherwise:

               (a) Upon the occurrence, and during the continuance, of any Event of Default (other than an Event of Default described in Section 9.01(j)):

                    (i) the Commitments and all other obligations of the Agent and the Lenders under the Loan

          Documents shall be suspended without notice to or demand upon any Loan Party, which are expressly waived by each Loan Party to the fullest extent permitted by applicable law, except that the Majority Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Majority Lenders, to reinstate the Commitments;

                    (ii) the Majority Lenders may request the Issuing Bank to, and the Issuing Bank thereupon shall, demand immediate payment by each Loan Party of an amount equal to the aggregate outstanding face amount of all Letters of Credit, which amount shall be deposited into a deposit account established by or maintained with the Agent as cash collateral for any reimbursement obligations under the Letters of Credit as and when drawings are made thereunder (and each Loan Party hereby grants to the Agent and the Lenders a security interest in such account); and

                    (iii) the Majority Lenders may request the Agent to, and the Agent thereupon shall, terminate the Commitments and declare all or any part of the unpaid principal of the Notes, all interest accrued and unpaid thereon, and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment for payment, notice of dishonor, demand, or further notice of any kind, all of which are expressly waived by each Loan Party to the fullest extent permitted by applicable law.

               (b)  Upon the occurrence of any Event of Default described in
     Section 9.01(j):

                    (i) the Commitments and all other obligations of the Agent and the Lenders under the Loan Documents shall terminate without notice to or demand upon any Loan Party, which are expressly waived by each Loan Party to the fullest extent permitted by applicable law;

                    (ii) an amount equal to the aggregate outstanding face amount of the Letters of Credit shall be forthwith due and payable to the Issuing Bank without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are waived by each Loan Party to the fullest extent permitted by applicable law, which amount shall be deposited into a deposit account established by or maintained with the Agent as cash collateral for any reimbursement obligations under the Letters of Credit as when drawings are made thereunder (and each Loan Party hereby grants to the Agent and the Lenders a security interest in such account); and

                    (iii) the unpaid principal of the Advances, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment for payment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by each Loan Party to the fullest extent permitted by applicable law.

               (c) Upon the occurrence of any Event of Default, the Agent, without notice to (except as expressly provided for in any Loan Document) or demand upon each Loan Party, which are expressly waived by any Loan Party to the fullest extent permitted by applicable law, may proceed to protect, exercise, and enforce the rights and remedies of the Agent and the Lenders under the Loan Documents against each Loan Party and such other rights and remedies as are provided by law or equity.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

          SECTION 10.01  Appointment and Authorization.  Each Lender hereby
                         -----------------------------
irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          SECTION 10.02  Delegation of Duties.  The Agent may execute any of its
                         --------------------
duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          SECTION 10.03  Liability of Agent.  None of the Agent-Related Persons
                         ------------------
shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

          SECTION 10.04  Reliance by Agent.
                         -----------------

               (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

               (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender unless such Lender notifies the Agent to the contrary.

          SECTION 10.05  Notice of Default.  The Agent shall not be deemed to
                         -----------------
have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article IX; provided, however, that unless and until the Agent
                            --------  -------
has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

          SECTION 10.06  Credit Decision.  Each Lender acknowledges that none of
                         ---------------
the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and its Subsidiaries hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

          SECTION 10.07  Indemnification.  Whether or not the transactions
                         ---------------
contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however,
                                                            --------  -------
that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

          SECTION 10.08  Agent in Individual Capacity.  Bank of America and its
                         ----------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Bank of America were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

          SECTION 10.09  Successor Agent.  The Agent may, and at the request of
                         ---------------
the Majority Lenders shall, resign as Agent upon 30 days' notice to the Borrower and the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and approval of the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.03 and 11.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above, with the approval of the Borrower.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          SECTION 11.01  Cumulative Remedies; No Waiver.  The rights, powers,
                         ------------------------------
privileges and remedies of the Agent or any Lender provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by law or equity. No failure or delay on the part of the Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, or remedy preclude any other or further exercise of any other right, power, privilege or remedy. The terms and conditions of Sections 4.01 and 4.02 hereof are inserted for the sole benefit of the Lenders and the Agent may (with the approval of the Majority Lender) waive them in whole or in part with or without terms or conditions in respect of any Advance or Letter of Credit, without prejudicing the Lenders' rights to assert them in whole or in part in respect of any other Advance or Letter of Credit.

          SECTION 11.02  Amendments; Consents.  No amendment, modification,
                         --------------------
supplement, termination, or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, may in any event be effective unless in writing signed by the Agent with the written approval of the Majority Lender, and then only in the specific instance and for the specific purpose given; and without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver, or consent may be effective:

               (a) to amend or modify the principal of, or decrease the amount of principal prepayments or the rate of interest payable on, any Obligation or increase the amount of any of the Commitments or decrease the amount of any fee payable to any Lender;

               (b) to postpone any date fixed for any payment of principal of, prepayment of principal of, or any interest on, any Obligation or any fee or to extend the term of any of the Commitments;

               (c) to amend or modify the provisions of the definition of "Majority Lender" or of Section 11.02, 11.09 or 11.10;

               (d)  to amend or modify any provision of Section 2.10;

               (e) release any Guarantor from the Guaranty unless such Guarantor is merged, consolidated or disposed of as permitted by Section
     7.01 or 7.02; or

               (f) to amend or modify any provision of this Agreement or the Loan Documents that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver, or consent pursuant to this Section 11.02 shall apply equally to, and shall be binding upon, all the Lenders and the Agent.

          SECTION 11.03  Costs, Expenses and Taxes.  Borrower shall pay on
                         -------------------------
demand the reasonable costs and reasonable expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents, or any amendment or waiver thereto requested by the Borrower, including reasonable travel expenses, and other out of pocket expenses and the reasonable fees and out of pocket expenses of any legal counsel (including without limitation, the reasonable allocated fees and expenses of Agent's in-house counsel and staff), independent public accountants, and other outside experts retained by the Agent, and the reasonable costs, expenses or fees incurred or suffered by the Agent in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower, or any Subsidiary of Borrower. After the occurrence and during the continuation of a Default or an Event of Default, Borrower shall pay on demand the reasonable costs and expenses of the Agent and each of the Lenders in connection with the amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of any Loan Documents and any matter related thereto, including reasonable travel expenses and other out of pocket expenses and the reasonable fees and other out of pocket expenses of any legal counsel retained by or employed by any of the Lenders, including any reasonable costs, expenses or fees incurred or suffered by any of the Lenders in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower, or any Subsidiary of Borrower. Borrower shall pay any and all documentary and other taxes (other than income or gross receipts taxes generally applicable to such type of lender) and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of any Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Agent and each Lender from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge that any of them may suffer or incur by reason of the failure of any Loan Party to perform any of its Obligations. Any amount payable to the Agent or any Lender under this Section
11.03 shall be due and payable and bear interest from the date which is 10 days after the date of receipt of demand for payment at the Base Rate.

          SECTION 11.04  Nature of Lender's Obligations.  Each Lender's
                         ------------------------------
obligation to make any Advance pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the Pro Rata Share of the Commitments attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Agent agrees that it will use its best efforts either to induce the other Lenders to assume the obligations of a Lender in default or to obtain another Lender, reasonably satisfactory to Borrower, to replace such a Lender in default.

          SECTION 11.05  Survival of Representations and Warranties.  All
                         ------------------------------------------
representations and warranties contained herein or in any other Loan Document or in any certificate or other writing delivered by or on behalf of any one or more of the parties to any Loan Document, will survive the making of the Advances hereunder and the execution and delivery of the Notes, notwithstanding any investigation made by the Agent or any Lender or on their behalf.

          SECTION 11.06  Notices.  Except as otherwise expressly provided in the
                         -------
Loan Documents, (a) all notices, requests, demands, directions, and other communications provided for hereunder and under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, delivered, or sent by telex, or cable to the appropriate party at the address set forth on Schedule
11.06 or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section
11.06 and (b) any notice, request, demand, direction, or other communication given by telegram, telecopier, telex, or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document if any notice, request, demand, direction, or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or telecopier, when received; or if given by personal delivery, when delivered.

          SECTION 11.07  Execution in Counterparts.  Unless the Agent otherwise
                         -------------------------
specifies with respect to any Loan Document, this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

          SECTION 11.08  Binding Effect; Assignment.
                         --------------------------

               (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the

     Borrower, each Guarantor and each Subsidiary Borrower, the Agent, each of the Lenders, and their respective successors and assigns, except that the Borrower, each Guarantor and each Subsidiary Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders, except for any such assignment resulting from any merger permitted by this Agreement. Each Lender and the Agent shall have the right to sell or transfer any participation interest in this Agreement. Each Lender and the Agent shall have the right to sell or transfer any participation interest in this Agreement, the Advances, the Notes, the Commitments and the Letters of Credit in accordance with the provisions of this Section 11.08. Each Lender represents that it is not acquiring its Notes with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Notes must be within the control of such Lender). Any Lender may at any time pledge its Notes or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder.

               (b) From time to time each Lender may, with the prior consent of Borrower, assign to one or more Eligible Assignees a portion of its Pro Rata Share of the Commitments (including its interest in the Letters of Credit); provided that (i) such Eligible Assignee, if not then a Lender, shall be reasonably acceptable to the Agent, (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Agent for registration as hereinbelow provided, (iii) the assignment shall not assign a portion of the Commitments in an amount less than $15,000,000, without the Borrower's consent, and (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Business Days after the later of the date Borrower has consented to such assignment and the date the Agent has registered the Commitment Assignment and Acceptance in the register kept for that purpose by the Agent as described below. The prior consent of Borrower referred to in the previous sentence shall not be unreasonably withheld; provided, that it shall not be unreasonable for the Borrower to withhold consent to any assignment to an Eligible Assignee which (x) is not capable of funding in Pounds Sterling, Canadian Dollars, Deutsche Marks, Spanish Pesetas, Swiss Francs, French Francs, Belgian Francs, Italian Lira, ECU, Swedish Krona, Norwegian Krone, Australian Dollars, Japanese Yen or such other Alternative Currency in which the

     Borrower has previously received Eurocurrency Rate Committed Advances and
     (y) is unable to enter into a funding arrangement, reasonably acceptable to the Borrower and the Agent, pursuant to which an existing Lender will fund such currencies on such Eligible Assignee's behalf. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share of the Commitments therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from all of its obligations under this Agreement assumed by such assignee Lender. The Borrower agrees that it shall, upon the request of the assignee Lender, execute and deliver (against delivery by the assigning Lender to such Loan Party of any Committed Advance Notes) to such assignee Lender, a Committed Advance Note evidencing that assignee Lender's Pro Rata Share of the Commitment, and to the assigning Lender, if requested by such assigning Lender, a Committed Advance Note evidencing the remaining Pro Rata Share retained by the assigning Lender. The Borrower agrees that it shall also execute and deliver (against delivery by the assigning Lender to such Borrower of its Bid Notes) to such assignee Lender, a Bid Advance Note evidencing that assignee Lender's Bid Advances, and to the assigning Lender, a Bid Advance Note evidencing the Bid Advances of the assigning Lender.

               (c) By executing and delivering a Commitment Assignment and Acceptance, the assigning Lender thereunder: (i) other than as provided in such Commitment Assignment and Acceptance, assigns without recourse and makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its Obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto.

               (d) By executing and delivering a Commitment Assignment and Acceptance, the assignee Lender or Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitments being assigned thereby fee and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document;
     (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance by any Loan Party of the Obligations; (iii) it has received a copy of this Agreement together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Agent, the assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) if not then a Lender, it is an Eligible Assignee; (vi) it appoints and authorizes the Agent and the Issuing Bank to take such action and to exercise such powers under this Agreement as are delegated to the Agent and the Issuing Bank by Article X and Section 3.06; and (vii) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (e) The Agent shall maintain at the Agent's Office a copy of each Commitment Assignment and Acceptance delivered to it and a register (the "Register") for recordation, upon payment to the Agent by the assigning Lender of a registration fee of $3,500.00, of the names and addresses of the Lenders and their respective Pro Rata Shares of the Commitments. The entries in the Register shall be conclusive for all purposes, in the absence of manifest error, and each Loan Party, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. Such Register shall be available for inspection by any Loan Party or any Lender at any reasonable time and from time to time upon reasonable prior notice. Promptly following any entry in the Register, the Agent shall provide to each Loan Party and the Lenders a revised Schedule 1.01 giving effect thereto.

               (f) Upon its receipt of a Commitment Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Commitment Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, and subject to receipt of the written consent of Borrower and the Agent, if required hereby, (i) accept such Commitment Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to each Loan Party.

               (g) Each Lender may from time to time, with the consent of Borrower (or without the consent of the Borrower in the case of granting a participation solely in a Bid Loan), grant participations to one or more Lenders or other financial institutions (or any Person, in the case of granting a participation solely in a Bid Loan) in all or a portion of its Pro Rata Share of the Commitments, including its interest in the Letters of Credit; provided, however, that (i) such Lender's obligations under this
             --------  -------
     Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating Lenders or other entities shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 2.13(a), 2.18, 2.20, 3.07, 11.09,
     11.10 and 11.14 but only to the extent that such costs payable by each Loan Party do not exceed the cost which each Loan Party would have incurred in respect of such Lender absent the participation, (iv) each Loan Party, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no Lender shall grant any participation under which the consent of the holder of the participation interest is required for amendments or waivers of provisions of the Loan Documents other than those which (A) increase the monetary amount of any of the Commitments, (B) postpone any date fixed for any scheduled payments of principal or interest with respect to the Advances or any fees or other amounts payable to such Lender hereunder in which such participant has a direct monetary interest or (C) reduce the rate of interest on the Advances, any fee or any other monetary amount payable to the Lenders in which such participant has a direct monetary interest; provided that holder
                                                            --------
     of a participation in a Bid Loan shall have the right to consent only to the actions described in clauses (B) and (C), and then only if it affects such Bid Loan. The prior consent of Borrower referred to in the previous sentence shall not be unreasonably withheld.

          SECTION 11.09  Indemnity by Loan Parties.  The Borrower and each
                         -------------------------
Subsidiary Borrower hereby agrees to indemnify, save, and hold harmless the Agent and each Lender and their Affiliates, directors, officers, agents, attorneys, and employees (collectively, the "Indemnitees") from and against: (a) any and all claims, demands, actions, or causes of action that are asserted against any Indemnitee by any Person (other than any Loan Party or any Lender) if the claim, demand, action, or cause of action primarily relates to a claim, demand, action, or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any officer, director or shareholder of any Loan Party; (b) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than any Loan Party or any Lender) if the claim, demand, action or cause of action arises out of or relates to the Commitments, the use or contemplated use of proceeds of any Advance, or the relationship of any Loan Party and the Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clauses (a) or (b) above; and (d) any and all liabilities, losses, costs, or expenses (including reasonable attorneys' fees and disbursements and fees for other professional services) that any Indemnitee suffers or incurs as a result of any of the foregoing; provided, that no Indemnitee shall be entitled to indemnification for any liability, loss, cost or expense caused directly or indirectly by any Indemnitee's own gross negligence or willful misconduct (collectively the "Indemnified Liabilities"). If any claim, demand, action or cause of action is asserted against any Indemnitee and such Indemnitee intends to claim indemnification from any Loan Party under this Section, such Indemnitee shall promptly notify such Loan Party, but the failure to so promptly notify such Loan Party shall not affect such Loan Party's obligations under this Section unless such failure materially prejudices such Loan Party's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Each Indemnitee may, and if requested by such Loan Party in writing shall, in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action with counsel selected by such Indemnitee and reasonably acceptable to such Loan Party, and shall permit such Loan Party to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which such Loan Party may be liable for payment of indemnity hereunder shall obtain such Loan Party's prior written consent, which consent shall not be unreasonably withheld. In connection with any claim, demand, action or cause of action covered by this Section against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal counsel determines in good faith and advises Borrower in writing that representing all such Indemnitees would or could result in a conflict of interest under laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower. Any obligation or liability of any Loan Party to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders for the applicable statute of limitations period.

          SECTION 11.10  Hazardous Materials Indemnity.  The Borrower and the
                         -----------------------------
Subsidiary Borrowers each hereby agree to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Agent) each of the Lenders and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties and charges, resulting from any administrative and judicial proceedings and orders, judgments, or remedial enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and expenses to the extent that the defense of any such action has not been assumed by any Loan Party), arising directly or indirectly, in whole or in part, out of (i) the presence, any release or discharge of any Hazardous Materials on, under or from the real property and
(ii) any activity carried on or undertaken on or off the real property by Borrower or any of its Subsidiaries or any of their respective predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any of its Subsidiaries or any of their respective predecessors in title or any employees, agents, contractors or subcontractors of Borrower or any of its Subsidiaries or any of their respective predecessors in title, or any third persons at any time occupying or present on the real property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on or under the real property. The foregoing indemnity shall further apply to any residual contamination on or under the real property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on the real property, the presence of which is directly caused by the Agent or the Lenders.

          SECTION 11.11  Nonliability of Lenders.  Each Loan Party acknowledges
                         -----------------------
and agrees that:

               (a) Any inspections of any property of any Loan Party made by or through the Agent or the Lenders are for purposes of administration of the Loan Documents only and such Loan Party is not entitled to rely upon the same;

               (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Lenders or the Agent pursuant to the Loan Documents, neither the Lenders nor the Agent shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Lenders or the Agent;

               (c) The relationship between the Loan Parties and the Lenders arising out of or related to this Agreement is, and shall at all times remain, solely that of a borrower and bank; neither the Agent nor any of the Lenders shall under any circumstance be construed to be a partner or a joint venturer of any Loan Party or any of their Affiliates; neither the Agent nor any of the Lenders shall under any circumstance be deemed to be in a fiduciary relationship with any Loan Party or their Affiliates in connection with this Agreement, or to owe any fiduciary duty to any Loan Party or their Affiliates in connection with this Agreement; neither the Agent nor any of the Lenders undertakes or assumes any responsibility or duty to any Loan Party or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform any Loan Party or their Affiliates of any matter in connection with their property or the operations of the Loan Parties or their Affiliates; each Loan Party and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Lenders or the Agent in connection with such matters is solely for the protection of the Agent and the Lenders and neither the Loan Parties nor any other Person is entitled to rely thereon; and

               (d) Neither the Agent nor any of the Lenders shall be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property or other loss, damage, liability or claim caused by the actions, inaction or negligence of any Loan Party and/or its Affiliates.

          SECTION 11.12  Confidentiality.  Each Lender agrees to hold any
                         ---------------
confidential information which it may receive from any Loan Party pursuant to or in connection with this Agreement or the exercise of any rights hereunder in confidence and to cause its officers, employees, agents and professional advisors to do likewise. The foregoing shall not, however, restrict disclosure of any such confidential information by any Lender (a) to other Lenders; (b) to legal counsel, accountants and other professional advisors to any Loan Party or that Lender retained in connection with this Agreement; (c) to regulatory officials having jurisdiction over that Lender; (d) as required by law or legal process or in connection with any legal proceeding to which that Lender and any Loan Party are adverse parties; or (e) to another financial institution in connection with a disposition or proposed disposition to that financial institution of an assignment of or a participation interest in its Commitment and/or Advances, provided that such disclosure is made subject to an appropriate written confidentiality agreement on terms substantially similar to this Section and provided further that Borrower is advised substantially concurrently with such disclosure of the identity of such financial institution. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries designated by Borrower or any Subsidiary to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public without filing a request under the Freedom of Information Act, (ii) information previously published in any public medium not furnished directly or indirectly, by that Lender and (iii) information previously disclosed by any Loan Party to any Person not associated or affiliated with any Loan Party or any of its officers, directors, agents, attorneys or employees without an appropriate confidentiality agreement and subsequently disclosed by that Person. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Agent or the Lenders to any Loan Party.

          SECTION 11.13  No Third Parties Benefited.  This Agreement is made for
                         --------------------------
the purpose of defining and setting forth certain obligations, rights and duties of each Loan Party, the Agent and the Lenders with respect to the Advances, and is made for the sole benefit of each Loan Party, the Agent and the Lenders, and the Agent's and the Lenders' successors and assigns. Except as provided in Sections 11.08 and 11.10, no other Person shall have any rights of any nature hereunder or by reason hereof.

          SECTION 11.14  Right of Setoff.  Upon the occurrence of an Event of
                         ---------------
Default, each Loan Party hereby specifically authorizes each Lender (subject to the approval of the Majority

Lenders) in which they maintain deposit accounts (whether a general or special deposit account, other than trust accounts) or a certificate of deposit to setoff any Obligations owned to the Lenders against such deposit account or certificate of deposit without prior notice to such Loan Party (which notice is hereby waived) whether or not such deposit account or certificate of deposit has then matured. Nothing in this Section shall limit or restrict the exercise by a Lender of any right to setoff or banker's lien under applicable Law, subject to the approval of the Majority Lenders.

          SECTION 11.15  Judgment Currency.
                         -----------------

               (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any instrument delivered hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given.

               (b) The obligation of each Loan Party in respect of any sum due from it hereunder in the Original Currency shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in such Other Currency the Agent may in accordance with normal banking procedures purchase such Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due in the Original Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender or Person to whom such amount was owing against such loss.

          SECTION 11.16  Further Assurances.  Borrower and its Subsidiaries
                         ------------------
shall do, execute, and deliver such further acts and documents as any Lender or the Agent from time to time reasonably requires for the assuring and confirming unto the Lenders or the Agent the rights hereby created or facilitating the exercise of remedies or other rights available to the Lenders under any Loan Document.

          SECTION 11.17  Integration.  This Agreement, together with the other
                         -----------
Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          SECTION 11.18  Governing Law.  Each Loan Document shall be governed
                         -------------
by, and construed and enforced in accordance with the laws of California without regard to conflicts of laws.

          SECTION 11.19  Severability of Provisions.  Any provision in any Loan
                         --------------------------
Document that is held to be inoperative, unenforceable, or invalid as to any party or in any jurisdiction shall, as to that party or that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions or the operation, enforceability, or validity of that provision as to any party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          SECTION 11.20  Headings.  Article and Section headings in this
                         --------
Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

          SECTION 11.21  Conflict in Loan Documents.  To the extent there is any
                         --------------------------
actual irreconcilable conflict between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall prevail.

          SECTION 11.22  WAIVER OF TRIAL BY JURY.  WITH RESPECT TO ANY
                         -----------------------
PROCEEDING IN A COURT OF LAW, EACH LOAN PARTY (ON ITS BEHALF AND ON BEHALF OF ITS AFFILIATES) AND THE AGENT AND EACH OF THE LENDERS HEREBY IN ANY EVENT EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PERSONS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH SUCH PERSON HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY TRIAL COURT WITHOUT A JURY, AND THAT ANY OTHER PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT OF TRIAL BY JURY.

          SECTION 11.23  PURPORTED ORAL AMENDMENTS.  EACH LOAN PARTY EXPRESSLY
                         -------------------------
ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN

WRITING THAT COMPLIES WITH SECTION 11.02. EACH LOAN PARTY AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF AGENT OR ANY LENDER THAT DOES NOT COMPLY WITH SECTION 11.02 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THE AGREEMENT OR THE OTHER LOAN DOCUMENTS.

          SECTION 11.24  Amendment and Restatement of Existing Credit Agreement.
                         ------------------------------------------------------
(a) This Agreement amends and restates the Existing Credit Agreement. Advances outstanding under the Existing Credit Agreement which are not paid or prepaid on or prior to the Closing Date ("Continuing Advances") and Continuing Letters of Credit (collectively, the "Continuing Obligations") shall be deemed to continue as Advances and Letters of Credit continuing outstanding hereunder. Any interest periods relating to Continuing Advances which are committed advances under the Existing Credit Agreement shall not extend beyond the Closing Date; such Continuing Advances shall have Interest Period(s) commencing on the Closing Date. From and after the Closing Date, all Continuing Advances which are Committed Advances and Swing Line Advances shall bear interest related to the Applicable Margin set forth herein. Continuing Advances which are Bid Advances shall continue with the same interest period and shall continue to bear interest at the existing interest rate. The Borrowers agree to pay to each lender on the Closing Date all accrued and unpaid interest on Continuing Advances which are Committed Advances and Swing Line Advances, together with any amounts required to be paid as a result of any early termination of interest periods relating thereto under Section 2.20 of the Existing Credit Agreement.

          (b) To the extent required to have all Continuing Obligations (other than Swing Line Advances and Bid Advances) held by each Lender in an amount equal to each Lender's Pro Rata Share thereof, each Lender that was a party to the Existing Credit Agreement (a "Selling Lender") hereby agrees to sell and assign to the other Lenders (the "New Lenders"), and the New Lenders hereby agree to purchase and assume, without recourse, from the Selling Lenders, effective as of the Closing Date, all or a portion of the Selling Lenders' Continuing Obligations.

          (c) Each Selling Lender severally represents and warrants to each New Lender that it is the legal and beneficial owner of the Continuing Obligations it is assigning hereunder and that such obligations are free and clear of any adverse claim. Other than as provided above, none of the Selling Lenders makes any representation or warranty and assumes no responsibility with respect to the Existing Credit Agreement or any other instrument or document furnished pursuant thereto, the financial condition of the Borrowers, or the performance or observance by the Borrowers of the Continuing Obligations.

          (d) Notwithstanding anything to the contrary in this Agreement, no New Lender shall be entitled to any portion of any fee previously paid under the Existing Credit Agreement in respect of any Continuing Letter of Credit.

          (e) Delivery of the compliance certificate otherwise due under the Existing Credit Agreement on September 28, 1995 is hereby waived.
/
/
/
/
/
/
/
/
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/
/
/
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/
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                                    - 118 -

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                     BORROWER:
                                     --------

                                     SUNRISE MEDICAL, INC.,
                                     as Borrower and as a Guarantor


                                     By:   /s/ Ted N. Tarbet
                                         --------------------------
                                               Ted N. Tarbet
                                          Senior Vice President and
                                           Chief Financial Officer


                                     GUARANTORS
                                     ----------

                                     BIO CLINIC CORPORATION
                                     DEVILBISS HEALTH CARE, INC.
                                     GUARDIAN PRODUCTS, INC.
                                     JAY MEDICAL LTD.
                                     JOERNS HEALTHCARE, INC.
                                     QUICKIE DESIGNS, INC.
                                     SUNMED FINANCE, INC.
                                     SUNMED SERVICE, INC.
                                     SUNRISE MARIN HOLDINGS, INC.


                                     By:   /s/ Ted N. Tarbet
                                         --------------------------
                                               Ted N. Tarbet
                                                 Treasurer


                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION, as
                                      Agent


                                     By:   /s/ Charles Graber
                                         --------------------------
                                               Charles Graber
                                               Vice President

(Signatures continue)

                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION, as a
                                     Lender


                                     By:     /s/ Yvonne Dennis
                                         --------------------------
                                                 Yvonne Dennis
                                                 Vice President


                                     By:     /s/ Sabur Moini
                                         --------------------------
                                                 Sabur Moini
                                          Assistant Vice President


                                     BANK OF AMERICA ILLINOIS [(as
                                     a Selling Lender for purposes
                                     of Section 11.24 only)]


                                     By:     /s/ Yvonne Dennis
                                         --------------------------
                                                 Yvonne Dennis
                                                 Vice President

                                     NATIONSBANK OF TEXAS, N.A.


                                     By:   /s/ Brad W. DeSpain
                                         --------------------------
                                     Name:     BRAD W. DESPAIN
                                     Title:     VICE PRESIDENT

                                     ABN AMRO BANK, Los Angeles
                                     International Branch


                                     By:    /s/ Patrick A. Russo
                                          ---------------------------
                                     Name:      PATRICK A. RUSSO
                                     Title:  ASSISTANT VICE PRESIDENT


                                            /s/ Paul K. Stimpfl

                                                PAUL K. STIMPFL
                                                VICE PRESIDENT

                                     UNION BANK


                                     By:     /s/ Linda L. Beaven
                                          --------------------------
                                     Name:       LINDA L. BEAVEN
                                     Title:      VICE PRESIDENT

                                     MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK


                                     By:    /s/ Robert Bottamedi
                                          --------------------------
                                     Name:      ROBERT BOTTAMEDI
                                     Title:      VICE PRESIDENT

                                     DEUTSCHE BANK AG, Los Angeles
                                      Branch and/or Cayman Islands
                                      Branch


                                     By:    /s/ J. Scott Jessup
                                          ----------------------------
                                     Name:      J. Scott Jessup
                                     Title:     Vice President

                                     By:    /s/ Ross Howard
                                          ----------------------------
                                     Name:  Ross Howard
                                     Title: Vice President and Branch
                                            Manager

                                     PNC BANK, N.A.


                                     By:    /s/ Anthony L. Trunzo
                                          ----------------------------
                                     Name:  Anthony L. Trunzo
                                     Title: Vice President and Manager

                               SCHEDULE 1.01(a)
                               ----------------


                               AGENT'S ACCOUNTS
                               ----------------



CURRENCY                           ACCOUNT
--------                           -------

US Dollars                  Bank of America, San Francisco, Account
                            No. 12339-15444

Pounds Sterling             Bank of America, London, Account No. 95415024

Danish Krone                Bank of America         Account No.

Dutch Guilders              Bank of America         Account No.

Deutsche Marks              Bank of America, Frankfurt, Account No. 95596011

Japanese Yen                Bank of America, Tokyo, Account No. 95596016

Swiss Francs                Bank of America, Zurich, Account No. 95596016

French Francs               Bank of America, Paris, Account No. 95596010

Belgian Francs              Bank of America, Brussels, Account No. 95596032

Portuguese Escudo           Bank of America         Account No.

Spanish Peseta              Bank of America, Madrid, Account No. 95596704

Canadian Dollars            Bank of America, Toronto, Account No. 65067-226

ECU                         Bank of America, Brussels, Account No. 95596024

Italian Lira                Bank of America, Milan, Account No. 95596017

Australian Dollars          Bank of America, Sydney, Account No. 95714019

Swedish Krona               Bank of America, London, Account No. 95415040

Norwegian Krona             Bank of America, London, Account No. 95415032

                               SCHEDULE 1.01(B)

                         Commitment and Pro Rata Share
                         -----------------------------

     Lender                        Commitment      Pro Rata Share
     ------                        ----------      --------------
Bank of America National Trust
and Savings Association            $ 67,500,000    24.545454545%
NationsBank of Texas, N.A.           50,000,000    18.181818182%
ABN AMRO Bank, N.V.                  50,000,000    18.181818182%
Union Bank                           40,000,000    14.545454545%
Deutsche Bank AG                     22,500,000     8.181818182%
Morgan Guaranty Trust
  Company of New York                22,500,000     8.181818182%
PNC Bank, N.A.                       22,500,000     8.181818182%

                                   ============     ============

                                   $275,000,000             100%

                               SCHEDULE 1.01(C)

                         Subsidiary Borrower Sublimits
                         -----------------------------


     The Subsidiary Borrower Sublimit applicable to each Subsidiary Borrower shall be an amount equal to the lesser of (a) the requested Alternative Currency equivalent (determined in accordance with Section 2.19 of the Credit Agreement) of 80% of such Subsidiary Borrower's assets, determined as of the date of the most recent financial statements delivered to the Agent pursuant to Section 6.01 of the Credit Agreement, and (b) the requested Alternative Currency equivalent of US$20,000,000 determined in accordance with Section 2.19 of the Credit Agreement; provided, that the amount of all Subsidiary Borrower Sublimits in the
           --------
aggregate shall not exceed at any time the requested Alternative Currency equivalent of US$150,000,000 determined in accordance with Section 2.19 of the Credit Agreement.

                                 SCHEDULE 5.04

                     SUBSIDIARIES OF SUNRISE MEDICAL, INC.
                     -------------------------------------

                                  GUARANTORS
                                  ----------

NAME OF SUBSIDIARY                   INCORPORATION          OWNERSHIP %
Bio Clinic Corporation               Delaware                   100

Guardian Products Inc.               California                 100

Jay Medical Ltd.                     Delaware                   100

Joerns Healthcare, Inc.              Wisconsin                  100

Quickie Designs Inc.                 California                 100

SunMed Finance Inc.                  Delaware                   100

SunMed Service Inc.                  Delaware                   100

Sunrise Marin Holdings, Inc.         California                 100

DeVilbiss Health Care, Inc.          Delaware                   100

                                 SCHEDULE 5.04

                     SUBSIDIARIES OF SUNRISE MEDICAL, INC.
                     -------------------------------------

NAME OF SUBSIDIARY                        INCORPORATION             OWNERSHIP %
Bio Clinic Corporation                    Delaware                      100

Breen Healthcare, Inc. (I)                California                    100

Caremate, Inc. (I)                        Delaware                      100

Guardian Products Inc.                    California                    100
 Comfort Research, Inc. (I)               California                    100

Jay Medical Ltd.                          Delaware                      100

Joerns Healthcare, Inc.                   Wisconsin                     100

Quickie Designs Inc.                      California                    100
 Motion Designs Virgin Islands, Inc.      U.S. Virgin Islands           100

SunMed Finance Inc.                       Delaware                      100

SunMed Service Inc.                       Delaware                      100

Sunrise Marin Holdings, Inc.              California                    100

Sunrise Dallas Holdings, Inc. (I)         Delaware                      100

Sunrise Medical Canada, Inc.              Canada                        100

Sunrise Medical Holdings B.V.             Netherlands                   100
 Norsk Rehab AS                           Norway                        100
 Sopur Medizintechnik GmbH                Germany                       100
  Sopur CSFR                              Czech Republic                100
  Sopur Forschung und
   Entwichlung GmbH                       Germany                       100
  Reha Vertrieb Humpert GmbH              Germany                       100
  Sopur Netherlands GmbH                  Netherlands                   100
 Sunrise Medical B.V.                     Netherlands                   100
 Sunrise Medical S.A.R.L.                 France                        100
 Talleres Uribarri S.L.                   Spain                         100

Sunrise Medical S.R.L.                    Italy                         100

Homecare Holdings France, S.A.            France                        100
 SCI La Planche S.A.                      France                        100
 Corona-Sepac S.A.                        France                        100
 Tecktona Sante S.A.                      Italy                         100
 DeVilbiss Medical France S.N.C.          France                        100

Sunrise Medical Ltd.                      United Kingdom                100
 BEC Mobility Ltd.                        United Kingdom                100
 Minivator Ltd.                           United Kingdom                100

DeVilbiss Health Care, Inc.               Delaware                      100
  Nihon Sunrise Medical KK                Japan                         100
  Homecare Health Products (UK)
   Limited                                United Kingdom                100
   DeVilbiss Health Care (UK)
     Holdings Ltd.                        United Kingdom                100
    DeVilbiss Health Care (UK)
      Limited                             United Kingdom                100

  Homecare (Deutschland) GmbH             Germany                       100
   DeVilbiss Medzinische
    Produckte (Deutschland)
     GmbH                                 Germany                       100
   DeVilbiss Health Care (Europa)
     GmbH                                 Germany                       100

Rehabvision A.B.                          Sweden                        100
  Vitactiv A.B.                           Sweden                        100
     Livskvalitet Goran Sjoden A.B.       Sweden                        100


Sunrise Medical PTY Limited               Australia                     100

Rospo A.G.                                Switzerland                   100

Sunrise DeVilbiss Polska SP z.o:o.        Poland                        100

(I) = Inactive Subsidiary

                                 SCHEDULE 5.10

                                  LITIGATION
                                  ----------


     On August 18, 1995, a lawsuit was filed in the Colorado District Court of Boulder County, Colorado entitled Alden Laboratories, Inc. v. Eric C. Jay,
                                  ----------------------------------------
Pressure Relief Technologies, Inc. d/b/a Jay Fluid Mattress, Sunrise Medical,
-----------------------------------------------------------------------------
Inc., Quickie Designs, Inc. and Jay Medical, Inc.  The plaintiff alleges that
-------------------------------------------------
the activities of the defendants during and prior to the acquisition (the "Acquisition") by the Company of the assets of Pressure Relief Technologies, Inc. (formerly Jay Medical, Ltd.), as the "Seller", constituted a breach of contract, and other wrongful conduct by the defendants. The Plaintiff seeks damages in an unspecified amount, injunctive relief and attorneys' fees and costs. The Company believes that it has substantial defenses to each of the claims asserted against it and its Subsidiaries, and intends to defend vigorously against those claims. The Acquisition agreement obligates the Seller to indemnify the Company against certain of the costs, expenses and losses it may incur as a consequence of the suit.

                               SCHEDULE 7.03(A)

                                  INVESTMENTS
                                  -----------

          Subsidiaries listed on Schedule 5.04 to this Agreement

          one-third ownership of shares in a Benelux limited liability partnership, United Comfort Industries B.V.

          Interest in "Winners on Wheels", a 501(c)(3) organization

                                SCHEDULE 11.06


                  EUROCURRENCY AND DOMESTIC LENDING OFFICES,
                  ------------------------------------------
                             ADDRESSES FOR NOTICES
                             ---------------------


BORROWERS
---------

Sunrise Medical, Inc.
2382 Faraday Avenue, Suite 300
Carlsbad, California  93008
Attention: Ted N. Tarbet
          Senior Vice President
           and Chief Financial Officer
          Telephone:  (619) 930-1565
          Telecopier: (619) 930-1580


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
-----------------------
  as Agent

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Charles Graber
           Vice President
           Telephone: (415) 953-4624
           Telecopier: (415) 622-4894

BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
-----------------------
  as a Lender

Domestic and Eurocurrency Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
555 South Flower Street
Los Angeles, California 90071
Attention:  Sabur Moini
          Assistant Vice President
          Credit Products #5618
          Telephone:  (213) 228-4145
          Telecopier:  (213) 228-2756


ABN AMRO BANK,
--------------
Los Angeles International Branch
--------------------------------

ABN AMRO Bank, Los Angeles International Branch
300 South Grand Avenue, Suite 1115
Los Angeles, California  90071-7519
Attention:     Matthew S. Thomson
               Vice President
               Telephone:  (213) 687-2053
               Telecopier:  (213) 687-2061


NATIONSBANK OF TEXAS, N.A.
-------------------------

NationsBank of Texas, N.A.
444 South Flower Street, Suite 1500
Los Angeles, CA  90071
Attention:      Brad DeSpain
                Vice President
                Telephone:  (213) 236-4912
                Telecopier:  (213) 624-5815

UNION BANK
----------

Union Bank
445 South Figueroa Street
Corporate Banking, 12th Floor
Los Angeles, CA  90071-1602
Attention:  Linda Beaven
          Vice President
          Telephone:  (213) 236-5076
          Telecopier:  (213) 236-5112

MORGAN GUARANTY TRUST COMPANY OF NEW YORK
-----------------------------------------

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY  10260
Attention:  Bob Osieski
          Telephone:  (212) 648-7173
          Telecopier:  (212) 648-5014

with copies to:

Morgan Guaranty Trust Company of New York
101 California Street, 38th Floor
San Francisco, CA 94111
Attention:  Eric H. Bjerkholt
          Telephone:  (415) 954-9146
          Telecopier:  (415) 954-4788


DEUTSCHE BANK AG
----------------

Deutsche Bank AG
Los Angeles Branch and/or
Caymen Islands Branch
550 S. Hope Street
Los Angeles, CA 90071
Attention:  Scott Jessup
          Telephone:  (213) 627-8200
          Telecopier:  (213) 627-9779

with a copy to:

Deutsche Bank, New York Branch
31 West 52nd Street, 5th Floor
New York, NY 10019
Attention:  Jeff Welch
          Telephone:  (212) 474-7980
          Telecopier:  (212)


PNC BANK, N.A.
--------------

PNC Bank, N.A.
55 S. Lake Avenue, Suite 650
Pasadena, CA 91101
Attention:  Tony Trunzo
          Vice President
          Telephone:  (818) 568-9423
          Telecopier:  (818) 568-0653

                                   EXHIBIT A
                                   ---------


                          FIRST AMENDED AND RESTATED
                          --------------------------
                            COMMITTED ADVANCE NOTE
                            ----------------------



                                                              September 29, 1995
                                                         Los Angeles, California


          FOR VALUE RECEIVED, the undersigned, [Sunrise Medical, Inc., a Delaware corporation] [Subsidiary Borrower] (the "Borrower"), promises to pay to the order of ___________________, (the "Lender"), the aggregate principal amount of Committed Advances as may be made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, together with interest on the principal amount of each Committed Advance made hereunder and remaining unpaid from time to time from the date of each such Committed Advance until the date of payment in full, payable as hereinafter set forth.

          Reference is made to the Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among the Borrower, the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), which amends and restates a First Amended and Restated Credit Agreement dated as of August 17, 1994, among the Borrower, the subsidiary borrowers and guarantors thereunder, the lenders parties thereto and Agent, which amends a Credit Agreement dated as of December 12, 1991, as amended, by and among the Borrower, the subsidiary borrowers parties thereto, the guarantors party thereto, the lenders party thereto, and Agent as agent for the Lenders (the "Existing Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings assigned thereto in the Credit Agreement.

          This is one of the Committed Advance Notes referred to in the Credit Agreement, amends and restates the borrower note, if any, issued to the Lender under the Existing Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

          The principal indebtedness evidenced by this Committed Advance Note shall be payable as provided in the Credit Agreement and in any event on the Final Maturity Date.

          Interest shall be payable on the outstanding daily unpaid principal amount of Committed Advances from the date first written above until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 2.05 of the Credit Agreement, to the fullest extent permitted by applicable law.

          Each payment hereunder (except with respect to Committed Advances denominated in an Alternative Currency) shall be made to the Agent at Agent's Account for the account of the Lender in immediately available funds not later than 12:00 noon (San Francisco time) on the day of payment (which must be a Business Day). All such payments received after 12:00 noon (San Francisco time) on any particular Business Day shall be deemed received on the next succeeding Business Day. All such payments shall be made in lawful money of the United States of America.

          Each payment hereunder with respect to Committed Advances denominated in an Alternative Currency shall be made to the Agent at Agent's Account for such Alternative Currency is maintained for the account of the Lender in immediately available funds not later than 9:00 a.m. (local time) on the day of payment (which must be a Business Day). All such payments received after 9:00 a.m. (local time) on any particular Business Day shall be deemed received on the next succeeding Business Day. All such payments shall be made in lawful money of the applicable Alternative Currency.

          The Lender shall use its best efforts to keep a record of Committed Advances made by it and payments received by it with respect to this Committed Advance Note, and such record shall be presumptive evidence of the amounts owing under this Committed Advance Note; provided, however, that the failure of the
                                   --------  -------
Lender to make, or an error in making, a notation thereon with respect to any Committed Advance shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement.

          The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

          The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable laws.

          This Committed Advance Note shall be delivered to and accepted by the Lender in the State of California, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.



                                        [SUNRISE MEDICAL, INC.,
                                        a Delaware corporation]

                                        [SUBSIDIARY BORROWER]


                                        By: ______________________________
                                            Name:
                                            Title:

                                   EXHIBIT B
                                   ---------

                                BID ADVANCE NOTE
                                ----------------


                                                              September 29, 1995
                                                         Los Angeles, California

          FOR VALUE RECEIVED, the undersigned, Sunrise Medical, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________ (the "Holder"), the aggregate principal amount of all Bid Advances as may be made by the Holder to the Borrower pursuant to the Credit Agreement referred to below, together with interest on the principal amount of each Bid Advance made hereunder and remaining unpaid from time to time from the date of each such Bid Advance until the date of payment in full, payable as hereinafter set forth.

          Reference is made to the Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among the Borrower, the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), which amends and restates a First Amended and Restated Credit Agreement dated as of August 17, 1994, among the Borrower, the subsidiary borrowers and guarantors thereunder, the lenders parties thereto and Agent, which amends a Credit Agreement dated as of December 12, 1991, as amended, by and among the Borrower, the subsidiary borrowers parties thereto, the guarantors party thereto, the lenders party thereto, and Agent as agent for the Lenders (the "Existing Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings assigned thereto in the Credit Agreement.

          This is one of the Bid Advance Notes referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

          The principal indebtedness evidenced by this Bid Advance Note shall be payable as provided in the Credit Agreement and in any event on the Final Maturity Date.

          Interest shall be payable on the outstanding daily unpaid principal amount of Bid Advances from the date first written above until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 2.05 of the Credit Agreement, to the fullest extent permitted by applicable law.

          Each payment hereunder shall be made to the Agent at Agent's Account for the account of the Holder in immediately available funds not later than 12:00 noon (San Francisco time) on the day of payment (which must be a Business
Day). All such payments received after 12:00 noon (San Francisco time) on any particular Business Day shall be deemed received on the next succeeding Business Day. All such payments shall be made in lawful money of the United States of America.

          The Holder shall use its best efforts to keep a record of Bid Advances made by it and payments received by it with respect to this Bid Advance Note, and such record shall be presumptive evidence of the amounts owing under this Bid Advance Note; provided, however, that the failure of the Holder to make, or
                  --------  -------
an error in making, a notation thereon with respect to any Bid Advance shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement.

          The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

          The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable laws.

          This Bid Advance Note shall be delivered to and accepted by the Holder in the State of California, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.

                                      SUNRISE MEDICAL, INC.,
                                      a Delaware corporation


                                      By: ______________________________
                                                 Ted N. Tarbet
                                           Senior Vice President and
                                            Chief Financial Officer

                                   EXHIBIT C
                                   ---------

                     COMMITMENT ASSIGNMENT AND ACCEPTANCE
                     ------------------------------------

                                                             Dated: ______, 199_


     THIS COMMITMENT ASSIGNMENT AND ACCEPTANCE ("Agreement"), dated as of _________________, 19___ is made with reference to that certain Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among Sunrise Medical Inc., a Delaware corporation (the "Borrower"), the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), and is entered into between the "Assignor" described below, in its capacity as a Lender under the Credit Agreement, and the "Assignee" described below.

     Assignor and Assignee hereby represent, warrant and agree as follows:

     1.   Definitions.  Capitalized terms defined in the Credit Agreement are
          -----------
used herein with the meanings set forth for such terms in the Credit Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

     "Assignee"  means ________________________________________.

     "Assigned Pro-Rata Share" means ______________ % of the Total Commitment of
      -----------------------
the Lenders under the Credit Agreement which equals
     $____________:

     "Assignor"  means ________________________________________.
      --------

     "Effective Date"  means ____________, 199___, or such later date as may be
      --------------
required pursuant to Section 11.08 of the Credit Agreement.


     2.   Representations and Warranties of the Assignor.  The Assignor
          ----------------------------------------------
represents and warrants to the Assignee as follows:

     (a) As of the date hereof, the Pro-Rata Share of the Assignor is _____% of the Total Commitment (without giving effect to assignments thereof which have not yet become effective). The Assignor is the legal and beneficial owner of the Assigned Pro-Rata Share and the Assigned Pro-Rata Share is free and clear of any adverse claim.

     (b) As of the date hereof, the outstanding principal balance of the Assignor's Facility Usage is as follows:

          (i)  Committed Advances:  $_________.

         (ii)  Bid Advances:  $_________.

        (iii)  Unfunded participations in
               Letters of Credit:    $_________.

         (iv)  Funded participations in
               Letters of Credit:  $_________.

          (v)  Participations in Swing Line Advances:  $________.

     (c) The Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith; and

     (d) This Agreement constitutes the legal, valid and binding obligation of the Assignor.

The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Subsidiary Borrower or any Guarantor or the performance by Borrower, any Subsidiary Borrower or any Guarantor of the Obligations, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, or sufficiency of the Credit Agreement or any Loan Document other than as expressly set forth above.

     3.   Representations and Warranties of the Assignee.  The Assignee hereby
          ----------------------------------------------
represents and warrants to the Assignor as follows:

     (a) The Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and al other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

     (b) This Agreement constitutes the legal, valid and binding obligation of the Assignee;

     (c) The Assignee has independently and without reliance upon the Agent or Assignor and based on such documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee will, independently and without reliance upon the Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;

     (d) The Assignee has received copies of such of the Loan Documents delivered pursuant to Section 4.01 or Section 4.02 of the Credit Agreement as it has requested, together with copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement;

     (e) The Assignee will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and

     (f)  The Assignee is an Eligible Assignee.

     4.   Assignment.  On the terms set forth herein, the Assignor, as of the
          ----------
Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee all of the rights and obligations of the Assignor under the Credit Agreement, the other Loan Documents and the Assignor's Notes, if any, to the extent of the Assigned Pro-Rata Share, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and
effective as of the Effective Date.   As of the Effective Date, the Assignee
shall have the rights and obligations of a Lender under the Loan Documents, except to the extent of any arrangements with respect to payments referred to in
Section 5 hereof. Assignee hereby appoints and authorizes the Agent and the Issuing Bank to take such action and to exercise such powers under the Credit Agreement as are delegated to the Agent and the Issuing Bank by Article III and
Article X of the Credit Agreement.

     The Assignee's Domestic Lending Office and Eurocurrency Lending Office for purposes of the Credit Agreement are those offices designated as such on
Schedule I hereto.

     5.   Payment.  On the Effective Date, the Assignee shall pay to the
          -------
Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Pro-Rata Share, as agreed between the Assignor and the Assignee pursuant to a letter agreement of even date herewith. Such letter agreement also sets forth the agreement between the Assignor and the Assignee with respect to the amount of interest, fees and other payments with respect to the Assigned Pro-Rata Share which are to be retained by the Assignor.

     The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Credit Agreement or any other Loan Documents which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

     6.   Principal, Interest, Fees, etc.  Any principal that would be payable
          ------------------------------
and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Credit Agreement shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement.

     7.   Notes.  The Assignor and the Assignee shall make appropriate
          -----
arrangements with the Borrower or any Subsidiary Borrower, as the case may be, concurrently with the execution and delivery hereof so that replacement Bid Advance Notes and Committed Advance Notes, if any, are issued to the Assignor and new Note(s) are issued to the Assignee, in each case in principal amounts reflecting their Pro Rata Shares of the Commitment (as adjusted pursuant to this Agreement).

     8.   Further Assurances.  Concurrently with the execution of this
          ------------------
Agreement, the Assignor shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Agreement, to be forwarded to the Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, and the Assignor specifically agrees to cause the delivery of (i) two original counterparts of this Agreement and (ii) the Request for Registration, to the Agent for the purpose of registration of the Assignee as a "Lender" pursuant to
Section 11.08 of the Credit Agreement.

     9.   GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL
          -------------
OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. FOR ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA.

     10.  Notices.  All communications among the parties or notices in
          -------
connection herewith shall be in writing, hand delivered or sent by registered airmail, postage prepaid, or by telex, telegram or cable, addressed to the appropriate party at its address set forth on the signature pages hereof. All such communications and notices shall be effective upon receipt.

     11.  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

     12.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which when executed and delivered will be deemed to be an original and both of which counterparts taken together will be deemed to be but one and the same instrument. The execution of this Agreement by either party hereto will not become effective until counterparts hereof have been executed by both parties hereto.

     13.  Interpretation.  The headings of the various sections hereof are for
          --------------
convenience of reference only and shall not affect the meaning or construction of any provision hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

                                   "Assignor"


                                   ___________________________________
                                   By:  ______________________________
                                   Its:  _____________________________

                                   Address:  _________________________
                                             ________________________
                                             ________________________

                                   "Assignee"


                                   ___________________________________
                                   By:  ______________________________
                                   Its:  _____________________________

                                   Address:  _________________________
                                             _________________________

                                 Exhibit 1 to
                     Commitment Assignment and Acceptance



                      Assignee's Domestic Lending Office
                        and Eurocurrency Lending Office

               Exhibit A to Commitment Assignment and Acceptance

                           REQUEST FOR REGISTRATION
                           ------------------------

To: BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent, and Sunrise Medical, Inc., as Borrower

          THIS REQUEST FOR REGISTRATION OF ASSIGNEE is made as of the date of the enclosed Commitment Assignment and Acceptance with reference to that certain Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among Sunrise Medical Inc., a Delaware corporation (the "Borrower"), the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

          The Assignor and Assignee described below hereby request that Agent register the Assignee as a Lender pursuant to Section 11.08 of the Credit Agreement effective as of the Effective Date described in the Commitment Assignment and Acceptance.

          Enclosed with this Request are two counterpart originals of the Commitment Assignment and Acceptance as well as the original Bid Advance Note [and any original Committed Advance Note(s)] in favor of the Assignor in the aggregate principal amount of $_________. The Assignor and Assignee hereby jointly request that Agent cause [Borrower/Subsidiary Borrower] to issue a replacement Bid Advance Note [and Committed Advance Note], dated as of the Effective Date, pursuant to Section 11.08 of the Credit Agreement in favor of Assignor in the principal amount of the remainder of its Pro-Rata Share of the Commitment and in favor of the Assignee in the amount of the Assigned Pro-Rata Share.


          IN WITNESS WHEREOF, the Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of this ___ day of ___, 199__.

"Assignor"                           "Assignee"

___________________________          ___________________________

By:  ______________________          By:  ______________________

     Its:  ________________               Its:  ________________

                              CONSENT OF BORROWER
                              -------------------



TO:  The Assignor and Assignee referred to in the above Request for Registration


          The undersigned hereby certifies as follows:


          1. Borrower has consented, pursuant to the terms of the Loan Documents, to the assignment by the Assignor to the Assignee of the Assigned Pro-Rata Share pursuant to the attached Commitment Assignment and Acceptance.

          2. Agent has registered the Assignee as a Lender under the Credit Agreement, effective as of the Effective Date (as defined in the Commitment Assignment and Acceptance), with a Pro-Rata Share of the Commitment corresponding to the Assigned Pro-Rata Share and has adjusted the registered Pro-Rata Share of the Commitment of the Assignor to reflect the assignment of the Assigned Pro-Rata Share.


Approved:

Sunrise Medical, Inc.,
a Delaware corporation


By:________________________
Its:  _____________________

                                   EXHIBIT D
                                   ---------

                           CERTIFICATE OF EXTENSION
                           ------------------------

                                                           Dated:  _______, 199_

          Reference is made to that certain Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among Sunrise Medical Inc., a Delaware corporation (the "Borrower"), the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined in this Certificate of Extension ("Certificate") shall have the meanings assigned thereto in the Credit Agreement. This Certificate is delivered in accordance with Section 2.10(c) of the Credit Agreement.

1. The undersigned hereby certify that the Final Maturity Date for all Committed Advances made under the Credit Agreement is hereby extended by one year to January 15, 200_, pursuant to the Request for Extension, dated __________, 199_, delivered by Borrower.

2.   As of the date hereof, the Total Commitment is $______________.

3. The Amortization Dates will be as follows: January 15, 199_; January 15, 200_ ; January 15, 200_.


          IN WITNESS WHEREOF, the Lenders have caused this

Certificate of Extension to be executed and delivered by their respective officers or agents thereunto duly authorized as of the date first above written.


                             BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Agent


                             By:_______________________________
                                       Charles Graber
                                      Vice President


                             BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as a Lender


                             By: ______________________________
                                       Name:
                                       Title:


                             [LENDERS]


                             By: ______________________________
                                       Name:
                                       Title:

                                   EXHIBIT E
                                   ---------

                              NOTICE OF BORROWING
                              -------------------


                                                              Dated:  ____, 199_


          1.   This NOTICE OF BORROWING is executed and delivered by
[                              ] ("Borrower") to Bank of America National Trust
and Savings Association, as Agent ("Agent") pursuant to that certain Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among the Borrower, the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Agent, as agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement.

          2. Borrower hereby requests that the Lenders make a Committed Advance for the account of Borrower pursuant to the Agreement, as follows:

          a.   Amount of requested Committed Advance:     ___________/1/ [; the
               Dollar equivalent of such Committed Advance is $______]./2/

               [Wire Transfer Instructions:]

          b.   Date of requested Committed Advance:  ____________, 19__.

          c.   Type of requested Committed Advance (check one box only):

                 [_]  Base Rate Advance

                 [_]  Eurocurrency Rate Committed Advance, denominated in
                      ____________/3/, with a ___-month Interest Period


___________________

1.   Insert Dollars or specify Alternative Currency, as appropriate.

2.   Insert if Alternative Currency is being requested.

3.   Insert Dollars or specify Alternative Currency, as appropriate.

          d. The Leverage Ratio as of the most recent Compliance Certificate dated __________, 199_ was _________ and, accordingly, the
               Applicable Margin for the Committed Advance requested herein is
               __________.

          3. In connection with the Committed Advance requested herein, Borrower hereby represents, warrants and certifies to each Lender that, as of the date of the Committed Advance requested herein:

          a. Each representation and warranty contained in Article V of the Credit Agreement is true and correct in all material respects, before and after giving effect to the Committed Advance requested herein and to the application of the proceeds therefrom, as though made on and as of the date of the Committed Advance requested herein except to the extent any such representation and warranty is made as of any other date; and

          b. No event has occurred and is continuing, or would result from the Committed Advance requested herein or from the application of the proceeds therefrom which constitutes an Event of Default or a Default; and

          c. No event or circumstance has occurred since the Closing Date that constitutes a Material Adverse Effect; and

          d. There is not pending, or, to Borrower's knowledge, threatened, any action, suit, proceeding or investigation against or affecting Sunrise Medical, Inc. or any of its Subsidiaries or any property of any of them that constitutes a Material Adverse Effect.

          (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions Borrower is taking or proposes to take with respect thereto.)

          4. This Notice of Borrowing is executed on __________, 19__, by an officer of Borrower, on behalf of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


                                      BORROWER:
                                      [                       ], a corporation


                                      By:_______________________________________
                                         Title:   ______________________________

                                   EXHIBIT F
                                   ---------

                       NOTICE OF CONVERSION/CONTINUATION
                       ---------------------------------


                                                             Dated:_______, 199_

          1.   This NOTICE OF CONVERSION/CONTINUATION is executed and delivered
by [                               ] ("Borrower") to Bank of America National
Trust and Savings Association, as Agent, pursuant to that certain Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among the Borrower, the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Agent, as agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement.

          2.   Borrower requests that the Lenders:

               a. Convert _________ in principal amount of presently outstanding [Base Rate/Eurocurrency Committed Rate] Advances, denominated in Dollars, to [Base Rate/Eurocurrency Rate Committed] Advances, denominated in Dollars, on _________, 19__ [The Interest Period for such Eurocurrency Rate Committed Advances is requested to be _______ months.]

               b. Continue as Eurocurrency Rate Committed Advances ________ in principal amount of presently outstanding Eurocurrency Rate Committed Advances on _________, 19__. The Interest Period for such Eurocurrency Rate Committed Advances is requested to be _____ months.

          3. In connection with the Conversion/Continuation requested herein, Borrower hereby represents, warrants and certifies to each Lender that, as of the date hereof no event has occurred and is continuing, or would result from the [Conversion/Continuation] requested herein or from the application of the proceeds therefrom which constitutes an Event of Default or a Default.

          (If the foregoing statement is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions Borrower is taking or proposes to take with respect thereto.)

          4. This Notice of Conversion/Continuation is executed on __________, 19__ by an authorized officer of Borrower, on behalf of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


                                     BORROWER:

                                     [                       ]


                                     By:  ___________________________________
                                         Title:  ____________________________

                                   EXHIBIT G
                                   ---------

                            Election to Participate
                            -----------------------

                                                            Dated:  ______, 199_

     Reference is made to the Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among the Borrower, the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined in this Election to Participate shall have the meanings assigned thereto in the Credit Agreement. This Election to Participate is delivered in accordance with Section 4.03 of the Credit Agreement.

          _______________, a Foreign Subsidiary of [          ] ****, hereby
elects to become a Subsidiary Borrower under the Credit Agreement, and agrees to be bound by all the terms and conditions applicable to a Subsidiary Borrower under the Credit Agreement as of the date hereof.

     This Election to Participate is executed by the parties hereto as of the date first written above.


                                      Foreign Subsidiary
                                      ------------------
                                      [                ]


                                      By:____________________________________
                                         Name:
                                         Title:


(Signatures continue)





____________________

****  Insert Borrower or name of Subsidiary Borrower, as appropriate.

                                      SUNRISE MEDICAL, INC.,
                                        as Borrower and as Guarantor


                                      By:________________________________
                                         Name:
                                         Title:


                                      GUARANTORS
                                      ----------


                                      By:________________________________
                                         Name:
                                         As [title] for each of the
                                         following corporations:
                                         [List Guarantors]


Accepted and agreed this
____ day of _________, 199_.
[Lenders]

                                   EXHIBIT H
                                   ---------

                             REQUEST FOR EXTENSION
                             ---------------------

                                                         Dated:  _________, 199_

          1. This REQUEST FOR EXTENSION is executed and delivered by Sunrise Medical, Inc., a Delaware corporation ("Borrower") to Bank of America National Trust and Savings Association, as Agent, pursuant to that certain Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among the Borrower, the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Agent, as agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement.

          2. Borrower hereby requests that the Lenders extend the Final Maturity Date for all Committed Advances by one year to January 15, 200_.

          3. In connection with the extension requested herein, Borrower hereby represents, warrants and certifies to each Lender that, as of the date hereof no event has occurred and is continuing, or would result from the extension requested herein which constitutes an Event of Default or a Default.

          (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions Borrower is taking or proposes to take with respect thereto.)

          4. Borrower has heretofore delivered to the Lenders the financial statements required under Section 6.01(b) of the Credit Agreement for the immediately preceding Fiscal Year and the projected financial statements required under Section 6.01(c) of the Credit Agreement for the forthcoming Fiscal Years.

          5. This Request for Extension is executed on __________, 19__, by a Senior Officer of Borrower, on behalf of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


                                     SUNRISE MEDICAL, INC.,
                                       a Delaware corporation


                                     By: _______________________________________

                                         Title:  _______________________________

                                   EXHIBIT I
                                   ---------

                            COMPLIANCE CERTIFICATE
                            ----------------------



TO:  BANK OF AMERICA NATIONAL TRUST AND
     SAVINGS ASSOCIATION, as Agent


     Reference is made to that certain Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among Sunrise Medical Inc., a Delaware corporation (the "Borrower"), the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings assigned thereto in the Credit Agreement.

     This Certificate is delivered in accordance with Section 6.01(m) of the Credit Agreement.

     As used herein, "Subject Period" means the fiscal period consisting of the Fiscal Quarter ending on the date of the attached financial statements and the three immediately preceding Fiscal Quarters. All balance sheet items are as of the date of the attached financial statements.


A.   COMPLIANCE WITH FINANCIAL COVENANTS
     -----------------------------------

     Computations showing compliance with Sections 7.03, 7.09, 7.10, 7.11 and
7.14 of the Credit Agreement are as follows:

     1.   7.03; Investments and Acquisitions.  As of the date of the attached
          ----------------------------------
financial statements:

     A. The purchase prices paid for, and the Indebtedness assumed in, Acquisitions of the stock or assets of a Person engaged in business of the same general type as that of the Borrower and its Subsidiaries made (i) during the period commencing on June 30, 1995 and ending on December 31, 1995, or (ii) during the calendar year to the date of the attached financial statements, and the dates of such Acquisitions, are as follows:

                                              Price/Indebtedness
          Acquisition         Date                  Assumed
          -----------         ----            ------------------



                                              Total:    $_________

     B.   Shareholders Equity (before giving effect to
          each Acquisition) :                           $_________

     C.   25% of Shareholders Equity (Line 1B x 25%):   $_________

          Maximum Permitted: (x) 25% of Shareholders Equity (before giving effect to each Acquisition) during the period commencing on June 30, 1995 and ending on December 31, 1995, and (y) thereafter, 25% of Shareholders Equity (before giving effect to each Acquisition) during any calendar year period.

     2.   7.09; Leverage Ratio.  As of the date of the attached financial
          --------------------
statements, the Leverage Ratio was ___:1.00.

          The foregoing ratio is computed as follows:

     A.   Consolidated Funded Indebtedness:

          1.   Principal amount of all obligations
               and liabilities for borrowed money:      $_________

          2.   Portion of obligations with respect
               to capital leases which is capitalized
               in the consolidated balance sheet:       $_________

          3.  All Contingent Obligations for Persons
               other than Borrower  and its
               Subsidiaries (without duplication):      $_________

          4. Consolidated Funded Indebtedness
               (Lines A1+A2+A3):                        $
                                                         =========

     B.   Consolidated EBITDA:

          1.  Consolidated Net Income for Subject
               Period:                                  $_________

          2.  Interest Charges for Subject
               Period:                                  $_________

          3.  Taxes on Consolidated Net
              Income for Subject Period:               $_________

          4.  Depreciation and amortization
               for Subject Period:                      $_________

          5.  Consolidated EBITDA
              (Lines B1+B2+B3+B4):                     $
                                                         =========

     C.   Leverage Ratio (Line A4 divided
          by Line B5):                                     to 1:00
                                                     =====

     D.   Maximum Permitted Leverage Ratio:           3.50 to 1.00


     3.   7.10; Minimum Consolidated Tangible Net Worth.
          ---------------------------------------------

     A.   Actual Consolidated Tangible Net Worth
          for covenant:

          1.   Shareholders' Equity:                    $_________

          2.   Intangible Assets:                       $_________

               a.   Intangible Assets per Generally
                    Accepted Accounting Principles:     $_________

               b.   Intangible Assets counted for
                    covenant (Line 2a less
                                      ----
                    $72,000,000):                       $_________

          3.   Actual Consolidated Tangible Net
               Worth for covenant (line A1 less 2b):    $
                                           ----          =========

     B.   50% of Consolidated Net Income after
          June 30, 1995 (no reduction for losses):      $_________

     C.   50% of the net proceeds from issuance
          of equity securities of Borrower
          after June 30, 1995:                          $_________

     D.   50% of Intangible Assets related to
          acquisitions completed after June 30, 1995:


                                              50% of Intangible
     Acquisition              Date                 Assets
     -----------              ----            -----------------




                                              Total:    $_________

     E.   Minimum required Consolidated Tangible Net Worth
          (Lines B+C+$83,000,000 less Line D):          $_________
                                 ----

     F.   Excess (Deficient) Consolidated Tangible
          Net Worth (Line A3 less Line E3):             $
                             ----                        =========

     For purposes hereof, the amount of Intangible Assets should be determined with reference to the applicable foreign exchange rate on the date any such Intangible Asset was acquired, and no adjustments shall be made to the book value of Intangible Assets as a result of foreign currency fluctuations.


     4.   7.11; Interest Coverage Ratio.  As of the date of the attached
          -----------------------------
financial statements, the Interest Coverage Ratio was ___:1.00.


     The foregoing ratio is computed as follows:

     A.   Adjusted Cash Flow for the Subject
          Period (as computed below):                   $_________

     B.   Debt Service for Subject Period
          (as computed below):                          $_________

     C.   Interest Coverage Ratio (Line A / line B):    ___:1.00

     D.   Minimum Requirement:                          1.50:1.00

           INTEREST COVERAGE RATIO - ADJUSTED CASH FLOW COMPUTATION
           --------------------------------------------------------


     In the computation of Interest Coverage Ratio, "Adjusted Cash Flow" is computed as follows, without duplication, and, in the case of depreciation, amortization, deferred taxes and other non-Cash expenses, including non-Cash amounts relating to non-recurring charges to the extent that such charges will not result in future cash outflows, and Interest Charges, in each case only to the extent deducted from revenues to arrive at Consolidated Net Income for such fiscal period:

                                         Most           First         Second          Third
                                        Recent        Preceding      Preceding      Preceding
                                        Fiscal         Fiscal         Fiscal         Fiscal
                                        Quarter        Quarter        Quarter        Quarter        Total
Consolidated Net Income for that        $_______       _______        _______        _______       $_______
fiscal period

plus depreciation and amortization      $_______       _______        _______        _______       $_______

plus deferred taxes                     $_______       _______        _______        _______       $_______

plus other non-Cash expenses,           $_______       _______        _______        _______       $_______
including non-Cash amounts relating
to non-recurring charges to the
extent that such charges will not
result in future cash outflows for
that fiscal period

plus Interest Charges expensed           $_______       _______        _______        _______       $_______
during that fiscal period

minus Capital Expenditures made by       $_______       _______        _______        _______       $_______
Borrower or any Subsidiary  during
that fiscal period

minus the aggregate dividends made       $_______       _______        _______        _______       $_______
by Borrower to its shareholders and
by any Subsidiary which is not a
wholly-owned subsidiary to its
minority shareholders, during that
fiscal period

equals Adjusted Cash Flow                $_______       _______        _______        _______       $_______

              INTEREST COVERAGE RATIO - DEBT SERVICE COMPUTATION
              --------------------------------------------------



          In the computation of Interest Coverage Ratio, "Debt Service" is computed as follows:

                      Most           First         Second          Third
                     Recent        Preceding      Preceding      Preceding
                     Fiscal         Fiscal         Fiscal         Fiscal
                     Quarter        Quarter        Quarter        Quarter        Total
Interest Charges     $_______       _______        _______        _______       $_______
for that fiscal
period

Plus Current         $_______       _______        _______        _______       $_______
Maturities of
Long-Term Debt

equals Debt          $_______       _______        _______        _______       $_______
Service

     5.   7.14; Restricted Junior Payments.
          --------------------------------

     A.   Restricted Junior Payments made during
          the 12-month period ending on the date of
          the attached financial statements:            $_________

     B.   Shareholders Equity as of date of
          attached financial statements:                $_________

     C.   15% of Shareholders Equity (Line 5B x 15%):   $_________

          Maximum Permitted: 15% of Shareholders Equity during such 12-month period.

     D.   Amount of purchases and redemptions in
          clause (c) of Section 7.14:                   $_________

          Maximum Permitted:                            $200,000


B.   PERFORMANCE OF OBLIGATIONS
     --------------------------

     A review of the activities of Borrower and its Subsidiaries during the fiscal period covered by the attached financial statements has been made under my supervision with a view to determining whether during such fiscal period Borrower and its respective Subsidiaries performed and observed all of their respective Obligations under the Loan Documents. Except as described in an attached document (which includes the response thereto which Borrower has taken or proposes to take) or in an earlier Compliance Certificate, to the best of my knowledge, as of the date of this Compliance Certificate there is no Default or Event of Default.


C.   NO MATERIAL ADVERSE CHANGE.
     --------------------------

     To the best of my knowledge, except as described in an attached document or in an earlier Compliance Certificate, no Material Adverse Effect has occurred since the date of the most recent Compliance Certificate delivered to the Lenders.


Dated:  _______________, 19___


                         SUNRISE MEDICAL, INC.


                         By:  _______________________
                         Title:  ____________________

                                   EXHIBIT J
                                   ---------
                        FORM OF COMPETITIVE BID REQUEST
                        -------------------------------

                                                    _____________________, 199__

Bank of America National Trust
  and Savings Association,
  as Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Agency Management Services #5596

Ladies and Gentlemen:

     Reference is made to the Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among the undersigned Borrower, the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings assigned thereto in the Credit Agreement.

          The Borrower hereby requests an auction for Bid Advances. In connection therewith, this is a Competitive Bid Request for Bid Advances pursuant to Section 2.08(a) of the Credit Agreement as follows:

          (i) The borrowing date (which shall be a Business Day) of the proposed Bid Borrowing is _______________, 199__.

          (ii) The aggregate amount of the proposed Bid Borrowing is $__________________.

          (iii) The proposed Bid Borrowing to be made pursuant to Section 2.08 shall be comprised of [Eurocurrency Rate] [Absolute Rate] Bid Advances.

          (iv) The Interest Period[s] for the Bid Advances comprised in the Bid Borrowing shall be ________________, _______________, ________________
     and ________________.


                          SUNRISE MEDICAL, INC.,
                          a Delaware corporation

                          By:  _______________________________
                               Name:
                               Title:

                                   EXHIBIT K
                                   ---------

                    FORM OF INVITATION FOR COMPETITIVE BIDS
                    ---------------------------------------


VIA FACSIMILE
-------------

To the Lenders Listed on Schedule A hereto:


Ladies and Gentlemen:

          Reference is made to the Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among the Borrower, the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings assigned thereto in the Credit Agreement.

          Pursuant to Section 2.08(b) of the Credit Agreement, you are hereby invited to submit offers to make Bid Advances to the Borrower based on the following specifications:

          1.   Borrowing date:  _____________, 1994;

          2.   Aggregate amount requested by the Borrower $___________;

          3.   [Eurocurrency Rate Bid Advance] [Absolute Rate Bid Advance]; and

          4.   Interest Period[s]:  _____________, ___________, ______________,
               and _____________.


          All Competitive Bids must be substantially in the form of Exhibit L to the Credit Agreement and must be received by the Agent no later than 7:00 A.M. (San Francisco time) on ____________, 199_.

                                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION, as the Agent


                                  By: ______________________________________
                                                  Vice President

                                  SCHEDULE A
                                      TO
                        INVITATION FOR COMPETITIVE BIDS



                                [List Lenders]

                                   EXHIBIT L
                                   ---------
                            FORM OF COMPETITIVE BID
                            -----------------------

                                                         ________________, 199__

Bank of America National Trust
  and Savings Association,
  as Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Agency Management Services #5596

Ladies and Gentlemen:

          Reference is made to the Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among the Borrower, the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings assigned thereto in the Credit Agreement.

          In response to the Competitive Bid Request of the Borrower dated ______________, 199__ and in accordance with Section 2.08(c) of the Credit Agreement, the undersigned Lender offers to make Bid Advance[s] thereunder in the following principal amount[s] at the following interest rates for the following Interest Period[s]:

Date of Borrowing:  ____________________, 199__

Aggregate Maximum Bid Amount:  $_______________

I.        Interest Period:  ___________________

          A.  Principal Amount:  ______________
               Interest:
               [Absolute Rate:  ________%] or
               [Eurocurrency Rate Bid Margin:  +/- ________%]

          B.  Principal Amount:  ______________
               Interest:
               [Absolute Rate:  _______%] or
               [Eurocurrency Rate Bid Margin:  +/- ________%]

          C.  Principal Amount:  ______________
               Interest:
               [Absolute Rate:  ________%] or
               [Eurocurrency Rate Bid Margin:  +/- ________%]

          D.  Principal Amount:  ______________
               Interest:
               [Absolute Rate:  ________%] or
                    [Eurocurrency Rate Bid Margin:  +/- ________%]

II.       Interest Period:  _________________

          A.  Principal Amount:  ____________
               Interest:
               [Absolute Rate:   _______%] or
               [Eurocurrency Rate Bid Margin:  +/- _________%]

          B.  Principal Amount:  ____________
               Interest:
               [Absolute Rate:  ________%] or
               [Eurocurrency Rate Bid Margin:  +/- _________%]

          C.  Principal Amount:  ____________
               Interest:
               [Absolute Rate:  ________%] or
               [Eurocurrency Rate Bid Margin:  +/- _________%]

III.      Interest Period:

          A.  Principal Amount:  ____________
               Interest:
               [Absolute Rate:  ________%] or
               [Eurocurrency Rate Bid Margin:  +/- _________%]

          B.  Principal Amount:
               Interest:
               [Absolute Rate:   _______%] or
               [Eurocurrency Rate Bid Margin:  +/- _________%]

          C.  Principal Amount:  ____________
               Interest:
               [Absolute Rate:  ________%] or
               [Eurocurrency Rate Bid Margin:  +/-  _________%]

IV.       Interest Period:  _________________

          A.  Principal Amount:  ____________
               Interest:
               [Absolute Rate:  ________%] or
               [Eurocurrency Rate Bid Margin:  +/- _________%]

          B.  Principal Amount:  ____________
               Interest:
               [Absolute Rate:  ________%] or
               [Eurocurrency Rate Bid Margin:  +/- _________%]

          C.  Principal Amount:  ______________
               Interest:
               [Absolute Rate:  ________%] or
               [Eurocurrency Rate Bid Margin:  +/- _________%]



                              [NAME OF LENDER/DESIGNATED BIDDER]


                              By: ________________________
                              Title: _____________________

                                   EXHIBIT M
                                   ---------

                         SUBORDINATED PROMISSORY NOTE
                         ----------------------------



                                                        _________________, 199__



FOR VALUE RECEIVED, Sunrise Medical Inc., a Delaware corporation (the "Maker"), having it's principal place of business at 2382 Faraday Avenue, Suite 200, Carlsbad, California 92008 hereby promises to pay ____________________________,
the principal sum of                    (               ), which principal shall
                     ------------------------------------
be due in five equal payments of                    (             ) each on
                                 ----------------------------------
_________________, 1996, 1997, 1998, 1999 and 2000.  The outstanding principal amount shall bear interest at the rate of ______% per annum, with interest payable quarterly until this note is fully paid. [The note shall be guaranteed by the general credit of Sunrise Medical Inc. ("Guarantor"), the 100% shareholder of __________________________.]

This Note may be prepaid at the option of the Maker in whole at any time or in part from time to time without notice or penalty. Each such prepayment shall be applied to accrued but unpaid interest and then to the next installment(s) of principal becoming due.

This Note is issued pursuant to a _____________________ Purchase Agreement, dated ___________________, (the "Agreement"), between Sunrise Medical Inc. and the vendors of ________________________. This Note is subject to provisions of the Agreement, including, without limitation, adjustment of, and offset to the principal amount pursuant to the Agreement.

If an Event of Default (as hereinafter defined shall occur, then, at the option of the holder hereof, and subject to the subordination provisions below, this Note shall upon presentment become immediately due and payable.

An "Event of Default" shall be deemed to have occurred hereunder if (a) the Maker shall fail to make any payment under this Note in full when due and such failure shall not be cured within twenty (20) days following receipt of written notice thereof; (b) any proceeding shall be commenced by the Maker, as debtor, under any bankruptcy, reorganization, insolvency, readjustment of debt, arrangement, receivership or liquidation law or statute, and such proceeding is not dismissed within 60 days or is not timely controverted in good faith and on reasonable grounds by the Maker or an order of relief is granted in such proceedings.

The indebtedness represented by this Note (including the interest thereon) shall be subordinate and junior in right of payment, to the extent set forth herein, to the prior payment in full of all indebtedness (including, without limitation, all interest accrued thereon and all fees and expenses accrued or incurred in relation thereto) of the Maker or the Guarantor, whether presently existing or hereafter incurred, and any extensions, renewals or modifications thereof, for money borrowed from or guaranteed to any banks, trust companies, insurance companies or other lending institutions (the "Senior Indebtedness").

The indebtedness represented by this Note (including the interest thereon) shall be equal in priority with all other Acquisition Indebtedness (as hereinafter defined) including, without limitation, all interest incurred in relation thereto of the Maker or the Guarantor. "Acquisition Indebtedness" shall mean all indebtedness of the Maker or the Guarantor incurred in full or partial payment for the assets or stock associated with business acquired by the Maker or the Guarantor heretofore except Senior Indebtedness arising as a result of each acquisition.

No payment shall be made hereunder if an event which would, or which with the giving of notice or passage of time would, permit any Senior Indebtedness to be accelerated and to become immediately due at the option of the holder thereof shall have occurred and be continuing or would occur and exist by virtue of such payment, and such event shall not have been waived or consented to by the holders of such Senior Indebtedness.

In the event an Event of Default occurs hereunder, or any voluntary liquidation, dissolution or other winding up of the Maker or Guarantor, shall occur, all Senior Indebtedness must first be paid in full before any payment or distribution of any character shall be made in respect of this Note, and all payments and distributions which would otherwise (but for the terms hereof) be payable or deliverable in respect of this Note shall be paid or delivered directly to the holder of Senior Indebtedness at the time outstanding, in accordance with the priorities of payment thereof, until all such Senior Indebtedness shall have been paid in full. If any payment or distribution shall be received by any holder of this Note in contravention of any of the terms hereof and before all Senior Indebtedness shall be paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness at the time outstanding for application to the payment of all Senior Indebtedness remaining unpaid, in accordance with the priorities of payment thereof, to the extent necessary to pay all Senior Indebtedness in full.

No act or failure to act on the part of the Maker, and no default or breach of any agreement of the Maker, whether or not herein set forth, shall in any way prevent or limit the holder of any Senior Indebtedness from enforcing fully the subordination herein provided for, irrespective of any knowledge or notice which such holder hereof may at any time have.

So long as any Senior Indebtedness shall be outstanding, the Maker shall not, without the prior written consent of the holders thereof, alter or amend any of the terms of this Note in any manner which might adversely affect the holder of Senior Indebtedness. Nothing in this Note shall impair or qualify, as between the Maker and holder hereof, (i) the obligation of the Maker to pay the holder hereof the principal of and interest on this Note when and as due as set forth elsewhere herein, or (ii) the rights of the holder hereof upon an Event of Default, all subject to the rights of the holders of Senior Indebtedness as provided herein.

The Maker hereby waives all rights to offset against its obligations hereunder claims which it may now or hereafter have against the payee or subsequent holder hereof, except for claims arising under the Agreement or any agreement or instruments entered into pursuant thereto.

If any action should be commenced to collect this Note or any portion thereof, such sum as the Court may deed reasonable shall be added hereto as attorneys' fees. The prevailing party shall be entitled to recover its reasonably attorney's fees and costs of suit.

In the event that any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise enforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

This Note shall be governed by and construed in accordance with the laws of _____________________ without regard to principles of conflict of laws, and may not be amended, modified or cancelled orally.



                                  SUNRISE MEDICAL INC.


                                  By:____________________________

                                   EXHIBIT N
                                   ---------
                DESIGNATED BIDDER AGREEMENT AND ACKNOWLEDGMENT
                ----------------------------------------------



                                                         ________________, 199__


Bank of America National Trust
  and Savings Association,
  as Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Agency Management Services #5596
Attention:  Charles Graber
          Vice President

                    Re:  Sunrise Medical, Inc.

Ladies and Gentlemen:

          Reference is made to the Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among Sunrise Medical, Inc., the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings assigned thereto in the Credit Agreement. This Designated Bidder Agreement and Acknowledgment ("Agreement") is entered into pursuant to Section 2.07(b) of the Credit Agreement.

          1. _______________, a Lender under the Credit Agreement, hereby designates ______________________ (the "Designee") to become a Designated Bidder under the Credit Agreement.

          2. The undersigned hereby jointly and severally represent and warrant to the Borrowers, the Agent and the Lenders as follows:

          (a) The Designee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

     (b) This Agreement constitutes the legal, valid and binding obligation of the Designee;

     (c) The Designee has independently and without reliance upon the Agent and based on such documents and information as the Designee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Designee will, independently and without reliance upon the Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;

     (d) The Designee has received copies of such of the Loan Documents delivered pursuant to Section 4.01 or Section 4.02 of the Credit Agreement as it has requested, together with copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement;

     (e) The Designee will perform all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender with respect to Bid Advances; and

     (f)  The Designee is a Designated Bidder.

     3. The Designee hereby accepts and assumes the rights and obligations of a Lender with respect to Bid Advances, subject to Section 2.07(b) of the Credit Agreement, as of the date this Agreement is acknowledged by the Agent (the "Effective Date"). As the Effective Date, the Designee shall have such rights and obligations of a Lender under the Loan Documents with respect to Bid Advances. Designee hereby appoints and authorizes the Agent to take such actions and to exercise such powers under the Credit Agreement as are delegated to the Agent by Sections 2.07 and 2.08 and Article X of the Credit Agreement.

          The Designee's Domestic Lending Office and Eurocurrency Lending Office for purposes of the Credit Agreement are those offices designated as such on
Schedule I hereto.

     4. Concurrently with the execution of this Agreement, Designee shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Agreement, to be forwarded to the Agent. The undersigned further agree to execute and deliver such other instruments, and take such other action, as Agent may reasonably request in connection with the transactions contemplated by this Agreement.

     5. The Designee hereby requests that Sunrise execute and deliver a Bid Advance Note to evidence Bid Advances made by the undersigned.

          6. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. FOR ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT, THE DESIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA.

          7. All communications among the parties or notices in connection herewith shall be in writing, hand delivered or sent by registered airmail, postage prepaid, or by telex, telegram or cable, addressed to the appropriate party at its address set forth on Schedule 1 hereto. All such communications and notices shall be effective upon receipt.

          8. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Designee shall not assign its rights or obligations, and any purported assignment shall be void.

          9. This Agreement may be executed in counterparts, each of which when executed and delivered will be deemed to be an original and both of which counterparts taken together will be deemed to be but one and the same instrument. The execution of this Agreement by either party hereto will not become effective until counterparts hereof have been executed by both parties hereto.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

                                  "Lender"

                                  ___________________________________
                                  By:  ______________________________
                                  Its:  _____________________________


                                  "Designee"


                                  ___________________________________
                                  By:  ______________________________
                                  Its:  _____________________________

                                 Exhibit 1 to
                Designated Bidder Agreement and Acknowledgement


                      Designee's Domestic Lending Office
                       and Eurocurrency Lending Office.

         Exhibit A to Designated Bidder Agreement and Acknowledgement


                           REQUEST FOR REGISTRATION
                           ------------------------

To:       BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent


               THIS REQUEST FOR REGISTRATION OF DESIGNATED BIDDER is made as of the date of the enclosed Designated Bidder Agreement and Acknowledgement with reference to that certain Second Amended and Restated Credit Agreement dated as of September 29, 1995, by and among Sunrise Medical Inc., a Delaware corporation (the "Borrower"), the Subsidiary Borrowers, the Guarantors, the Lenders party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Agent for the Lenders (as amended, further restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

               The undersigned hereby request that Agent register the Designee as a Designated Bidder under the Credit Agreement effective as of the date this request is acknowledged by the Agent below.

               Enclosed with this Request are two counterpart originals of the Designated Bidder Agreement and Acknowledgement. The undersigned hereby jointly request that Agent cause Sunrise to issue a new Bid Advance Note in favor of Designee in the principal amount of the undersigned Lender's Commitment.


               IN WITNESS WHEREOF, the undersigned have executed this Request for Registration by their duly authorized officers as of this ___ day of ___, 199__.


"Lender"                              "Designated Bidder"

___________________________           ___________________________
By:  ______________________           By:  ______________________

Its:  ____________________            Its:  _____________________

                           ACKNOWLEDGEMENT BY AGENT
                           ------------------------



TO: The Lender and Designated Bidder referred to in the above Request for Registration


          The undersigned hereby certifies as follows:

          1. Agent hereby acknowledges, pursuant to the terms of the Loan Documents, to the designation by the Lender of the Designee as a Designated Bidder pursuant to the attached Designated Bidder Agreement and Acknowledgement.

          2. Agent has registered the Designee as a Designated Bidder under the Credit Agreement, effective as of the date hereof.


                                   Acknowledged:

                                   BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as Agent


                                   By:________________________________

                                   Its:

                                   Effective Date:  __________________